As filed with the Securities and Exchange Commission on June 2, 2014

Registration No. 333-194475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Melrose Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	47-0967316
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

638 Main Street

Melrose, Massachusetts 02176

(781) 665-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Jeffrey D. Jones

President and Chief Executive Officer

638 Main Street

Melrose, Massachusetts 02176

(781) 665-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven Lanter, Esq. Kent M. Krudys, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Edward Olifer, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, D.C. 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,580,425 shares	$10.00	$ 35,804,250 (1)	$ 4,612 (2)
Participation Interests	426,613			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously filed.
(3)	The securities of Melrose Bancorp, Inc. to be purchased by the Melrose Cooperative Bank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

MELROSE COOPERATIVE BANK

401(k) PLAN

Offering of Participation Interests in up to 426,613 Shares of

MELROSE BANCORP, INC.

Common Stock

In connection with the conversion of Melrose Cooperative Bank, a Massachusetts mutual co-operative bank headquartered in Melrose, MA, from the mutual to the stock form of organization, Melrose Bancorp, Inc., a newly formed Maryland corporation and holding company of Melrose Cooperative Bank (“Melrose Bancorp”), is offering shares of common stock for sale at $10.00. Accordingly, in connection with the conversion, Melrose Bancorp is allowing participants in the Melrose Cooperative Bank 401(k) Plan (the “401(k) Plan”) to invest all or a portion of their 401(k) Plan accounts in the common stock of Melrose Bancorp (“Common Stock”). Based upon the value of the 401(k) Plan assets at April 15, 2014 (the effective date of the 401(k) Plan), the trustee of the 401(k) Plan could purchase up to 426,613 shares of Melrose Bancorp Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in Melrose Bancorp Common Stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of Melrose Bancorp dated                 , 2014, which is provided with this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of Melrose Bancorp and the financial condition, results of operations and business of Melrose Cooperative Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page          of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Melrose Bancorp, in the stock offering, of Melrose Bancorp Common Stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. Melrose Bancorp, Melrose Cooperative Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Melrose Bancorp Common Stock shall under any circumstances imply that there has been no change in the affairs of Melrose Bancorp, Melrose Cooperative Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2014.

THE OFFERING

Securities Offered

Melrose Bancorp is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of Melrose Bancorp Common Stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of a share of Melrose Bancorp Common Stock that is acquired by the 401(k) Plan pursuant to your election, and is the equivalent to one share of Melrose Bancorp Common Stock. In this prospectus supplement, “participation interests” will be referred to as shares of Melrose Bancorp Common Stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 426,613 shares of Melrose Bancorp Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of April 15, 2014.

Only employees of Melrose Cooperative Bank may become participants in the 401(k) Plan and only participants may purchase shares of Melrose Bancorp Common Stock. Your investment in shares of Melrose Bancorp Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of Melrose Bancorp and Melrose Cooperative Bank is contained in the accompanying prospectus. The address of the administrative executive office of Melrose Bancorp and Melrose Cooperative Bank is 638 Main Street, Melrose, MA 02176. Melrose Cooperative Bank’s telephone number at this address is (781) 665-2500.

All questions about this prospectus supplement should be addressed to Shirley Kelley, Vice President Branch Operations & Compliance at Melrose Cooperative Bank; telephone #: (339) 293-5007; email: kelleys@melrosecoop.com.

Questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the 401(k) Plan may be directed to the Stock Information Center at (800) ___-____, Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern Time.

Election to Purchase Melrose Bancorp Common Stock	In connection with the stock offering, you may elect to designate a percentage of 401(k) Plan account balance (up to 100 percent) to be used to purchase shares of Melrose Bancorp Common Stock in the stock offering. The trustee of the 401(k) Plan will purchase Melrose Bancorp Common Stock at $10.00 per share, in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities

All 401(k) Plan participants are eligible to make an election to purchase Melrose Bancorp Common Stock in the stock offering. However, such elections are subject to the purchase priorities in the Plan of Conversion and Reorganization of Melrose Cooperative Bank, which provides for a subscription offering and a community offering. In the offering, purchase priorities are as follows and apply in case more shares of Melrose Bancorp Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)    Each depositor of Melrose Cooperative Bank with aggregate account balances of at least $50 at the close of business on December 31, 2012, get first priority.

(2)    Each depositor of Melrose Cooperative Bank with aggregate account balances of at least $50 at the close of business on _________, 201_, get second priority.

(3)    Melrose Cooperative Bank’s tax-qualified plans, specifically the employee stock ownership plan and the 401(k) Plan, get third priority.

Community Offering:

(4)    Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “Community Offering,” with a preference given to natural persons (including trusts of natural persons) residing in the City of Melrose, Massachusetts.

If you fall into purchase priority (1) or (2), you have subscription rights to purchase Melrose Bancorp Common Stock in the subscription offering. You may use up to 100% of your 401(k) Plan account balance to pay for the shares of Melrose Bancorp Common Stock. However, if you are unable to purchase shares of Melrose Bancorp Common Stock through purchase priority (1) or (2), your stock order may be filled through purchase priority (3), reserved for Melrose Cooperative Bank’s tax-qualified plans. If your stock order cannot be filled through purchase priority (3), your order will be treated as a community offering order. Subscription offering orders will have preference over community offering orders in the event of oversubscription.

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If you fall into purchase priority (1) or (2), you will separately receive an offering materials package in the mail, including a stock order form. You may use the stock order form to purchase shares of Melrose Bancorp Common Stock outside the 401(k) Plan. Please refer to the prospectus for information on how to make such purchases.

Additionally, or instead of placing an order outside of the 401(k) Plan using a stock order form, you may place an order for the purchase of Melrose Bancorp Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan During the Offering”

Purchases in the Stock Offering and Oversubscriptions

The trustee of the 401(k) Plan will purchase shares of Melrose Bancorp Common Stock in the stock offering based on the designated percentage set forth on your Special Investment Election Form. Specifically, on the second business day following the conclusion of the 401(k) Plan Offering Period (as defined below), each of your current investments funds within your 401(k) Plan account will be liquidated pro-rata based on your designated percentage, and the proceeds (rounded down to the nearest $10 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks later. We will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all, of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of Melrose Bancorp Common Stock. Following the formal closing of the stock offering, your purchased shares of Melrose Bancorp Common Stock will be reflected in the Melrose Bancorp Stock Fund, each share initially valued at $10.00. Your ownership interest in the Melrose Bancorp Stock Fund will initially be based on the number of shares of Melrose Bancorp Common Stock that you purchased through the 401(k) Plan in the stock offering. Please see “Composition of the Melrose Bancorp Stock Fund” for further details. Your ownership interest in the Melrose Bancorp Stock Fund will be based on the number of shares of Melrose Bancorp Common Stock that you purchased through the 401(k) Plan.

In the event the offering is oversubscribed, i.e., there are more orders for Melrose Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase Melrose Bancorp Common Stock in the stock offering, the amount that cannot be invested in

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Melrose Bancorp Common Stock, and any interest earned on such amount, will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription.

If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of Melrose Bancorp Common Stock in the stock offering, your account balance will remain invested in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the Melrose Bancorp Stock Fund

Shares purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the Melrose Bancorp Stock Fund. The Melrose Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Melrose Bancorp Stock Fund will initially consist solely of shares of Melrose Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the Melrose Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Melrose Bancorp Stock Fund. Your ownership interest in the Melrose Bancorp Stock Fund will be denominated in stock units.

A stock unit will initially be valued at $10.00 per stock unit (which is the purchase price of Melrose Bancorp Common Stock in the stock offering). After the stock offering, a stock unit will consist of a percentage interest in both Melrose Bancorp Common Stock and cash held in the Melrose Bancorp Stock Fund. Stock unit values (similar to the stock’s share price) and the number of stock units (similar to number of shares) are used to communicate the dollar value of the participant’s interest in the Melrose Bancorp Stock Fund. Each day the stock unit value of the Melrose Bancorp Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of stock units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price of Melrose Bancorp Common Stock, any cash dividends accrued and the interest earned on the cash component of the Melrose Bancorp Stock Fund, less any investment management fees (if applicable). Investment in Melrose Bancorp Common Stock

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involves special risks common to investments in shares of Melrose Bancorp Common Stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The market value and stock unit holdings of your 401(k) Plan account in the Melrose Bancorp Stock Fund will be reported to you on your quarterly statements, which may be accessed through your participant website.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the purchase of Melrose Bancorp Common Stock in the stock offering.

The trustee of the 401(k) Plan will then subscribe for shares of the Melrose Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase Melrose Bancorp Common Stock through the 401(k) Plan, the minimum investment will be the purchase of 25 shares of Melrose Bancorp Common Stock, which equals $250. The prospectus describes maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	As of April 15, 2014, the market value of the assets of the 401(k) Plan was approximately $4,266,130, all of which is eligible to purchase Melrose Bancorp Common Stock in the stock offering.
How to Order Common Stock Through the 401(k) Plan During the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase Melrose Bancorp Common Stock in the stock offering through the Melrose Bancorp Stock Fund. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•   Using your Special Investment Election Form, you can designate a percentage (up to 100%) of your total 401(k) Plan account balance to be used to purchase Melrose Bancorp Common Stock.

•   Your election is subject to a minimum purchase of 25 shares of Melrose Bancorp Common Stock at the purchase price of $10.00 per share.

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•   Your election, plus any order you placed outside the Plan using a stock order form, are together subject to a maximum purchase limit of no more than 30,000 shares of the Melrose Bancorp Common Stock in the stock offering, which equals $300,000.

•   The election period for the 401(k) Plan ends at 5:00 p.m., Eastern Time, on __________, ___________, 2014 (the “401(k) Plan Offering Period”).

•   During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to be used to purchase Melrose Bancorp Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase Melrose Bancorp Common Stock on your Special Investment Election Form.

•   On the second business day following the 401(k) Plan Offering Period, the 401(k) Plan trustee will sell, on a pro-rata basis, a percentage of each of your investment funds within your 401(k) Plan account based on the percentage designated in your Special Investment Election Form. You cannot choose the particular investment fund that will be liquidated to fund the stock purchase. Thereafter, the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the 401(k) Plan Offering Period.

•   Following the formal closing of the stock offering, your purchased shares of Melrose Bancorp Common Stock will be reflected in the Melrose Bancorp Stock Fund, which will be denominated in stock units. Any remaining dollar amounts remaining in the interest bearing account because the amounts could not be used by the trustee to purchase Melrose Bancorp Common Stock in the stock offering will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

If you wish to purchase Melrose Bancorp Common Stock in the stock offering through the 401(k) Plan, you should indicate that on your Special Investment Election Form. If you do not wish to make an election, you should check the box D on the Special Investment Election Form. You may return the form in one of several ways: using the self-addressed pre-paid envelope, by

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faxing it to (781) 665-2871, or by delivering it in person or by email at kelleys@melrosecoop.com, to Shirley Kelley, Vice President Branch Operations & Compliance at Melrose Cooperative Bank, 638 Main Street, Melrose, MA 02176 to be received no later than 5:00 p.m., Eastern Time, on _________, 2014.

Special Investment Election Form Delivery Deadline

If you wish to purchase Melrose Bancorp Common Stock through the 401(k) Plan, you must return your Special Investment Election Form to Shirley Kelley, Vice President Branch Operations & Compliance at Melrose Cooperative Bank, 638 Main Street, Melrose, MA 02176 to be received no later than 5:00 p.m., Eastern Time, on _________, 2014. You may return your Special Investment Election Form by hand delivery, regular mail using the self-addressed pre-paid envelope, email (sending it to kelleys@melrosecoop.com) or by faxing it to (781) 665-2871 so long as it is received by the time and date specified.

Irrevocability of Transfer Direction

Once you make an election to purchase shares of Melrose Bancorp Common Stock in the stock offering through the 401(k) Plan, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of Melrose Bancorp Common Stock among all of the other investment funds in the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase Melrose Bancorp Common Stock after the stock offering through the 401(k) Plan, provided however that only up to 50% of your future contributions may be invested in the Melrose Bancorp Stock Fund. You will also be able to sell your interest in the Melrose Bancorp Stock Fund (subject to the restrictions below).

After the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Melrose Bancorp Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis. However, please be advised that your ability to buy or sell Melrose Bancorp Common Stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If Melrose Bancorp Common Stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell Melrose Bancorp Common Stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for Melrose Bancorp Common Stock may be less or more than its fair market value on the date of your election.

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Special restrictions may apply to purchasing shares of Melrose Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Melrose Bancorp. Please note that if you are an officer of Melrose Cooperative Bank that is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares of Melrose Bancorp Common Stock acquired in the stock offering for one year, the Melrose Bancorp Common Stock that you purchased in the stock offering through the 401(k) Plan (and held by the Melrose Bancorp Stock Fund) will not be tradable until the one-year trading restriction has lapsed. This restriction does not apply to shares purchased after the stock offering.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your interest in the shares of Melrose Bancorp Common Stock held by Melrose Bancorp Stock Fund. If the trustee does not receive your voting instructions, the administrator of the 401(k) Plan will direct the trustee to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Melrose Bancorp Common Stock held by the Melrose Bancorp Stock Fund, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

Melrose Cooperative Bank adopted the Melrose Cooperative Bank 401(k) Plan (the “401(k) Plan”), effective as of April 15, 2014 (the “Effective Date”). The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). As of the Effective Date, the 401(k) Plan was funded due to the transfer of assets from the Cooperative Banks Employees Retirement Association (CBERA) 401(k) Plan attributable to Melrose Cooperative Bank’s participation in such plan prior to the Effective Date.

Melrose Cooperative Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Melrose Cooperative Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

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ERISA. The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at Melrose Cooperative Bank, 638 Main Street, Melrose, Massachusetts 02176. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the satisfaction of the eligibility requirements, provided, however, that an employee will not be eligible to receive any matching contributions until the completion of 1,000 hours of service. The Plan Year is January 1 to December 31.

As of the Effective Date, there were approximately 32 employees and former employees participating in the 401(k) Plan.

Contributions to the 401(k) Plan

Elective Deferrals. You are permitted to defer, on a pre-tax basis, up to 100% of your compensation, and to have the amount contributed to the 401(k) Plan on your behalf. In addition, you are permitted to make Roth (i.e., after-tax) elective deferrals to the 401(k) Plan up to 100% of your compensation. Both your pre-tax and Roth elective deferrals are subject to certain restrictions imposed by the Code. For purposes of the 401(k) Plan, “compensation” means your Form W-2 compensation subject to income tax withholding at the source (excluding bonus payments), with all pre-tax deferrals added. In 2014, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $260,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

Notwithstanding the foregoing, unless a participant elects otherwise, each participant will automatically make an elective deferral contribution to the 401(k) Plan equal to 5% of compensation. After six years of service, such elective deferral contribution would increase to 10% of compensation.

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Employer Contributions. The employer provides matching contributions at a level of 100% of your elective deferral contribution, up to 5% of your compensation. The employer may also make additional employer contributions as provided in the 401(k) Plan.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the 401(k) Plan Year beginning January 1, 2014, the amount of your elective deferrals may not exceed $17,500 per calendar year. In addition, if you are at least 50 years old in 2014, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $17,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the plan year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2014, this annual total amount cannot exceed the lesser of $52,000 or 100% of your annual compensation.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, non forfeitable interest in the elective deferrals you have made to the 401(k) Plan. Your employer contributions are subject to the following vesting schedule:

Years of Vesting Service	Percent Vested
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

In the event of your death, disability or attainment of the normal retirement age (date of your 65th birthday) or early retirement date (age 55 and the completion of 10 years of service) while employed, your employer contributions would immediately become 100% vested.

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Withdrawals and Distributions from the Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70 1⁄2. Notwithstanding the foregoing, if the value of your vested account balance does not exceed $1,000, your vested account balance will be distributed from the 401(k) Plan, whether or not you consent.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59 1⁄2, provided however that such distribution will only be attributable to assets in your account that are fully vested.

Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your 401(k) Plan account that is attributable to your elective deferral and/or rollover contributions.

Form of Distribution. Your benefits under the 401(k) Plan will be distributed to you or your beneficiary as either a single lump-sum payment, installment payments or partial payments with a minimum amount of $1,000.

Participant Loans. Participant loans are allowed in accordance with the 401(k) Plan’s participant loan procedures.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust, which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the stock offering, you are currently provided the opportunity to direct the investment of your account into one of the following investment options:

1.	Prudential Guaranteed Income Fund

2.	PIMCO Total Return Fund Instl

3.	Vanguard 500 Index Fund Admiral

4.	Vanguard Mid-Cap Index Fund Admiral

5.	T. Rowe Price Equity Income Fund

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6.	T. Rowe Price Blue Chip Growth Fund

7.	DFA US Small Cap Portfolio I

8.	American Funds EuroPacific Growth Fund R6

9.	TIAA-CREF Social Choice Equity Instl

10.	T. Rowe Price Retirement Income Fund

11.	T. Rowe Price Retirement 2010 Fund

12.	T. Rowe Price Retirement 2015 Fund

13.	T. Rowe Price Retirement 2020 Fund

14.	T. Rowe Price Retirement 2025 Fund

15.	T. Rowe Price Retirement 2030 Fund

16.	T. Rowe Price Retirement 2035 Fund

17.	T. Rowe Price Retirement 2040 Fund

18.	T. Rowe Price Retirement 2045 Fund

19.	T. Rowe Price Retirement 2050 Fund

20.	T. Rowe Price Retirement 2055 Fund

In connection with the offering, the 401(k) Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in shares of Melrose Bancorp Common Stock.

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the 401(k) Plan:

Fund(1)	Performance as of March 31, 2014
	Total Return YTD	Total Return 1 Yr	Total Return Annualized 3 Yrs	Total Return Annualized 5 Yrs	Total Return Annualized 10 Yrs	Since Inception
Prudential Guaranteed Income Fund	0.47	1.7	2.78	3.21	3.39	—
PIMCO Total Return Fund Instl	1.31	-1.24	4.15	6.88	5.89	7.93
Vanguard 500 Index Fund Admiral	1.79	21.80	14.62	21.15	7.41	4.46
Vanguard Mid-Cap Index Fund Admiral	3.28	23.66	13.62	25.05	9.95	10.26
T. Rowe Price Equity Income Fund	1.59	18.55	13.24	21.26	7.52	11.27
T. Row Price Blue Chip Growth Fund	-1.10	29.46	16.75	23.01	8.49	10.24
DFA US Small Cap Portfolio I	0.83	27.45	14.78	27.71	9.61	11.11
American Fund EuroPacific Growth Fund R6	0.71	17.97	6.74	15.93	8.47	11.67
TIAA-CREF Social Choice Equity Instl	1.81	20.87	14.17	21.65	7.81	4.64
T. Rowe Price Retirement Income Fund	1.43	7.13	6.27	11.37	5.76	6.97
T. Rowe Price Retirement 2010 Fund	1.68	9.37	7.47	14.24	6.56	8.43
T. Rowe Price Retirement 2015 Fund	1.61	11.65	8.44	15.89	6.97	6.84
T. Rowe Price Retirement 2020 Fund	1.62	13.73	9.26	17.32	7.26	9.47
T. Rowe Price Retirement 2025 Fund	1.56	15.70	9.96	18.49	7.51	7.37
T. Rowe Price Retirement 2030 Fund	1.50	17.26	10.54	19.41	7.77	10.15
T. Rowe Price Retirement 2035 Fund	1.41	18.48	10.90	20.00	7.81	7.64
T. Rowe Price Retirement 2040 Fund	1.41	19.21	11.21	20.24	7.93	10.32
T. Rowe Price Retirement 2045 Fund	1.35	19.19	11.21	20.21	—	7.87
T. Rowe Price Retirement 2050 Fund	1.38	19.24	11.24	20.22	—	6.06
T. Rowe Price Retirement 2055 Fund	1.39	19.24	11.23	20.25	—	6.05

For more information about the available underlying investment options, including all charges and expenses, please consult a fund prospectus. Fund prospectuses and additional information (including fee expenditures) relating to your retirement plan can be obtained by contacting your plan administrator. Before investing, carefully consider the fund’s investment objectives, risks, charges and expenses. The fund prospectus contains this and other important information. Read the fund prospectus carefully before investing.

The following is a description of each of the 401(k) Plan’s investment funds and other investments:

Prudential Guaranteed Income Fund. A stable value fund designed to provide safety of principal and liquidity—primarily invested in public bonds, commercial mortgages and private placement investments.

PIMCO Total Return Fund Instl. The fund seeks maximum total return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. It invests primarily in investment-grade debt securities, but may invest up to 10% of its total assets in high yield securities.

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Vanguard 500 Index Fund Admiral. This is a large-cap core fund. The fund seeks investment results that correspond to the total return (i.e., the combination of capital changes and income) of common stocks publicly traded in the United States, as represented by the Standard & Poor’s 500 Index (S&P 500), while keeping transaction cost and other expenses lower.

Vanguard Mid-Cap Index Fund Admiral. The investment seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of mid-size U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

T. Rowe Price Equity Income Fund. The investment seeks a high level of dividend income and long-term capital growth primarily through investments in stocks. The fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in common stocks, with an emphasis on large-capitalization stocks that have a strong track record of paying dividends or that are believed to be undervalued. It generally seeks investments in large-capitalization companies and the fund’s yield, which reflects the level of dividends paid by the fund, is expected to normally exceed the yield of the S&P 500 Stock Index.

T. Rowe Price Blue Chip Growth Fund. The investment seeks long-term capital growth; income is a secondary objective. The fund will normally invest at least 80% of assets in the common stocks of large and medium-sized growth companies. It focuses on companies with leading market position, seasoned management, and strong financial fundamentals. The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

DFA US Small Cap Portfolio I. The investment seeks long-term capital appreciation. The fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small cap companies. A company’s market capitalization is the number of its shares outstanding times its price per share. In general, the higher the relative market capitalization of the U.S. small cap company, the greater its representation in the Portfolio.

American Funds EuroPacific Growth Fund R6. The investment seeks long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally invests at least 80% of net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing economies and/or markets.

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TIAA-CREF Social Choice Equity Instl. The investment seeks a favorable long-term total return that reflects the investment performance of the overall U.S. stock market while giving special consideration to certain social criteria. Under normal circumstances, the fund invests at least 80% of its assets in equity securities. It attempts to track the return of the U.S. stock market as represented by its benchmark, the Russell 3000® Index, while investing only in companies whose activities are consistent with the fund’s social criteria. Its investments are subject to certain environmental, social and governance (“ESG”) criteria. The fund may invest up to 15% of its assets in foreign investments.

T. Rowe Price Retirement Income Fund. The investment seeks the highest total return over time consistent with an emphasis on both capital growth and income. The fund invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors. It is intended for retired investors who seek income and relative stability from bonds along with some capital appreciation potential from stocks. The fund’s neutral allocations which are what T. Rowe Price considers broadly appropriate for investors during their retirement years, are 40% stock funds and 60% bond funds. While the fund is non-diversified, it invests in diversified underlying holdings.

T. Rowe Price Retirement Funds. These funds seek to provide capital appreciation and current income consistent with their current asset allocation. They invest in T. Rowe Price mutual funds using an asset allocation strategy designed for investors planning to retire and leave the work force in or within a few years of the target retirement year. The funds are offered in five year increments starting with the year 2010. The funds’ asset allocation will become more conservative over time. Within thirty years after the target retirement year, the funds’ asset allocation should resemble that of the Retirement Income Fund. The funds’ indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Their indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as inflation-protected and mortgage-backed securities, all with maturities of more than 1 year.

Investment in Melrose Bancorp Common Stock. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your 401(k) Plan account in Melrose Bancorp Common Stock. Your purchased shares will be held within the 401(k) Plan by the Melrose Bancorp Stock Fund. The Melrose Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Melrose Bancorp Stock Fund will initially consist solely of shares of Melrose Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the Melrose Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Melrose Bancorp Stock Fund. Your ownership interest in the Melrose Bancorp Stock Fund will be denominated in stock units. Performance of the Melrose Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of Melrose Bancorp and Melrose Cooperative Bank and the market conditions for shares of Melrose Bancorp Common Stock generally. Investments in the Melrose Bancorp Stock Fund involves special risks common to investments in

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shares of Melrose Bancorp Common Stock. For a discussion of material risks you should consider when investing in Melrose Bancorp Common Stock, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the options listed above, provided however that following the stock offering you will be prohibited from investing more than 50% of your future contributions in the Melrose Bancorp Stock Fund. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time.

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the 401(k)( Plan

The Trustee and Custodian. Pentegra Trust Company serves as trustee of, and Reliance Trust Company as custodian for all the investment funds under, the 401(k) Plan.

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator, Melrose Cooperative Bank. The address of the 401(k) Plan administrator is 638 Main Street, Melrose, Massachusetts 02176, telephone number is (781) 665-2500. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Melrose Cooperative Bank to continue the 401(k) Plan indefinitely. Nevertheless, Melrose Cooperative Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your 401(k) Plan account. Melrose Cooperative Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not

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cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Melrose Cooperative Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Melrose Cooperative Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Melrose Cooperative Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Melrose Cooperative Bank, which is included in the distribution.

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Melrose Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Melrose Bancorp Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Melrose Bancorp Common Stock; that is, the excess of the value of Melrose Bancorp at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Melrose Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Melrose Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Melrose Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Melrose Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of Melrose Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in Melrose Bancorp Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in Melrose Bancorp Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in Melrose Bancorp Common Stock.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

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In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Melrose Cooperative Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Melrose Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to Melrose Bancorp Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Melrose Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Melrose Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Melrose Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of Melrose Bancorp Common Stock by officers, directors and persons beneficially owning more than 10% of Melrose Bancorp Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

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In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Melrose Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Melrose Bancorp Common Stock resulting from non-exempt purchases and sales of Melrose Bancorp Common Stock within any six (6)-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Melrose Bancorp Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Melrose Bancorp Common Stock distributed from the 401(k) Plan for six (6) months following such distribution and are prohibited from directing additional purchases of Melrose Bancorp Common Stock for six (6) months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of Melrose Bancorp Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which the firm acted as special counsel to Melrose Bancorp in connection with Melrose Bancorp’s stock offering.

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PROSPECTUS

Melrose Bancorp, Inc.

(Proposed Holding Company for Melrose Cooperative Bank)

Up to 2,990,000 shares of Common Stock

(Subject to increase to up to 3,438,500 shares)

Melrose Bancorp, Inc., a Maryland corporation, is offering up to 2,990,000 shares of common stock for sale on a best efforts basis in connection with the conversion of Melrose Cooperative Bank from the mutual to the stock form of organization. We may sell up to 3,438,500 shares of common stock based on demand for the shares or changes in market conditions without resoliciting subscribers. We must sell a minimum of 2,210,000 shares in order to complete the offering. All shares of common stock are being offered for sale at a price of $10.00 per share. Purchasers will not pay a commission to purchase shares of common stock in the offering. There is currently no public market for the shares of our common stock. We expect that our common stock will be listed on the Nasdaq Capital Market under the symbol “MELR” upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering the shares of common stock in a subscription offering to eligible depositors. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering with a preference given to residents of the City of Melrose, Massachusetts. Any shares of common stock not purchased in the subscription offering or community offering may be offered for sale in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In addition to the shares that we will sell in the offering, we will also contribute cash and stock to a charitable foundation that we are establishing in connection with the conversion, such contribution to consist of $300,000 in cash and a number of shares of our common stock that together with the cash will total 5.0% of the gross proceeds of the offering (119,500 shares or $1,195,000 in stock at the maximum of the range).

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that you may order on an individual basis or through a single account in the subscription offering is 30,000 shares ($300,000), and the maximum number of shares of common stock that an individual with an associate or group of persons acting in concert in all categories of the offering can order is 40,000 shares ($400,000). Stock orders must be received by us after [special meeting date], but before 4:00 p.m., Eastern Time, on [expiration date]. Orders received before or on [special meeting date] will be rejected and returned, and orders received after 4:00 p.m., Eastern Time, on [expiration date] will be rejected unless we extend this expiration date. We may extend this expiration date without notice to you until [extended expiration date], or such later date as the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks may approve, to the extent such approval is required, which may not be beyond [final date], 2016. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extended expiration date], or the number of shares of common stock to be sold is increased to more than 3,438,500 shares or decreased to less than 2,210,000 shares. If the offering is extended past [extended expiration date], you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at             % per annum. If the number of shares to be sold is increased to more than 3,438,500 shares or decreased to less than 2,210,000 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at             % per annum. In this case, all subscribers will be given an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings will be held in a segregated account at Melrose Cooperative Bank and will earn interest at             % per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis but is not required to purchase any shares of the common stock that are being offered for sale. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in the common stock, but is under no obligation to do so.

This investment involves a degree of risk, including the possible loss of your investment.

Please read “Risk Factors” beginning on page 15.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,210,000	2,600,000	2,990,000	3,438,500
Gross offering proceeds	$22,100,000	$26,000,000	$29,900,000	$34,385,000
Estimated offering expenses (excluding selling agent fees)	$1,156,750	$1,156,750	$1,156,750	$1,156,750
Estimated selling agent fees(1) (2)	$170,876	$206,600	$242,324	$283,407
Estimated net proceeds	$20,772,374	$24,636,650	$28,500,926	$32,944,843
Estimated net proceeds per share	$9.40	$9.48	$9.53	$9.58

(1)	See “The Conversion and Plan of Reorganization – Marketing and Distribution; Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering.
(2)	Assumes all shares are sold in the subscription or community offerings, and excludes reimbursable expenses and conversion agent fees, which are included in estimated offering expenses. If all shares of common stock are sold in the syndicated community offering, excluding shares purchased by the employee stock ownership plan, shares contributed to the charitable foundation and shares purchased by insiders of Melrose Bancorp, for which no selling agent commissions would be paid, the maximum selling agent commissions and expenses would be $1.1 million at the minimum, $1.3 million at the midpoint, $1.4 million at the maximum and $1.7 million at the maximum, as adjusted. See “The Conversion and Plan of Reorganization – Marketing and Distribution; Compensation” for a discussion of fees to be paid to Keefe, Bruyette & Woods, Inc. and other FINRA member firms in the event that all shares are sold in a syndicated community offering.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency, or the Share Insurance Fund.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please call the Stock Information Center at (            )             -            .

Keefe, Bruyette & Woods

A Stifel Company

The date of this prospectus is May             , 2014.

Melrose
COOPERATIVE BANK

638 Main Street
Melrose, MA 02176

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SUMMARY

The following summary explains the significant aspects of Melrose Cooperative Bank’s mutual-to-stock conversion and the related offering of Melrose Bancorp, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Melrose Bancorp, Inc. and Melrose Cooperative Bank, unless the context indicates another meaning. In addition, we sometimes refer to Melrose Bancorp, Inc. as “Melrose Bancorp,” and to Melrose Cooperative Bank as “Melrose Cooperative” or the “Bank.”

Melrose Bancorp, Inc.

Melrose Bancorp is a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Melrose Cooperative Bank upon completion of the conversion and the offering. Melrose Bancorp has not engaged in any business to date. Our executive offices are located at 638 Main Street, Melrose, Massachusetts 02176. Our telephone number at this address is (781) 665-2500.

Melrose Cooperative Bank

Melrose Cooperative Bank is a Massachusetts-chartered mutual cooperative bank headquartered in Melrose, Massachusetts. Melrose Cooperative Bank was organized in 1890 and has operated continuously in Melrose, Massachusetts since this time. We conduct business from our full-service banking office located in Melrose, Massachusetts which is located in the greater Boston metropolitan area in Middlesex County, approximately 7 miles north of Boston and is situated in the center of the triangle created by Interstates 93, 95 and U.S. Route 1. We consider our deposit market area and our lending area to be the City of Melrose and the surrounding towns, all of which are in the greater Boston metropolitan area.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one-to four-family residential real estate loans and home equity loans and lines of credit, and to a much lesser extent, commercial real estate, construction and consumer loans. At March 31, 2014, $116.0 million, or 88.0%, of our total loan portfolio was comprised of one-to four-family residential real estate loans. We also invest in securities, consisting of corporate debt securities, U.S. government and federal agency obligations, preferred stock and marketable equity securities. We offer a variety of deposit accounts, including certificate of deposit accounts, IRAs, money market accounts, savings accounts, demand deposit accounts and NOW accounts. We historically have not used borrowings to fund our operations and we had no borrowings at March 31, 2014.

For the quarter ended March 31, 2014 and the years ended December 31, 2013 and 2012, we had net income of $159,000, $729,000 and $1.2 million, respectively. Our current business strategy includes continuing to focus on one-to four-family residential real estate lending as well as diversifying our loan portfolio to increase our commercial real estate lending.

Melrose Cooperative Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks, as its chartering agency, and the Federal Deposit Insurance Corporation (“FDIC”) as its primary federal regulator and primary insurer of its deposits. Our executive offices are located at 638 Main Street, Melrose, Massachusetts 02176. Our telephone number at this address is (781) 665-2500. Our website address is www.melrosecoop.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus. See “Business of Melrose Cooperative Bank.”

Business Strategy

We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Highlights of our current business strategy include:

•	continuing to focus on one-to four-family residential real estate lending;

•	increasing commercial real estate lending;

•	maintaining our strong asset quality through conservative loan underwriting;

•	continuing to attract and retain customers in our market area and build our “core” deposits consisting of demand, NOW, savings and money market accounts;

•	remaining a community-oriented institution and relying on high quality service to maintain and build a loyal local customer base; and

•	expanding our banking franchise as opportunities arise through de novo branching and/or branch acquisitions, although we do not have any understandings or arrangements to establish or acquire any new branch offices.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. See “Business of Melrose Cooperative Bank” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion

We believe the stock form of organization will provide us with access to additional resources to expand the products and services we offer our customers. Management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while being committed to remaining an independent community bank. Our primary reasons for converting and raising additional capital through the offering are to:

•	increase our capital to enhance our financial strength, to support future lending and deposit growth and to support our banking franchise as opportunities arise through de novo branching and/or branch acquisitions;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for management and employees that will give them an opportunity to share in our long-term success;

•	enhance our community ties by providing customers and members of our community with the opportunity to acquire an ownership interest in Melrose Bancorp and Melrose Cooperative Bank; and

•	establish a foundation to support charitable organizations operating in our local community and fund the foundation with shares of our common stock and cash.

As of March 31, 2014, Melrose Cooperative Bank was considered “well capitalized” for regulatory purposes and was not subject to a directive or a recommendation from the Massachusetts Commissioner of Banks or the FDIC to raise capital. The proceeds from the stock offering will further improve our capital position.

Terms of the Conversion and the Offering

We are offering between 2,210,000 shares and 2,990,000 shares of common stock to eligible depositors of Melrose Cooperative Bank and our tax qualified employee benefit plans, and, to the extent shares remain available, to members of our local community and the general public. The number of shares of common stock to be sold may be increased to up to 3,438,500 shares as a result of demand for the shares or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to greater than 3,438,500 shares or decreased to fewer than 2,210,000 shares, or the offering is extended beyond [extended expiration date], subscribers will not have the opportunity to change or cancel their stock orders.

The purchase price of each share of common stock to be issued in the offering (other than shares we are contributing to our charitable foundation) is $10.00. Investors will not be charged a commission to purchase shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

•	First, to depositors of Melrose Cooperative Bank with aggregate account balances of at least $50 as of the close of business on December 31, 2012.

•	Second, to depositors of Melrose Cooperative Bank with aggregate account balances of at least $50 as of the close of business on [supplemental eligibility record date].

•	Third, to Melrose Cooperative Bank’s tax-qualified employee benefit plans (including the employee stock ownership plan we are establishing in connection with the conversion and our 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock issued in the offering (including shares contributed to our charitable foundation). We expect our employee stock ownership plan to purchase 8% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation).

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in the City of Melrose, Massachusetts. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Plan of Distribution.”

How We Determined the Offering Range

The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of Melrose Bancorp assuming the conversion and the offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 2, 2014, this market value (including the cash and shares to be contributed to the charitable foundation) ranged from $22.9 million to $31.1 million, with a midpoint of $27.0 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale ranges from 2,210,000 shares to 2,990,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

RP Financial, LC. also considered that we intend to contribute cash and stock to a charitable foundation that we are establishing, such contribution to consist of $300,000 in cash and a number of shares of our common stock that together with the cash will have a value equal to 5.0% of the gross proceeds of the offering (80,500 shares or $805,000 in stock at the minimum of the range and 119,500 shares or $1,195,000 in stock at the maximum of the range, and up to 141,925 shares or $1,419,250 in stock at the adjusted maximum of the range). The intended contribution of cash and shares of common stock to the charitable foundation has the effect of reducing our estimated pro forma valuation. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

The appraisal is based in part on an analysis of a peer group of ten publicly traded savings institutions that RP Financial, LC. considered comparable to us. The peer group consists of the following ten companies, all of which are traded on the Nasdaq Stock Market.

Company Name and Ticker Symbol	Exchange	Headquarters	Total assets as of December 31, 2013
			(in millions)
TF Financial Corp. (THRD)	Nasdaq	Newtown, PA	$836
Oneida Financial Corp. (ONFC)	Nasdaq	Oneida, NY	$742
Hampden Bancorp, Inc. (HBNK)	Nasdaq	Springfield, MA	$694
Chicopee Bancorp, Inc. (CBNK)	Nasdaq	Chicopee, MA	$588
Peoples Federal Bancshares, Inc. (PEOP)	Nasdaq	Brighton, MA	$588
Wellesley Bancorp (WEBK)	Nasdaq	Wellesley, MA	$459
OBA Financial Services, Inc. (OBAF) (1)	Nasdaq	Germantown, MD	$386
FedFirst Financial Corp. (FFCO) (1)	Nasdaq	Monessen, PA	$319
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, PA	$314
Georgetown Bancorp Inc. (GTWN)	Nasdaq	Georgetown, MA	$263

(1)	Excluded from averages and medians as OBAF and FFCO have become targets of announced mergers since the date of the original appraisal (February 14, 2014).

RP Financial, LC. has informed us that it sought to provide meaningful comparative data to limit the need to perform subjective valuation adjustments with respect to institutions that did not share common characteristics with Melrose Cooperative Bank. As a result, a comparable institution’s dissimilar asset size may be outweighed by similarities with respect to other characteristics that RP Financial, LC. considers more indicative of an institution’s value than asset size.

The peer group selection process was limited to publicly traded thrifts in accordance with regulatory conversion guidelines, which limit the number of potential comparable companies for inclusion in the peer group to 104 full-stock publicly traded companies. As noted in the appraisal report, the selection process for the peer group involved applying two geographic screens of the universe of all public thrifts that were eligible for inclusion in the peer group.

•	Northeast Thrift Institutions. Given the limited number of publicly traded full stock savings institutions based in Massachusetts, RP Financial, LC. considered a broader market comprised of thrift institutions with assets of less than $1.0 billion, nonperforming assets of less than 2.0% of total assets and positive core earnings on a trailing 12 months basis, based in the Northeast region of the United States. Five companies met the criteria for the screen and all were included in the peer group.

•	Mid-Atlantic Thrift Institutions. RP Financial, LC. next looked at publicly traded full stock savings institutions based in the Mid-Atlantic region of the United States with assets of less than $1.0 billion, nonperforming assets of less than 2.0% of total assets and positive core earnings on a trailing 12 months basis. Five companies met the criteria for the screen and all were included in the group.

In selecting the peer group, RP Financial, LC. considered only those companies that have been in full stock form for over one year, are not subject to acquisition, and are not experiencing unusual financial characteristics or other trends.

The following table presents a summary of selected pro forma pricing ratios for Melrose Bancorp and the peer group companies identified by RP Financial, LC. Ratios for the peer group are based on earnings for the twelve months ended December 31, 2013 (or the last twelve months for which data are available) and stock price information as of May 2, 2014. Ratios for Melrose Bancorp are based on equity as of March 31, 2014 and net income for the twelve months ended March 31, 2014.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
Melrose Bancorp, Inc. (pro forma)
Maximum, as adjusted	63.22x	71.84%	71.84%
Maximum	53.23x	67.80%	67.80%
Midpoint	45.03x	63.57%	63.57%
Minimum	37.24x	58.69%	58.69%
Valuation of peer group companies using stock prices as of May 2, 2014 (2)
Averages	22.57x	98.15%	103.53%
Medians	22.58x	99.92%	105.59%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”
(2)	Excludes OBAF and FFCO from averages and medians as both have become targets of announced mergers since the date of the original appraisal (February 14, 2014).

Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 32.2% on a price-to-book value basis, a discount of 35.8% on a price-to-tangible book value basis and a premium of 135.7% on a price–to-earnings basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis and more expensive on a price-to-earnings basis.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Melrose Bancorp as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Plan of Reorganization – Determination of Share Price and Number of Shares to be Issued.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 30,000 shares ($300,000) of common stock. Additionally, if any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, will be combined with your purchases and may not exceed 40,000 shares ($400,000):

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in “The Conversion and Plan of Reorganization – Limitations on Common Stock Purchases.”

Subject to the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the FDIC and the Massachusetts Commissioner of Banks, we may increase or decrease the purchase limitations at any time. Please see “The Conversion and Plan of Reorganization – Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to Melrose Bancorp; or

•	authorizing us to withdraw available funds from the types of Melrose Cooperative Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers. Melrose Cooperative Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Melrose Cooperative Bank line of credit check or any type of third-party check to pay for shares of common stock. On the stock order form, you may not designate withdrawal from Melrose Cooperative Bank accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Melrose Cooperative Bank retirement account. See “ – Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

In order to purchase shares of common stock in the subscription offering and community offering, you must submit a completed order form, together with full payment payable to Melrose Bancorp or authorization to withdraw funds from one or more of your Melrose Cooperative Bank deposit accounts. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. We must receive all order forms after [special meeting date], but before at 4:00 p.m., Eastern Time, on [expiration date]. Orders received before or on [special meeting date] will be rejected and returned, and orders received after 4:00 p.m., Eastern Time, on [expiration date] will be rejected unless we extend this expiration date. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Melrose Cooperative Bank’s office, located at 638 Main Street, Melrose, Massachusetts. Please do not mail stock order forms to Melrose Cooperative Bank. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond [extended expiration date], or the number of shares of common stock to be sold is increased to greater than 3,438,500 shares or decreased to fewer than 2,210,000 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Melrose Cooperative Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee.

Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Melrose Cooperative Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.”

Purchases by Executive Officers and Directors and Ownership by Benefit Plans

We expect our directors and executive officers, together with their associates, to subscribe for 318,000 shares of common stock in the offering, or 14.4% of the shares to be sold at the minimum of the offering range (excluding shares issued to our charitable foundation). Our directors and executive officers will pay the same $10.00 per share price for the common stock as all other subscribers in the offering. Purchases of the common stock by our directors and executive officers are for investment purposes for these individuals and not with a view towards resale, and pursuant to applicable conversion regulations, our directors and executive officers generally will not be permitted to sell any shares of the common stock that they purchase in the offering for a period of at least one year from the closing of the conversion and offering. See “Subscriptions by Directors and Executive Officers.”

Additionally, we expect our tax-qualified employee stock ownership plan (“ESOP”) to purchase 8% of the total number of shares of common stock that we issue in the conversion (including shares contributed to our charitable foundation), and also expect, subject to shareholder approval, to adopt and implement one or more stock-based benefit plans. The shares owned by these plans will increase the ownership of our officers and directors. See “ – Benefits to Management and Potential Dilution to Stockholders Following the Conversion.”

How We Intend to Use the Proceeds From the Offering

Assuming we sell 3,438,500 shares of common stock in the stock offering (the adjusted maximum of the offering range), and we have net proceeds of $32.8 million, we intend to distribute the net proceeds as follows:

•	$16.4 million (50.0% of the net proceeds) will be invested in Melrose Cooperative Bank;

•	$2.9 million (8.7% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

•	$300,000 (0.9% of the net proceeds) will be contributed to our charitable foundation; and

•	$13.3 million (40.4% of the net proceeds) will be retained by Melrose Bancorp.

We may use the funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes, subject to regulatory approval as applicable. Melrose Cooperative Bank may use the proceeds from the offering it receives from Melrose Bancorp to support increased lending and to increase its capital position. The net proceeds retained by Melrose Bancorp and Melrose Cooperative Bank also may be used for future business expansion through de novo branching and/or branch acquisitions. We have no current arrangements or agreements with respect to any such branching. Initially, a substantial portion of the net proceeds will be invested in short-term investments consistent with our investment policy.

We do not anticipate the number of shares we sell in the stock offering will result in significant changes in the respective uses of proceeds by Melrose Cooperative Bank and Melrose Bancorp. Please see the section of this prospectus entitled “How We Intend to Use the Proceeds From the Offering” for more information on the proposed use of the proceeds from the offering, including a table showing the distribution of net proceeds at different points in the offering range.

Our Contribution of Cash and Shares of Our Common Stock to Melrose Cooperative Bank Foundation

To further our commitment to our local community, we have established a charitable foundation as part of the conversion and stock offering. Assuming we receive approval from our depositors to fund the charitable foundation with shares of our common stock and cash, such contribution will consist of $300,000 in cash and a number of shares of our common stock that together with the cash will have a value equal to 5.0% of the gross proceeds of the offering (80,500 shares or $805,000 in stock at the minimum of the range and 119,500 shares or $1,195,000 in stock at the maximum of the range, or up to 141,925 shares or $1,419,250 in stock at the adjusted maximum of the range). As a result of the issuance of shares of common stock and the contribution of cash to the charitable foundation, at the midpoint of the valuation range we will record an after-tax expense of approximately $860,000 during the quarter in which the stock offering is completed.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets, and is expected to make contributions totaling approximately $65,000 in its first year of operation at the midpoint of the valuation range.

Issuing shares of common stock and contributing cash to the charitable foundation will:

•	dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•	result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The amount of common stock that we would offer for sale would be greater if the offering were to be completed without the formation and funding of Melrose Cooperative Bank Foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors – Risks Related to this Stock Offering – The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Melrose Cooperative Bank Foundation.”

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings and Early Orders

If you wish to purchase shares of common stock in the offering, we must receive a properly completed original stock order and certification form, together with full payment for the shares of common stock, after [special meeting date], but no later than 4:00 p.m., Eastern Time, on [expiration date], unless we extend the subscription offering and/or the community offering. Orders received before or on [special meeting date] will be rejected and returned and orders received after 4:00 p.m. on [expiration date] will be rejected unless we extend the offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 4:00 p.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Expiration Date.”

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,210,000 shares of common stock (not counting shares to be contributed to our charitable foundation), we may take additional steps to complete the offering. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek the approval, to the extent required, of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, to extend the offering beyond [extended expiration date], so long as we resolicit persons that have previously subscribed in the offering.

If we extend the offering past [extended expiration date], we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account

withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at             % per annum from the date the stock order was processed. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If, as a result of demand for the shares, changes in market conditions or changes to our financial condition, operating results or other aspects of our business, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 3,438,500 shares in the offering without further notice to you. If our pro forma market value at that time is either below $22.9 million or above $35.8 million, then, after consulting with the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at % per annum;

•	set a new offering range; or

•	take such other actions as may be permitted, to the extent such permission is required, by the Massachusetts Commissioner of Banks, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA).

If we set a new offering range, we will promptly return funds, with interest at             % per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of depositors of Melrose Cooperative Bank that is being called to vote upon the conversion and to approve the establishment and funding of the charitable foundation, and at any time after depositor approval with the approval, to the extent such approval is required, of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board.

We must sell a minimum of 2,210,000 shares to complete the offering (not counting shares that we will contribute to the charitable foundation). If we terminate the offering because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest at our savings account rate, currently             % per annum, and we will cancel deposit account withdrawal authorizations.

Conditions to Completion of the Conversion and the Offering

We cannot complete the conversion and the offering unless:

•	the plan of conversion is approved by at least two-thirds of the votes cast by depositors of Melrose Cooperative Bank at a special meeting of depositors. A special meeting of depositors to consider and vote upon the plan of conversion and to vote upon the establishment and funding of the charitable foundation has been set for [special meeting date];

•	we have received orders to purchase at least the minimum number of shares of common stock offered; and

•	we receive all required final approvals of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board to complete the conversion and the offering.

Benefits to Management and Potential Dilution to Stockholders Following the Conversion

We expect our tax-qualified employee stock ownership plan to purchase 8% of the total number of shares of common stock that we issue in the conversion (including shares contributed to our charitable foundation), or 248,760 shares of common stock, assuming we sell the maximum of the shares proposed to be sold.

We also intend to implement one or more stock-based benefit plans. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable regulations. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion. If presented more than 12 months after the completion of the conversion, these plans would require the approval of our stockholders by a majority of votes cast; otherwise, they would require the approval of our stockholders by a majority of votes eligible to be cast. Further, there are a number of restrictions that would apply to these plans if adopted within one year of the conversion, including limits on awards to non-employee directors and officers and vesting. See “Management of Melrose Bancorp – Future Stock Benefit Plans.” For example, if adopted within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares issued in the conversion (including shares contributed to our charitable foundation) for restricted stock awards to key employees and directors, at no cost to the recipients, and will also reserve a number of stock options equal to not more than 10% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation ) for key employees and directors.

If 4% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) are awarded under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 3.85% in their ownership interest in Melrose Bancorp. If 10% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) are issued upon the exercise of options granted under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of 9.09% in their ownership interest in Melrose Bancorp.

In connection with the conversion, we expect to establish an employment agreement with our President and Chief Executive Officer and change in control agreements with certain of our other executive officers. See “Management of Melrose Bancorp – Executive Officer Compensation” and “Risk

Factors – Risks Related to This Stock Offering – We intend to enter into an employment agreement with our President and Chief Executive Officer and intend to enter into change in control agreements with certain of our executive officers, which may increase our compensation costs upon the occurrence of certain events or increase the costs of acquiring us” for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that will be available under our employee stock ownership plan and one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock awards and stock option grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased(3)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans
					Value of Grants (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Issued (2)		At Minimum Offering Range	At Adjusted Maximum Offering Range
					(Dollars in thousands)
Employee stock ownership plan	183,240	286,434	8.00%	—	$1,832	$2,864
Stock awards	91,620	143,217	4.00	3.85%	916	1,432
Stock options	229,050	358,043	10.00	9.09%	770	1,203

Total	503,910	787,694	22.00%	12.28%	$3,518	$5,499

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.36 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 2.73%; and a volatility rate of 17.71% based on an index of publicly traded thrift institutions. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(2)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.
(3)	For plans adopted within 12 months of the completion of the conversion, applicable regulations permit stock awards to encompass up to 4.0% and the ESOP and stock awards to encompass in the aggregate up to 12.0% of the shares issued, provided Melrose Cooperative Bank has tangible capital of 10.0% or more following the conversion.

Market for Common Stock

We anticipate that the common stock sold in the offering will be listed on the Nasdaq Capital Market under the symbol “MELR” following the completion of the stock offering. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so. See “Market for the Common Stock.”

Our Policy Regarding Dividends

Our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. See “Our Policy Regarding Dividends.”

Material Income Tax Consequences

The conversion qualifies as a tax-free reorganization. Neither Melrose Bancorp, Melrose Cooperative Bank, nor persons eligible to subscribe in the subscription offering will recognize any gain or loss as a result of the conversion. See “The Conversion and Plan of Reorganization – Material Income Tax Consequences” for a complete discussion of the income tax consequences of the transaction.

Delivery of Shares of Common Stock

All shares of common stock of Melrose Bancorp sold in the subscription offering and community offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the conversion. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (    )         -        . The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] AND IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED OR HAND-DELIVERED ANY LATER THAN FIVE DAYS OR TWO DAYS, RESPECTIVELY, PRIOR TO [EXPIRATION DATE].

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in our shares of common stock.

Risks Related to Our Business

We may be unable to successfully implement our new business strategy and as a result, our financial condition and results of operations may be negatively affected.

Our future success will depend upon management’s ability to successfully implement our new business strategy, which includes increasing the amount of our commercial real estate lending. In order to execute this strategy, we believe that we will need to hire additional lending personnel, including at least one experienced commercial lender. We compete against many institutions with greater financial resources to attract this type of qualified individual. Failure to recruit and retain adequate talent could reduce our ability to compete successfully and adversely affect our business and profitability.

Our earnings may be negatively impacted as a result of our plans to diversify our loan portfolio and our branching strategy.

As a result of our strategy to diversify our loan portfolio by increasing our commercial real estate lending, we will likely incur increased operating expenses associated with the hiring of additional personnel and the addition of appropriate infrastructure that will be necessary to implement this strategy. These expenses will relate to salaries and employee benefits for additional staff, increased marketing efforts, and possibly investment in technology to better serve a larger number of commercial customers. We anticipate that we will generate sufficient income to offset the expenses related to this diversification strategy, but we cannot assure you that our increased lending efforts will be immediately accretive to earnings.

Additionally, we intend to explore expanding our banking franchise through the addition of one or more de novo or branch acquisitions. This strategy may not generate earnings, or may not generate earnings within a reasonable period of time. Numerous factors contribute to the performance of a new branch, such as a suitable location, qualified personnel, and an effective marketing strategy. Moreover, it takes time for a new branch to originate sufficient loans and generate sufficient deposits to produce enough income to offset expenses, some of which, like salaries and occupancy expense, are relatively fixed costs, which could negatively affect our results of operations.

We intend to increase our emphasis on commercial real estate lending thus increasing our credit risk.

One part of our business strategy is to increase our commercial real estate lending. At March 31, 2014, commercial real estate loans comprised 2.3% of our loan portfolio. These loans generally have more credit risk than one- to four-family residential real estate loans. Because the repayment of these loans depends on the successful management and operation of the borrower’s properties and/or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market and/or economy.

Historically we have enjoyed strong asset quality and at March 31, 2014, we had $526,000 of non-performing loans and $1.1 million of delinquent loans. However, delinquencies and loan losses related to our commercial real estate loans could increase more than we have provided for in our allowance for loan losses as we begin to emphasize these types of loans.

It may also be difficult for us to assess the future performance of newly originated commercial real estate loans because our relatively limited experience in this type of lending does not provide us with a significant payment history from which to judge future collectability, especially in the current weak economic environment. Accordingly, these unseasoned loans may experience higher delinquency or charge-off levels than our historical loan portfolio experience, which could adversely affect our future performance.

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Board of Governors of the Federal Reserve System to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, interest rates on the loans we have originated and the yields on securities we have purchased have been at historically low levels. As a general matter, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets. However, our ability to reduce further our interest expense is limited at the historically low interest rate levels, while the average yield on our interest-earning assets may continue to decrease. The Board of Governors of the Federal Reserve System has indicated its intention to maintain low interest rates in the near future. Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may decrease, which may have an adverse affect on our profitability. For information with respect to changes in interest rates, see “ – Changes in interest rates could adversely affect our results of operations and financial condition.”

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry within our market area is intense. In our market area we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Most of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and broader range of deposit and loan products offered by our competition may limit our ability to increase our interest-earning assets and profitability. We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our ability to successfully implement our business plan, and could adversely affect our results of operations in the future.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Financial reform legislation will result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Act, among other things, has changed and will continue to change the bank regulatory framework. The legislation will also result in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. An independent Consumer Financial Protection Bureau has assumed the consumer protection responsibilities of the various federal banking agencies and has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Melrose Cooperative Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to securitized loans. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. These measures are likely to increase our costs of doing business and increase our costs related to regulatory compliance, and may have a significant adverse effect on our lending activities, financial performance and operating flexibility.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

We are exposed to the risk that our borrowers may default on their obligations. A borrower’s default on its obligations under one or more loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan. In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to charge-off the loan in whole or in part. In such situations, we may acquire real estate or other assets, if any, that secure the loan through foreclosure or other similar available remedies, and the amount owed under the defaulted loan may exceed the value of the assets acquired.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies do not continue to improve or non-accrual and non-performing loans increase, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance, which could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and, based on their judgments and information available to them at the time of their review, may require us to increase our allowance for loan losses or recognize further loan charge-offs. An increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may result in a decrease of our net income and, possibly, our capital position, which may have a material adverse effect on our financial condition and results of operations.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our profitability depends substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable-rate loans. In addition, as market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits. Because interest rates we pay on our deposits would be expected to increase more quickly than the increase in the yields we earn on our interest-earning assets, our net interest income would be adversely affected.

We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the interest rates on existing loans and securities.

A downturn in the local economy or a decline in real estate values could hurt our profits.

Our local economy may affect our future growth possibilities and operations in our primary market area. Our future growth opportunities depend on the growth and stability of our regional economy and our ability to expand our market area. In addition, nearly all of our loans are to customers in Middlesex County, Massachusetts. A downturn in our local economy may limit funds available for deposit and may negatively affect our borrowers’ ability to repay their loans on a timely basis, both of which could have an impact on our profitability. Also, a decline in real estate valuations in our primary market area would lower the value of the collateral securing our loans.

We depend on our management team to implement our business strategy and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations. We have benefited from consistency within our senior management team, with our top three executives averaging over 22 years of service with Melrose Cooperative Bank. Members of our senior management team, or lending specialists who possess expertise in our markets and maintain key business relationships, could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management of Melrose Bancorp.”

The cost of satisfying our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company and our noninterest expenses will increase as a result of the additional financial accounting, legal and various other additional expenses customarily associated with operating as a public company and complying with public company disclosure obligations. Due to these public company obligations, we may be required to expand our accounting staff and expand our internal audit and risk management functions, and/or engage outside consultants to provide these services for us until qualified personnel are hired, all of which will increase our operating expenses and adversely affect our profitability.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Massachusetts Division of Banks, our chartering authority, and by the FDIC, as our primary federal regulator and the primary insurer of our deposits. As a bank holding company, Melrose Bancorp also will be subject to regulation and oversight by the Board of Governors of the Federal Reserve System. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing bank holding companies, could have a material impact on Melrose Cooperative Bank, Melrose Bancorp and our operations.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

New regulations could restrict our ability to originate and sell mortgage loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid monetary damages under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could affect our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

We will become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the FDIC and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Melrose Cooperative Bank. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which will be effective for Melrose Cooperative Bank on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5%, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of more stringent capital requirements for Melrose Cooperative Bank could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions constraining us from paying dividends or repurchasing shares if we were to be unable to comply with such requirements.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our current market and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and operating results may be adversely affected.

Future legislative or regulatory actions could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

Risks Related to this Stock Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Melrose Bancorp, pursuant to federal and state banking regulations and subject to review and approval by the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies, such as Melrose Bancorp, whose shares are traded.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be listed on the Nasdaq Capital Market under the symbol “MELR,” subject to completion of the offering and compliance with certain quantitative listing requirements, such as the number and market value of our outstanding shares of common stock, and qualitative listing requirements relating to our corporate governance. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, the charitable foundation and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

The capital we raise in the stock offering will reduce our return on equity, which could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the year ended December 31, 2013, we had return on equity of 3.61%. Following the stock offering, we expect our consolidated equity to increase from $21.0 million at March 31, 2014 to between $39.0 million at the minimum of the offering range and $49.9 million at the adjusted maximum of the offering range. Based upon our actual earnings for the three months ended March 31, 2014, the impact of the conversion and net proceeds to our earnings, and these pro forma equity levels, our pro forma annualized return on equity would be 1.37% and 0.98% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can increase our net interest income and non-interest income, our return on equity may reduce the value of our shares of common stock. See “Pro Forma Data” for an illustration of the financial impact of the offering.

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering.

We intend to fund a charitable foundation in connection with the conversion and stock offering. We intend to contribute cash and stock which will consist of $300,000 in cash and a number of shares of our common stock that together with the cash will have a value equal to 5.0% of the gross proceeds of the offering (80,500 shares or $805,000 in stock at the minimum of the range and 119,500 shares or $1,195,000 in stock at the maximum of the range, or up to 141,925 shares or $1,419,250 in stock at the adjusted maximum of the range). The amount of our contribution will be dependent upon the amount of the gross proceeds raised in the stock offering.

The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income in the year in which we complete the stock offering by approximately $858,000 at the midpoint of the offering range. Persons purchasing shares in the stock offering will have their ownership and voting interests in Melrose Bancorp diluted by 3.51% at the minimum of the offering range and 3.96% at the adjusted maximum of the offering range due to the issuance of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We believe that the contribution to the charitable foundation will be deductible for federal income tax purposes. However, the Internal Revenue Service may disagree with our determination and not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. It is expected that the value of the contribution of cash and shares will be $1.3 million at the midpoint of the offering range, which would result in after-tax expense of approximately $858,000 during the year ended December 31, 2014. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize as after-tax expense the full value (i.e., $1.3 million) of the entire contribution.

In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully. Pursuant to the Internal Revenue Code, an entity is permitted to deduct charitable contributions up to 10% of its taxable income prior to the charitable contribution deduction in any one year. Any contribution in excess of the 10% limit may be deducted for federal and state income tax purposes over each of the five years following the year in which the charitable contribution is made to the extent of that year’s income limitation. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period. Our pre-tax income over this period may not be sufficient to fully use this deduction. With certain exceptions, Massachusetts tax law follows the federal income tax laws and taxable income is recomputed using state taxable income on a combined reporting basis. This would typically result in a lower annual utilization of the charitable contribution for state purposes as income from certain entities (security corporations) would not be included in the combined state return. Moreover, if Melrose Bancorp was the deemed contributor to the foundation and elected security corporation status, the charitable contributions would not be available for state tax purposes at all.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain depositors of Melrose Cooperative Bank to purchase our common stock are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those depositors who exercise the subscription rights in an amount equal to their value with a corresponding adjustment to the basis of the common stock purchased, and Melrose Bancorp could recognize gain on a distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

We have broad discretion in how we use the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $10.3 million and $14.2 million of the net proceeds of the offering (or $16.4 million at the adjusted maximum of the offering range) in Melrose Cooperative Bank. We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. Melrose Cooperative Bank may use the net proceeds it receives from the offering to fund new loans, invest in short-term investments, expand its banking franchise by establishing new branches or acquiring branches of other financial institutions (although we have no current arrangements or understandings to do so), or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan and the contribution to our charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as establishing de novo branches or acquiring branches of other financial institutions, may require regulatory approval. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these finds effectively would reduce our profitability and may adversely affect the value of our common stock. For additional information see “How We Intend To Use The Proceeds From The Offering.”

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock issued in the conversion (including shares contributed to the charitable foundation) with funds borrowed from Melrose Bancorp. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants restricted shares of our common stock (at no cost to them) and/or options to purchase shares of our common stock. The number of shares of restricted stock or stock options reserved for issuance under any initial stock-based benefit plan may not exceed 4% and 10% (including shares issued to the charitable foundation), respectively, of our total outstanding shares, if these plans are adopted within 12 months after the completion of the conversion. We may grant shares of common stock and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering. The estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.36 per option granted based on a price of $10.00 per share. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be $241,000 at the adjusted maximum. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $286,000 at the adjusted maximum. However, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The shares of restricted stock granted under the stock-based benefit plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Melrose Bancorp) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the plan would be between $900,000 at the minimum of the offering range and $1.4 million at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.3%.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans within the first year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to stockholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares (including shares held by the charitable foundation). The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of a stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “ – Our stock-based benefit plans will increase our costs, which will reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “– The implementation of stock-based benefit plans will dilute your ownership interest.”

We intend to enter into an employment agreement with our President and Chief Executive Officer and change in control agreements with certain of our executive officers, which may increase our compensation costs upon the occurrence of certain events or increase the costs of acquiring us.

Following the conversion, we intend to enter into an employment agreement with our President and Chief Executive Officer and change in control agreements with four other executive officers. In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment and change in control agreements, and assuming the agreements were in effect, the agreements will provide for cash severance benefits that would cost approximately $1.4 million in the aggregate based on salary information for the year ended December 31, 2013. The amounts payable under the change in control agreements may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. For additional information see “Management of Melrose Bancorp – Executive Officer Compensation.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law and regulations could discourage hostile acquisitions of control of Melrose Bancorp, which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Melrose Bancorp, pursue a proxy contest for control of Melrose Bancorp, assume control of Melrose Bancorp by a holder of a large block of common stock, and remove Melrose Bancorp’s management, all of which stockholders might think are in their best interests. These provisions include:

•	restrictive requirements regarding eligibility for service on the board of directors, including residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•	the election of directors to staggered terms of three years;

•	provisions requiring advance notice of stockholder proposals and director nominations;

•	a limitation on the right to vote more than 10% of the outstanding shares of common stock;

•	a prohibition on cumulative voting;

•	a requirement that the calling of a special meeting by stockholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•	a requirement that directors may only be removed for cause and by the vote of 80% of the votes entitled to be cast;

•	the board of directors’ ability to cause Melrose Bancorp to issue preferred stock; and

•	the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation.

For further information, see “Restrictions on Acquisition of Melrose Bancorp – Melrose Bancorp’s Articles of Incorporation and Bylaws.”

Additionally, Massachusetts and federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Melrose Bancorp without the prior written approval of the Federal Reserve Board. In addition, the business corporation law of Maryland, the state where Melrose Bancorp is incorporated, provides for certain restrictions on acquisition of Melrose Bancorp. See “Restrictions on Acquisitions of Melrose Bancorp – Maryland Corporate Law,” and “ – Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 14.4% and 10.6% of our common stock (excluding shares issued to our charitable foundation) at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed equity benefit plan will result in ownership by insiders of Melrose Bancorp and Melrose Cooperative Bank of approximately 36.4% of the total shares issued in the offering at the minimum of the offering range and 32.6% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other stockholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company,” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

SELECTED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Melrose Cooperative Bank for the periods and at the dates indicated. The information at and for the years ended December 31, 2013 and 2012 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Melrose Cooperative Bank beginning at page F-1 of this prospectus. The information at March 31, 2014 and for the three months ended March 31, 2014 and 2013 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results of operations for the remainder of 2014 or any other period. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus.

	At March 31,	At December 31,
	2014	2013	2012
	(In thousands)
Selected Financial Condition Data:
Total assets	$192,760	$196,675	$185,563
Cash and cash equivalents	12,649	16,995	23,052
Loans receivable, net	131,352	131,995	125,749
Securities available-for-sale, at fair value	40,237	39,694	28,326
Federal Home Loan Bank stock, at cost	409	409	390
Bank-owned life insurance	4,884	4,847	4,665
Deposits	170,847	175,510	165,201
Borrowings	—	—	—
Other liabilities	885	588	522
Total equity	21,028	20,577	19,840

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(In thousands)
Selected Operating Data:
Interest and dividend income	$1,342	$1,366	$5,494	$5,725
Interest expense	328	376	1,547	1,377

Net interest income	1,014	990	3,947	4,348
Provision for loan losses	2	15	37	36

Net interest income after provision for loan losses	1,012	975	3,910	4,312
Noninterest income	60	82	359	406
Noninterest expense	844	803	3,231	2,924

Income before income taxes	228	254	1,038	1,794
Income tax expense	69	82	309	600

Net income	$159	$172	$729	$1,194

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2014	2013	2013	2012
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets (ratio of net income to average total assets) (1)	0.33%	0.37%	0.37%	0.66%
Return on average equity (ratio of net income to average equity) (1)	3.07%	3.45%	3.61%	6.23%
Interest rate spread (1) (2)	2.10%	2.15%	2.05%	2.52%
Net interest margin (1) (3)	2.20%	2.24%	2.16%	2.61%
Efficiency ratio (1) (4)	78.58%	74.91%	75.03%	61.51%
Noninterest expense to average total assets	1.73%	1.71%	1.66%	1.63%
Average interest-earning assets to average interest-bearing liabilities	113.35%	111.95%	111.77%	110.36%
Average equity to average total assets	10.62%	10.61%	10.37%	10.66%
Asset Quality Ratios:
Non-performing assets to total assets	0.27%	0.33%	0.17%	0.32%
Non-performing loans to total loans	0.40%	0.34%	0.25%	0.30%
Allowance for loan losses to non-performing loans	97.34%	111.90%	151.79%	123.76%
Allowance for loan losses to total loans	0.39%	0.38%	0.39%	0.38%
Capital Ratios:
Total capital to risk-weighted assets	18.15%	17.75%	17.95%	17.75%
Tier 1 capital to risk-weighted assets	17.05%	16.87%	16.91%	17.00%
Tier 1 capital to average assets	10.33%	10.35%	10.09%	10.56%
Other Data:
Number of full service offices	1	1	1	1
Full time equivalent employees	24	22	24	23

(1)	Ratios for the three months ended March 31, 2014 and 2013 are annualized.
(2)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest and dividend income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest and dividend income and noninterest income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “intend,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan portfolio; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not undertake any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	our success in growing our commercial real estate loan portfolio;

•	increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, reduce the fair value of financial instruments or increase our funding costs;

•	changes in laws or government regulations or policies that adversely affect financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to manage operations in the current economic conditions;

•	our ability to capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	changes in the level of government support for housing finance;

•	significant increases in delinquencies and our loan losses; and

•	changes in our financial condition or results of operations that reduce capital.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 15.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $20.7 million and $28.4 million, or $32.8 million if the offering range is increased to the adjusted maximum. Please see “Pro Forma Data” for additional information.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,210,000 shares		2,600,000 shares		2,990,000 shares		3,438,500 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Stock offering proceeds	$22,100		$26,000		$29,900		$34,385
Less offering expenses and fees	(1,428)		(1,463)		(1,499)		(1,540)

Net offering proceeds	$20,672	100.0%	$24,537	100.0%	$28,401	100.0%	$32,845	100.0%

Use of net proceeds:
To Melrose Cooperative Bank	$10,336	50.0%	$12,269	50.0%	$14,201	50.0%	$16,423	50.0%
To fund loan to employee stock ownership plan	(1,832)	(8.8)%	(2,160)	(8.8)%	(2,488)	(8.7)%	(2,864)	(8.7)%
Proceeds contributed to charitable foundation	(300)	(1.5)%	(300)	(1.2)%	(300)	(1.1)%	(300)	(0.9)%

Retained by Melrose Bancorp	$8,204	39.7%	$9,809	40.0%	$11,413	40.2%	$13,259	40.4%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Melrose Cooperative Bank’s deposits. The net proceeds may vary because the total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Melrose Bancorp intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering and contribute cash and shares of common stock to our charitable foundation. Melrose Bancorp may also use the proceeds it retains from the stock offering:

•	to invest in investment securities consistent with our investment policy;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock; and

•	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan and the contribution to our charitable foundation, Melrose Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in shorter term investment securities prior to deploying the proceeds into new loans.

Under currently applicable regulations, we may not repurchase shares of our common stock during the first year following the conversion, except to fund equity benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval.

Melrose Cooperative Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering. Melrose Cooperative Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to invest in investment securities consistent with our investment policy;

•	to expand its banking franchise by establishing de novo branches or acquiring branches from another financial institution, although no such acquisition transactions are contemplated at this time; and

•	for other general corporate purposes.

Melrose Cooperative Bank has not quantified its plans for use of the offering proceeds for any of the foregoing purposes.

OUR POLICY REGARDING DIVIDENDS

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, they will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law, regulations and policy, may be paid in addition to, or in lieu of, regular cash dividends. We will file a consolidated tax return with Melrose Cooperative Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to bank conversion regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

The dividends we can declare and pay will depend, in part, upon receipt of dividends from Melrose Cooperative Bank, because initially we will have no source of income other than dividends from Melrose Cooperative Bank, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan. Applicable regulations impose significant limitations on “capital distributions” by depository institutions. See “Supervision and Regulation – Massachusetts Banking Laws and Supervision – Dividends” and “Supervision and Regulation – Federal Regulation – Capital Requirements.”

MARKET FOR THE COMMON STOCK

Melrose Bancorp is a newly formed company and has never issued capital stock. Melrose Cooperative Bank, as a mutual institution, has never issued capital stock. Melrose Bancorp anticipates that its common stock will be traded on the Nasdaq Capital Market under the symbol “MELR.” Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, our directors and executive officers and the charitable foundation, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2014, Melrose Cooperative Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Melrose Cooperative Bank at March 31, 2014, and the pro forma equity capital and regulatory capital of Melrose Cooperative Bank, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price. The table assumes the receipt by Melrose Cooperative Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Melrose Cooperative Bank Historical at March 31, 2014		Pro Forma at March 31, 2014, Based Upon the Sale in the Offering of
			2,210,000 shares		2,600,000 shares		2,990,000 shares		3,438,500 shares(1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)
Equity	$21,028	10.91%	$28,616	14.09%	$30,057	14.66%	$31,497	15.22%	$33,155	15.85%

Tier 1 leverage capital	$20,163	10.33%	$27,751	13.50%	$29,192	14.07%	$30,632	14.63%	$32,290	15.26%
Requirement	9,761	5.00	10,278	5.00	10,375	5.00	10,471	5.00	10,582	5.00

Excess	$10,402	5.33%	$17,473	8.50%	$18,817	9.07%	$20,161	9.63%	$21,708	10.26%

Tier 1 risk-based capital(3)	$20,163	17.05%	$27,751	22.49%	$29,192	23.47%	$30,632	24.44%	$32,290	25.54%
Requirement	7,094	6.00	7,404	6.00	7,462	6.00	7,520	6.00	7,586	6.00

Excess	$13,069	11.05%	$20,347	16.49%	$21,730	17.47%	$23,112	18.44%	$24,704	19.54%

Total risk-based capital(3)	$21,456	18.15%	$29,044	23.54%	$30,485	24.51%	$31,925	25.47%	$33,583	26.56%
Requirement	11,823	10.00	12,340	10.00	12,436	10.00	12,533	10.00	12,644	10.00

Excess	$9,633	8.15%	$16,704	13.54%	$18,049	14.51%	$19,392	15.47%	$20,939	16.56%

Reconciliation:
Net proceeds infused into Melrose Cooperative Bank			$10,336		$12,269		$14,201		$16,423
Less: Common stock acquired by employee stock ownership plan			(1,832)		(2,160)		(2,488)		(2,864)
Less: Common stock acquired by stock-based benefit plan			(916)		(1,080)		(1,244)		(1,432)

Pro forma increase in Tier 1 and total risk-based capital			$7,588		$9,029		$10,469		$12,127

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Leverage capital ratios are shown as a percentage of total adjusted assets. Risk-based capital ratios are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Melrose Cooperative Bank at March 31, 2014 and the pro forma consolidated capitalization of Melrose Bancorp, after giving effect to the conversion and the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Melrose Cooperative Bank Historical at March 31, 2014	Melrose Bancorp Pro Forma, Based Upon the Sale in the Offering at $10.00 per Share of
		2,210,000 shares	2,600,000 shares	2,990,000 shares	3,438,500 shares (1)
	(Dollars in thousands)
Deposits (2)	$170,847	$170,847	$170,847	$170,847	$170,847

Total deposits	$170,847	$170,847	$170,847	$170,847	$170,847

Stockholders’ equity:
Preferred stock $0.01 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock $0.01 par value, 15,000,000 shares authorized; assuming shares outstanding as shown (3)	—	23	27	31	36
Additional paid-in capital (4)	—	21,454	25,510	29,565	34,228
Retained earnings (5)	20,163	20,163	20,163	20,163	20,163
Accumulated other comprehensive income	865	865	865	865	865
Less:
Common stock to be acquired by employee stock ownership plan (6)	—	(1,832)	(2,160)	(2,488)	(2,864)
Common stock to be acquired by stock-based benefit plans (7)	—	(916)	(1,080)	(1,244)	(1,432)
After-tax expense of contribution to charitable foundation	—	(729)	(858)	(987)	(1,135)

Total stockholders’ equity	$21,028	$39,028	$42,467	$45,905	$49,861

Total stockholders’ equity as a percentage of total assets (2)	10.91%	18.52%	19.83%	21.09%	22.50%
Pro forma shares outstanding:
Shares offered for sale in offering	—	2,210,000	2,600,000	2,990,000	3,438,500
Shares issued to charitable foundation	—	80,500	100,000	119,500	141,925

Total shares outstanding	—	2,290,500	2,700,000	3,109,500	3,580,425

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Melrose Bancorp common stock pursuant to one or more stock-based benefit plans. If these plans are implemented within 12 months following the completion of the stock offering, an amount up to 10% and 4% of the shares of Melrose Bancorp common stock sold in the offering, including shares issued to our charitable foundation, will be reserved for issuance upon the exercise of stock options and for issuance as restricted stock awards, respectively. See “Management of Melrose Bancorp – Future Stock Benefit Plans.”
(4)	The sum of the par value of the total shares outstanding and additional paid-in capital equals the net stock offering proceeds at the offering price of $10.00 per share before deducting shares issued to the charitable foundation.
(5)	The retained earnings of Melrose Cooperative Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Plan of Reorganization – Liquidation Rights” and “Supervision and Regulation.”

(footnotes continue on following page)

(continued from previous page)

(6)	Assumes that 8% of the shares issued in the conversion (including shares to be contributed to the charitable foundation) will be acquired by the employee stock ownership plan financed by a loan from Melrose Bancorp. The loan will be repaid principally from Melrose Cooperative Bank’s contributions to the employee stock ownership plan. Since Melrose Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no asset or liability will be reflected on Melrose Bancorp’s consolidated financial statements. Under generally accepted accounting principles, the amount of common stock to be acquired by the employee stock ownership plan represents unearned compensation. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be issued in the conversion (including shares to be contributed to the charitable foundation) will be purchased for grant by one or more stock-based benefit plans in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation, which is presented as a reduction of stockholders’ equity. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Melrose Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plans, the credit to equity will be offset by a charge to non-interest expense. Implementation of the stock stock-based benefit plans will require stockholder approval. Any funds to be used by the stock-based benefit plans to conduct open market purchases will be provided by Melrose Bancorp.

PRO FORMA DATA

The following tables summarize historical data of Melrose Cooperative Bank and pro forma data of Melrose Bancorp at and for the three months ended March 31, 2014 and at and for the year ended December 31, 2013. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription or community offerings;

•	our employee stock ownership plan will purchase 8% of the shares of common stock issued in the conversion (including shares contributed to the charitable foundation) with a loan from Melrose Bancorp. The loan will be repaid in substantially equal payments of principal and interest over a period of 30 years;

•	Keefe, Bruyette & Woods, Inc. will receive a selling agent fee equal to 1.00% of the dollar amount of the shares of common stock sold in the stock offering. Shares purchased by our employee stock benefit plans or by our officers, directors and employees, and their immediate families and shares contributed to our charitable foundation will not be included in calculating the shares of common stock sold for this purpose; and

•	expenses of the stock offering, other than selling agent fees to be paid to Keefe, Bruyette & Woods, Inc., will be approximately $1.3 million.

We calculated pro forma consolidated net income for the three months ended March 31, 2014 and for the year ended December 31, 2013 as if the estimated net proceeds had been invested at assumed interest rate of 1.73% (1.14% on an after-tax basis). This rate represents the five-year United States Treasury Note rate as of March 31, 2014 which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits as provided in applicable conversion regulations.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that options will be granted under the stock-based benefit plans to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.36 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 17.71% for the shares of common stock, a dividend yield of 0%, an expected option life of 10 years and a risk-free interest rate of 2.73%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds to Melrose Cooperative Bank. We will retain the remainder of the net proceeds from the stock offering and use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering, including the impact of additional expenses we expect to incur as a result of operating as a public company; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the tables to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

	At or For the Three Months Ended March 31, 2014 Based Upon the Sale at $10.00 Per Share of
	2,210,000 shares	2,600,000 shares	2,990,000 shares	3,438,500 shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$22,100	$26,000	$29,900	$34,385
Plus: Market value of shares issued to charitable foundation	805	1,000	1,195	1,419

Pro forma market capitalization	$22,905	$27,000	$31,095	$35,804

Gross proceeds of offering	$22,100	$26,000	$29,900	$34,385
Less: Expenses	(1,428)	(1,463)	(1,499)	(1,540)

Estimated net proceeds	20,672	24,537	28,401	32,845
Less: Common stock purchased by ESOP (2)	(1,832)	(2,160)	(2,488)	(2,864)
Less: Cash contribution to charitable foundation	(300)	(300)	(300)	(300)
Less: Common stock awarded under stock-based benefit plans (3)	(916)	(1,080)	(1,244)	(1,432)

Estimated net cash proceeds	$17,624	$20,997	$24,369	$28,249

For the Three Months Ended March 31, 2014
Net income:
Historical	$159	$159	$159	$159
Pro forma income on net proceeds	50	60	70	81
Pro forma ESOP adjustment(2)	(10)	(12)	(14)	(16)
Pro forma stock award adjustment (3)	(30)	(36)	(41)	(47)
Pro forma stock option adjustment (4)	(35)	(41)	(48)	(55)

Pro forma net income (6)	$134	$130	$126	$122

Per share net income:
Historical	$0.07	$0.06	$0.05	$0.05
Pro forma income on net proceeds	0.02	0.02	0.02	0.02
Pro forma ESOP adjustment (2)	(0.00)	(0.00)	(0.00)	(0.00)
Pro forma stock award adjustment (3)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma stock option adjustment (4)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share (5) (6)	$0.06	$0.05	$0.04	$0.04

Offering price as a multiple of pro forma net income per share	41.67x	50.00x	62.50x	62.50x
Number of shares outstanding for pro forma net income per share calculations (5)	2,108,787	2,485,800	2,862,813	3,296,378

At March 31, 2014
Stockholders’ equity:
Historical	$21,028	$21,028	$21,028	$21,028
Estimated net proceeds	20,672	24,537	28,401	32,845
Plus: Market value of shares issued to charitable foundation	805	1,000	1,195	1,419
Plus: Tax benefit of contribution to charitable foundation	376	442	508	584
Less: Common stock acquired by ESOP (2)	(1,832)	(2,160)	(2,488)	(2,864)
Less: Common stock awarded under stock-based benefit plans (3)	(916)	(1,080)	(1,244)	(1,432)
Less: Expense of contribution to charitable foundation	(1,105)	(1,300)	(1,495)	(1,719)

Pro forma stockholders’ equity (7)	$39,028	$42,467	$45,905	$49,861

Stockholders’ equity per share:
Historical	$9.18	$7.79	$6.76	$5.87
Estimated net proceeds	9.03	9.09	9.13	9.17
Plus: Market value of shares issued to charitable foundation	0.35	0.37	0.38	0.40
Plus: Tax benefit of contribution to charitable foundation	0.16	0.16	0.16	0.16
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3)	(0.40)	(0.40)	(0.40)	(0.40)
Less: Expense of contribution to charitable foundation	(0.48)	(0.48)	(0.48)	(0.48)

Pro forma stockholders’ equity per share (7)	$17.04	$15.73	$14.75	$13.92

Offering price as percentage of pro forma stockholders’ equity per share	58.69%	63.57%	67.80%	71.84%
Number of shares outstanding for pro forma book value per share calculations (7)	2,290,500	2,700,000	3,109,500	3,580,425

(Footnotes from previous pages)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock issued in the conversion (including shares to be contributed to the charitable foundation) will be purchased by the employee stock ownership plan. For purposes of the tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Melrose Bancorp at a rate per annum equal to the prime rate. Melrose Cooperative Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Melrose Cooperative Bank’s total annual payments on the employee stock ownership plan debt are based upon 30 equal annual installments of principal and interest. Accounting Standards Codification 718-40-30 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Melrose Cooperative Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,527, 1,800, 2,073 and 2,387 shares were committed during the three months ending March 31, 2014 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and in accordance with Accounting Standards Codification 718-40-30, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Melrose Bancorp’s stockholders, one or more stock-based benefit plans may grant an aggregate number of shares of common stock equal to 4% of the shares to be issued in the conversion, including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion), as restricted stock awards to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan, may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Melrose Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Melrose Bancorp. The tables assume that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year and (iii) the stock-based benefit plans expense reflects an effective combined federal and state tax rate of 34%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	If approved by Melrose Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be issued in the conversion, including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.36 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34%. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the grant of options under the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(5)	Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above.
(6)

Pro forma net income does not give effect to the nonrecurring expense that would be expected to be recognized in the year ended December 31, 2014 as a result of the contribution of cash and shares of common stock to the charitable foundation. The estimated before tax expense, estimated after-tax expense and pro forma tax benefit associated with the contribution to the charitable foundation is $1.3 million, $858,000 and $442,000, respectively, at the midpoint of the offering. The table below presents before and after tax expense of the foundation contribution for the three months ended March 31, 2014, along with pro forma net (loss) and per share net (loss) for the same period. The pro forma data assume that we will realize 100.0% of the income tax benefit as a result of the contribution to the charitable foundation based on a 34% income tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as adjusted, of Offering Range
	(in thousands, except per share data)
Before tax expense of contribution:
Three Months ended March 31, 2014	$1,105	$1,300	$1,495	$1,719
Pro forma tax benefit:
Three Months ended March 31, 2014	376	442	508	584
After tax expense of contribution:
Three Months ended March 31, 2014	729	858	987	1,135
Pro forma net (loss):
Three Months ended March 31, 2014	(595)	(728)	(861)	(1,013)
Pro forma net (loss) per share:
Three Months ended March 31, 2014	$(0.28)	$(0.29)	$(0.30)	$(0.31)

(7)	The retained earnings of Melrose Cooperative Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Plan of Reorganization – Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

	At or For the Year Ended December 31, 2013 Based Upon the Sale at $10.00 Per Share of
	2,210,000 shares	2,600,000 shares	2,990,000 shares	3,438,500 shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$22,100	$26,000	$29,900	$34,385
Plus: Market value of shares issued to charitable foundation	805	1,000	1,195	1,419

Pro forma market capitalization	$22,905	$27,000	$31,095	$35,804

Gross proceeds of offering	$22,100	$26,000	$29,900	$34,385
Less: Expenses	(1,428)	(1,463)	(1,499)	(1,540)

Estimated net proceeds	20,672	24,537	28,401	32,845
Less: Common stock purchased by ESOP (2)	(1,832)	(2,160)	(2,488)	(2,864)
Less: Cash contribution to charitable foundation	(300)	(300)	(300)	(300)
Less: Common stock awarded under stock-based benefit plans (3)	(916)	(1,080)	(1,244)	(1,432)

Estimated net cash proceeds	$17,624	$20,997	$24,369	$28,249

For the Year Ended December 31, 2013
Net income:
Historical	$729	$729	$729	$729
Pro forma income on net proceeds	201	240	278	323
Pro forma ESOP adjustment(2)	(40)	(48)	(55)	(63)
Pro forma stock award adjustment (3)	(121)	(143)	(164)	(189)
Pro forma stock option adjustment (4)	(141)	(166)	(191)	(220)

Pro forma net income (6)	$628	$612	$597	$580

Per share net income:
Historical	$0.34	$0.29	$0.25	$0.22
Pro forma income on net proceeds	0.10	0.10	0.10	0.10
Pro forma ESOP adjustment (2)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock award adjustment (3)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma stock option adjustment (4)	(0.06)	(0.06)	(0.06)	(0.06)

Pro forma net income per share (5) (6)	$0.30	$0.25	$0.21	$0.18

Offering price as a multiple of pro forma net income per share	33.33x	40.00x	47.62x	55.56x
Number of shares outstanding for pro forma net income per share calculations (5)	2,113,368	2,491,200	2,869,032	3,303,539
At December 31, 2013
Stockholders’ equity:
Historical	$20,577	$20,577	$20,577	$20,577
Estimated net proceeds	20,672	24,537	28,401	32,845
Plus: Market value of shares issued to charitable foundation	805	1,000	1,195	1,419
Plus: Tax benefit of contribution to charitable foundation	376	442	508	584
Less: Common stock acquired by ESOP (2)	(1,832)	(2,160)	(2,488)	(2,864)
Less: Common stock awarded under stock-based benefit plans (3)	(916)	(1,080)	(1,244)	(1,432)
Less: Expense of contribution to charitable foundation	(1,105)	(1,300)	(1,495)	(1,719)

Pro forma stockholders’ equity (7)	$38,577	$42,016	$45,454	$49,410

Stockholders’ equity per share:
Historical	$8.98	$7.62	$6.62	$5.75
Estimated net proceeds	9.03	9.09	9.13	9.17
Plus: Market value of shares issued to charitable foundation	0.35	0.37	0.38	0.40
Plus: Tax benefit of contribution to charitable foundation	0.16	0.16	0.16	0.16
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3)	(0.40)	(0.40)	(0.40)	(0.40)
Less: Expense of contribution to charitable foundation	(0.48)	(0.48)	(0.48)	(0.48)

Pro forma stockholders’ equity per share (7)	$16.84	$15.56	$14.61	$13.80

Offering price as percentage of pro forma stockholders’ equity per share	59.38%	64.27%	68.45%	72.46%
Number of shares outstanding for pro forma book value per share calculations (7)	2,290,500	2,700,000	3,109,500	3,580,425

(footnotes begin on following page)

(Footnotes from previous pages)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock issued in the conversion (including shares to be contributed to the charitable foundation) will be purchased by the employee stock ownership plan. For purposes of the tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Melrose Bancorp at a rate per annum equal to the prime rate. Melrose Cooperative Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Melrose Cooperative Bank’s total annual payments on the employee stock ownership plan debt are based upon 30 equal annual installments of principal and interest. Accounting Standards Codification 718-40-30 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Melrose Cooperative Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 6,108, 7,200, 8,292 and 9,548 shares were committed during the year ended December 31, 2013 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and in accordance with Accounting Standards Codification 718-40-30, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Melrose Bancorp’s stockholders, one or more stock-based benefit plans may grant an aggregate number of shares of common stock equal to 4% of the shares to be issued in the conversion, including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion), as restricted stock awards to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan, may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Melrose Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Melrose Bancorp. The tables assume that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year and (iii) the stock-based benefit plans expense reflects an effective combined federal and state tax rate of 34%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	If approved by Melrose Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be issued in the conversion, including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.36 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34%. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the grant of options under the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(5)	Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above.
(6)

Pro forma net income does not give effect to the nonrecurring expense that would be expected to be recognized in the year ended December 31, 2014 as a result of the contribution of cash and shares of common stock to the charitable foundation. The estimated before tax expense, estimated after-tax expense and pro forma tax benefit associated with the contribution to the charitable foundation is $1.3 million, $858,000 and $442,000, respectively, at the midpoint of the offering. The table below presents before and after tax expense of the foundation contribution for the year ended December 31, 2013, along with pro forma net (loss) and per share net (loss) for the same period. The pro forma data assume that we will realize 100.0% of the income tax benefit as a result of the contribution to the charitable foundation based on a 34% income tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as adjusted, of Offering Range
	(in thousands, except per share data)
Before tax expense of contribution:
Year ended December 31, 2013	$1,105	$1,300	$1,495	$1,719
Pro forma tax benefit:
Year ended December 31, 2013	376	442	508	584
After tax expense of contribution:
Year ended December 31, 2013	729	858	987	1,135
Pro forma net (loss):
Year ended December 31, 2013	(101)	(246)	(390)	(555)
Pro forma net (loss) per share:
Year ended December 31, 2013	$(0.05)	$(0.10)	$(0.14)	$(0.17)

(7)	The retained earnings of Melrose Cooperative Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Plan of Reorganization – Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION

WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $22.9 million, $27.0 million, $31.1 million and $35.8 million, respectively, with the charitable foundation, as compared to $24.0 million, $28.2 million, $32.4 million and $37.3 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the three months ended March 31, 2014 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the period, with and without the charitable foundation. RP Financial, LC., for purposes of this table, assumed that the offering price as a percentage of pro forma stockholders’ equity per share was approximately the same without the charitable foundation as with the charitable foundation at the midpoint of the offering range.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$22,100	$23,970	$26,000	$28,200	$29,900	$32,430	$34,385	$37,295
Estimated full value	22,905	23,970	27,000	28,200	31,095	32,430	35,804	37,295
Total pro forma assets	210,760	212,409	214,199	216,092	217,637	219,775	221,593	224,011
Total pro forma liabilities	171,732	171,732	171,732	171,732	171,732	171,732	171,732	171,732
Pro forma stockholders’ equity	39,028	40,677	42,467	44,360	45,905	48,043	49,861	52,279
Pro forma net income	134	136	130	133	126	129	122	125
Pro forma stockholders’ equity per share	17.04	16.97	15.73	15.73	14.75	14.81	13.92	14.02
Pro forma net income per share	0.06	0.06	0.05	0.06	0.04	0.05	0.04	0.05
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	58.69%	58.93%	63.57%	63.57%	67.80%	67.52%	71.84%	71.33%
Offering price to pro forma net income per share	41.67x	41.67x	50.00x	41.67x	62.50x	50.00x	62.50x	50.00x
Pro forma financial ratios:
Return on assets (annualized)	0.25%	0.26%	0.24%	0.25%	0.23%	0.23%	0.22%	0.22%
Return on equity (annualized)	1.37	1.34	1.22	1.20	1.10	1.07	0.98	0.96
Equity to assets	18.52	19.15	19.83	20.53	21.09	21.86	22.50	23.34
Total shares issued	2,290,500	2,397,000	2,700,000	2,820,000	3,109,500	3,243,000	3,580,425	3,729,450

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section is intended to help potential investors understand the financial performance of Melrose Cooperative Bank through a discussion of the factors affecting our financial condition at March 31, 2014, December 31, 2013 and December 31, 2012 and our results of operations for the three months ended March 31, 2014 and 2013 and for the years ended December 31, 2013 and 2012. This section should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements that appear beginning on page F-1 of this prospectus. Melrose Bancorp had not engaged in any activities at March 31, 2014 or December 31, 2013. Therefore, the information reflected in this section reflects the financial performance of Melrose Cooperative Bank.

Overview

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, home equity loans and lines of credit, and to a much lesser extent, commercial real estate loans, construction loans and consumer loans. We originate for sale and sell the majority of the fixed-rate one- to four-family residential real estate loans that we originate with terms of greater than 15 years.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provision for loan losses, noninterest income and noninterest expense. Noninterest income currently consists primarily of fees and service charges, gains on sales of loans and income on bank-owned life insurance. Noninterest expense currently consists primarily of expenses related to salary and employee benefits, occupancy and equipment, data processing, advertising, professional fees, and other expense, consisting primarily of federal deposit insurance assessments and other general and administrative expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers. Highlights of our current business strategy include:

•	Continuing to focus on one- to four-family residential real estate lending. We have been, and will continue to be, primarily a one- to four-family residential real estate lender for borrowers in our market area. As of March 31, 2014, $116.0 million, or 88.0%, of our total loan portfolio, consisted of one- to four-family residential real estate loans and at that date an additional $10.0 million, or 7.7%, of our total loan portfolio, consisted of home equity loans and lines of credit. While we intend to increase our focus on commercial real estate lending in an effort to increase yield, we expect that one- to four-family residential real estate lending will remain our primary lending activity.

•	Increasing commercial real estate lending. In order to increase the yield on our loan portfolio and reduce the term to repricing, we intend to increase our focus on commercial real estate lending while maintaining what we believe are conservative underwriting standards. In order to execute on this strategy we intend to hire additional lending personnel, including one person who is an experienced commercial lender. The additional capital raised in the offering will further increase our commercial lending capacity by enabling us to originate more loans.

•	Maintaining our strong asset quality through conservative loan underwriting. As we seek to diversify our loan portfolio, we intend to maintain strict, quality-oriented loan underwriting and credit monitoring processes. At March 31, 2014, December 31, 2013 and 2012, non-performing assets totaled $526,000, $336,000 and $588,000, respectively, which represented 0.27%, 0.17% and 0.32% of total assets at those dates, respectively.

•	Continuing to attract and retain customers in our market area and build our “core” deposits consisting of demand, NOW, savings and money market accounts. Our strategy to seek to increase our commercial real estate lending is also designed to encourage relationship banking and increase our core deposits, including noninterest-bearing transaction accounts, and decrease our dependence on certificates of deposit. Additionally, we believe our implementation of additional product delivery channels and technological services such as electronic and mobile banking applications will increase our core deposits.

•	Remaining a community-oriented institution and relying on high quality service to maintain and build a loyal local customer base. We were established in 1890 and have been operating continuously in and around Melrose, Massachusetts since that time. By using our recognized brand name and the goodwill developed over years of providing timely, efficient banking services, we believe we have been able to attract a solid base of local retail customers on which to continue to build our banking business. We believe that the establishment and funding of the charitable foundation will further promote our relationships and exposure in our market area through our support of charitable organizations operating in our local community.

•	Expanding our banking franchise as opportunities arise through de novo branching and/or branch acquisitions. We currently operate from our full-service banking office. We believe there are branch expansion opportunities in our primary market area. We intend to evaluate branch expansion opportunities, including through establishing a de novo branch and/or branch acquisitions as such opportunities arise. However, we currently have no understandings or agreements with respect to establishing a new branch or acquiring a branch.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion and stock offering, we anticipate that our non-interest expense will increase as a result of increased compensation expenses associated with the implementation of our employee stock ownership plan and the implementation of a stock-based benefit plan, if that benefit plan is approved by our stockholders. For further information, see “Summary – Benefits to Management and Potential Dilution to Stockholders Following the Conversion,” “Risk Factors – Risks Related to this Stock Offering – Our stock-based benefit plans will increase our costs, which will reduce our income,” and “Management of Melrose Bancorp – Benefit Plans and Agreements” and “– Future Stock Benefit Plans.”

Our noninterest expense will also increase as a result of our contribution of cash and shares of common stock to our charitable foundation, and as a result of the increased reporting and other costs associated with operating as a public company as we may be required to expand our accounting staff and expand our internal audit and risk management functions, and/or engage outside consultants to provide these services for us until qualified personnel are hired. For further information, please see “Summary – Our Contribution of Cash and Shares of Our Common Stock to Melrose Cooperative Bank Foundation,” “Risk Factors – Risks Related to Our Business – The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses” and “– Risks Related to this Stock Offering – The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering,” and “Melrose Cooperative Bank Foundation.”

Additionally, consistent with our business strategy to increase our focus on commercial real estate lending, we expect to hire additional lending personnel to execute this strategy which will add to salaries and employee benefits and compensation expense.

Critical Accounting Policies

Certain of our accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers. Our significant accounting policies are discussed in detail in Note 2 of the Notes to Consolidated Financial Statements included in this prospectus.

The recently enacted JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. As of March 31, 2014 and December 31, 2013, there is not a significant difference in the presentation of our financial statements as compared to other public companies as a result of this transition guidance.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for losses on loans which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

The allowance for loan losses is evaluated on a quarterly basis by management. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allocations. Specific percentage allocations can be made for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. For collateral-dependent loans, if the fair value of the loan is less than the loan’s carrying amount, a charge-off is recorded for the difference. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Securities Valuation and Impairment. We classify our investments in debt and equity securities as either held-to-maturity or available-for-sale. Securities classified as held-to maturity are recorded at cost or amortized cost. Available-for-sale securities are carried at fair value. We obtain our fair values from a third party service. This service’s fair value calculations are based on quoted market prices when such prices are available. If quoted market prices are not available, estimates of fair value are computed using a variety of techniques, including extrapolation from the quoted prices of similar instruments or recent trades for thinly traded securities, fundamental analysis, or through obtaining purchase quotes. Due to the subjective nature of the valuation process, it is possible that the actual fair values of these investments could differ from the estimated amounts, thereby affecting our financial position, results of operations and cash flows. If the estimated value of investments is less than the cost or amortized cost, we evaluate whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of the investment. If such an event or change has occurred and we determine that the impairment is other-than-temporary, we expense the impairment of the investment in the period in which the event or change occurred. We also consider how long a security has been in a loss position in determining if it is other than temporarily impaired. Management also assesses the nature of the unrealized losses taking into consideration factors such as changes in risk-free interest rates, general credit spread widening, market supply and demand, creditworthiness of the issuer, and quality of the underlying collateral.

Deferred Tax Assets. We use the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments may require us to make projections of future taxable income and/or to carryback to taxable income in prior years. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Comparison of Financial Condition at March 31, 2014 and December 31, 2013

Total assets decreased $3.9 million, or 2.0%, to $192.8 million at March 31, 2014 from $196.7 million at December 31, 2013. The decrease was primarily the result of a decrease in cash and cash equivalents, offset in part by increases in securities available-for-sale and other assets.

Cash and cash equivalents decreased $4.4 million, or 25.9%, to $12.6 million at March 31, 2014 from $17.0 million at December 31, 2013, reflecting a decrease in deposits.

Securities available-for-sale increased $543,000, or 1.4%, to $40.2 million at March 31, 2014 from $39.7 million at December 31, 2013. The increase in securities available-for-sale was a result of an increase in the unrealized holding gain of $455,000 for the quarter.

Net loans decreased $643,000, or 0.5%, to $131.4 million at March 31, 2014 from $132.0 million at December 31, 2013. The decrease in net loans during the quarter was due primarily to a decrease of $2.3 million, or 2.0%, in one- to four-family residential real estate loans, offset in part by increases of $993,000, or 48.4%, in commercial real estate loans, and $598,000, or 32.0%, in construction loans, during the period.

At March 31, 2014, loans held-for-sale totaled $182,000 compared to no loans held-for-sale at December 31, 2013. The increase resulted from the timing of the closings on certain loans.

Our investment in bank-owned life insurance remained relatively unchanged and was $4.88 million at March 31, 2014 compared to $4.85 million at December 31, 2013. We invest in bank-owned life insurance to provide us with a funding offset for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable.

Other assets increased $368,000, or 184.9%, to $567,000 at March 31, 2014 from $199,000 at December 31, 2013. The increase resulted primarily from the inclusion of $451,000 in prepaid expenses related to the conversion and stock offering.

Total deposits decreased $4.7 million, or 2.7%, to $170.8 million at March 31, 2014 from $175.5 million at December 31, 2013. The decrease resulted primarily from a decrease in certificates of deposit of $6.8 million, or 8.5%, offset in part by an increase in money market accounts of $1.7 million, or 4.3%.

We had no borrowings outstanding at March 31, 2014 or December 31, 2013. At March 31, 2014, we had the ability to borrow approximately $85.6 million from the Federal Home Loan Bank of Boston, subject to certain collateral requirements. Additionally, at March 31, 2014, we had the ability to borrow up to $5.0 million on a Fed Funds line of credit with Co-Operative Central Bank.

Total equity increased $451,000, or 2.2%, to $21.0 million at March 31, 2014 from $20.6 million at December 31, 2013 resulting primarily from net income of $159,000 during the quarter and a $292,000 increase in the net unrealized holding gain on available-for-sale securities during the quarter.

Comparison of Financial Condition at December 31, 2013 and December 31, 2012

Total assets increased $11.1 million, or 6.0%, to $196.7 million at December 31, 2013 from $185.6 million at December 31, 2012. The increase was primarily the result of increases in securities available-for-sale and net loans, offset in part by a decrease in cash and cash equivalents.

Securities available-for-sale increased $11.4 million, or 40.3%, to $39.7 million at December 31, 2013 from $28.3 million at December 31, 2012. The increase in securities available-for-sale during 2013 was a result of management’s decision to deploy cash and cash equivalents into these securities as a result of deposit growth during the year and our decision to sell our longer-term, fixed-rate one- to four-family residential real estate loans in the continuing low interest rate environment.

Net loans increased $6.3 million, or 5.0%, to $132.0 million at December 31, 2013 from $125.7 million at December 31, 2012. The increase in net loans during 2013 was due primarily to an increase of $5.4 million, or 4.8%, in one- to four-family residential real estate loans, and an increase of $682,000, or 57.4%, in construction loans during the period.

Cash and cash equivalents decreased $6.1 million, or 26.4%, to $17.0 million at December 31, 2013 from $23.1 million at December 31, 2012, as management determined to deploy these funds in to the purchase of securities available-for-sale rather than the origination and retention in our portfolio of longer-term, fixed-rate one- to four-family residential real estate loans during the continuing low interest rate environment during 2013. Money market funds decreased $8.0 million, or 90.1%, to $876,000 at December 31, 2013 from $8.9 million at December 31, 2012 reflecting our decision to increase securities available-for-sale during the current interest rate environment.

At December 31, 2013, our investment in bank-owned life insurance was $4.8 million, an increase of $182,000, from $4.7 million at December 31, 2012. We invest in bank-owned life insurance to provide us with a funding offset for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable.

Other assets decreased $209,000, or 51.2%, to $199,000 at December 31, 2013 from $408,000 at December 31, 2012. The decrease resulted primarily from the reduction of $219,000 of prepaid FDIC insurance premiums during the year.

Total deposits increased $10.3 million, or 6.2%, to $175.5 million at December 31, 2013 from $165.2 million at December 31, 2012. The increase resulted primarily from an increase in savings accounts of $5.2 million, or 19.2%, and an increase in certificates of deposit of $5.1 million, or 6.8%, as our customers preferred these higher-yielding accounts. These increases were offset in part by a decrease in money markets of $472,000, or 1.2%.

We had no borrowings outstanding at December 31, 2013 or 2012. At December 31, 2013, we had the ability to borrow approximately $85.5 million from the Federal Home Loan Bank of Boston, subject to certain collateral requirements. Additionally, at December 31, 2013, we had the ability to borrow up to $5.0 million on a Fed Funds line of credit with Co-Operative Central Bank.

Total equity increased $737,000, or 3.7%, to $20.6 million at December 31, 2013 from $19.8 million at December 31, 2012 resulting primarily from net income of $729,000 during 2013.

Comparison of Operating Results for the Three Months Ended March 31, 2014 and 2013

General. Net income decreased $13,000, or 7.6%, to $159,000 for the three months ended March 31, 2014 from $172,000 for the three months ended March 31, 2013. Net income decreased due to a decrease in interest and dividend income of $24,000, a decrease in noninterest income of $22,000 and an increase in noninterest expense of $41,000, partially offset by a decrease in interest expense of $48,000, a decrease in income tax expense of $13,000 and a decrease in the provision for loan losses of $13,000.

Interest and Dividend Income. Interest and fees on loans decreased $48,000 primarily as a result of a decrease in the average yield earned on loans to 3.49% for the three months ended March 31, 2014 from 3.75% for the three months ended March 31, 2013 reflecting lower market interest rates. The decrease in average yield was partially offset by a $3.8 million, or 3.0%, increase in the average balance of loans to $131.3 million for the 2014 quarter from $127.5 million for the 2013 quarter, due primarily to new originations of one-to-four family residential real estate loans as a result of the continuing low interest rate environment.

Interest and dividends on securities increased $26,000, or 15.7%, to $192,000 for the three months ended March 31, 2014 from $166,000 for the three months ended March 31, 2013 resulting from an increase of $10.2 million in the average balance of securities period to period, partially offset by a 31 basis point decrease in the average yield on securities to 1.94% for the March 31, 2014 quarter from 2.25% for the March 31, 2013 quarter.

Other interest income decreased $2,000 for the three months ended March 31, 2014 due to a $5.9 million decrease in the average balance of other interest-earning assets as well as a minimal decrease in the average yield on these assets.

Interest Expense. Interest expense decreased $48,000, or 12.8%, to $328,000 for the three month period ending March 31, 2014 from $376,000 for the prior-year period ended March 31, 2013. The decrease was due to a decrease of 14 basis points to 0.81% for the three-month period in 2014 from 0.95% for the three month period in 2013 in the average rate paid on these deposits.

Net Interest and Dividend Income. Net interest and dividend income increased $24,000, or 2.4%, to $1.0 million for the three months ended March 31, 2014 from $990,000 for the three months ended March 31, 2013. The increase resulted from an increase of $8.1 million, or 4.6%, in total interest-earning assets to $184.5 million in the 2014 quarter from $176.4 million for the 2013 quarter. This increase was partially offset by a decrease in our net interest rate spread of five basis points to 2.10% for the 2014 period from 2.15% for the 2013 period and a decrease of four basis points in our net interest margin to 2.20% for the three-month period ended March 31, 2014 from 2.24% for the same period in 2013.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $2,000 for the three months ended March 31, 2014, a decrease of $13,000, or 86.7%, from the provision of $15,000 for the three months ended March 31, 2013.

The provision for loan losses reflected no charge-offs for either three-month period. The allowance for loan losses was $512,000, or 0.39% of total loans, at March 31, 2014 compared to $489,000 or 0.38% of total loans, at March 31, 2013. Total nonperforming loans were $526,000 at March 31, 2014 compared to $437,000 at March 31, 2013. As a percentage of nonperforming loans, the allowance for loan losses was 97.34% at March 31, 2014 compared to 111.90% at March 31, 2013.

Noninterest Income. Noninterest income decreased $22,000, or 26.8%, to $60,000 for the three months ended March 31, 2014 from $82,000 for the three months ended March 31, 2013 due primarily to a $26,000 decrease on gains on sales of loans.

Noninterest Expense. Noninterest expense increased $41,000, or 5.1%, to $844,000 for the three months ended March 31, 2014 from $803,000 for the three months ended March 31, 2013. Noninterest expense increased primarily due to increases in salaries and employee benefits, professional services and data processing expense. Salaries and employee benefits increased $32,000, or 6.2%, resulting from an increase in the number of full-time equivalent employees period to period, increased pension plan expense as well as normal salary increases and increases in payroll taxes. In addition, our data processing expense increased $5,000 when comparing the 2014 and 2013 quarters.

Income Tax Expense. Income tax expense decreased $13,000, or 15.9%, to $69,000 for the three months ended March 31, 2014 from $82,000 for the same period in 2013. The decrease in the income tax expense was principally due to a lower level of pre-tax income.

Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012

General. Net income decreased $465,000, or 38.9%, to $729,000 for the year ended December 31, 2013 from $1.2 million for the year ended December 31, 2012. Net income decreased due to a decrease in interest and dividend income of $231,000, an increase in interest expense of $170,000, a decrease in noninterest income of $47,000 and an increase in noninterest expense of $307,000, partially offset by a decrease in income tax expense of $291,000.

Interest and Dividend Income. Interest and dividend income decreased $231,000, or 4.0%, to $5.5 million for the year ended December 31, 2013 from $5.7 million for the year ended December 31, 2012 due to a decrease in interest and fees on loans, which decreased to $4.7 million for the year ended December 31, 2013 from $4.8 million for the year ended December 31, 2012. The decrease of $103,000 in interest and fees on loans was the result of a decrease in the average yield earned on loans to 3.64% for 2013 from 4.00% during 2012 due to the low interest rate and competitive environment for the origination of new loans. The average balance of loans increased $9.2 million, or 7.6%, to $129.8 million for the year ended December 31, 2013 from $120.6 million for the year ended December 31, 2012 due primarily to new originations of one- to four-family residential real estate loans as a result of the continuing low interest rate environment.

Interest and dividends on securities decreased $137,000, or 15.4%, to $753,000 for 2013 from $890,000 for 2012 resulting from a decrease of 65 basis points in the average yield on securities to 2.19% for 2013 from 2.84% for 2012 offset in part by an increase of $2.9 million in the average balance of securities year to year.

Other interest income increased $9,000 for the year ended December 31, 2013 due to a $4.0 million increase in the average balance of other interest-earning assets as well as a minimal increase in the average yield on these assets.

Interest Expense. Interest expense increased $170,000, or 12.3%, to $1.5 million for 2013 from $1.4 million for 2012. The increase was due to an increase of $12.5 million, or 8.3%, in interest-bearing deposits and an increase of 4 basis points to 0.95% for 2013 from 0.91% for 2012 in the average rate paid on these deposits. The increase in interest-bearing deposits resulted primarily from an increase of $11.8 million, or 16.6%, in the average balance of certificates of deposit to $82.8 million for 2013 from $71.0 million for 2012. Offsetting, in part, the increase in our average balance of certificates of deposit, was a decrease of $2.8 million, or 6.6%, in the average balance of money market accounts which decreased to $40.3 million for the year ended December 31, 2013 from $43.1 million for the year ended December 31, 2012.

Net Interest and Dividend Income. Net interest and dividend income decreased $401,000, or 9.2%, to $3.9 million for the year ended December 31, 2013 from $4.3 million for the year ended December 31, 2012 as our net interest rate spread decreased 47 basis points to 2.05% for 2013 from 2.52% for 2012 and our net interest margin decreased 45 basis points to 2.16% for 2013 from 2.61% for 2012, offset in part by an increase of $3.6 million in our net interest-earning assets to $19.3 million during 2013 from $15.6 million during 2012.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies – Allowance for Loan Losses,” we recorded a provision for loan losses of $37,000 for the year ended December 31, 2013, an increase of $1,000, or 2.8%, from the provision of $36,000 for the year ended December 31, 2012. Our determination to increase our provision resulted primarily from increased loan balances.

The provision for loan losses for the year ended December 31, 2013 reflected net charge-offs of $1,000 for both 2013 and 2012. The allowance for loan losses was $510,000, or 0.39% of total loans, at December 31, 2013, compared to $474,000, or 0.38% of total loans, at December 31, 2012. Total nonperforming loans were $336,000 at December 31, 2013 compared to $383,000 at December 31, 2012. As a percentage of nonperforming loans, the allowance for loan losses was 151.8% at December 31, 2013 compared to 123.8% at December 31, 2012.

Noninterest Income. Noninterest income decreased $47,000, or 11.6%, to $359,000 for the year ended December 31, 2013 from $406,000 for the year ended December 31, 2012 due primarily to decreases in fees and service charges and gains on sales of securities offset in part by increases in gain on sales of loans and income on bank-owned life insurance and other income.

Fees and service charges decreased $40,000, or 30.1%. Gain on sales of securities decreased to $0 during 2013 from $36,000 during 2012 as we sold no securities in 2013. Gain on sales of loans increased $22,000 to $105,000 for 2013 from $83,000 for 2012.

Noninterest Expense. Noninterest expense increased $307,000, or 10.5%, to $3.2 million for the year ended December 31, 2013 from $2.9 million for the year ended December 31, 2012. Noninterest expense increased primarily due to increases in salaries and employee benefits, occupancy expense and data processing expense. Salaries and employee benefits increased $194,000, or 10.7%, resulting from increased pension plan expense as well as normal salary increases and increases in payroll taxes. Occupancy expense increased $41,000, or 16.1%, primarily due to increased taxes and insurance. In addition, our data processing expense increased $44,000.

Income Tax Expense. Income tax expense decreased $291,000, or 48.5%, to $309,000 for 2013 from $600,000 for 2012. The decrease in the income tax expense was principally due to a lower level of pre-tax income. Our effective tax rate was 29.8% for 2013 compared to 33.4% for 2012.

Average Balance Sheets

Average Balances and Yields. The following tables set forth the average balance sheet, average yields and costs, and certain other information for the periods indicated. All average balances are daily or weekly average balances. Management does not believe that the use of weekly average balances instead of daily average balances has caused any material difference in the information presented. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At March 31, 2014	For the Three Months Ended March 31,
		2014			2013
		Average Outstanding Balance	Interest	Yield/Rate (2)	Average Outstanding Balance	Interest	Yield/Rate (2)
	Yield/Rate
		(Dollars in thousands)
Interest-earning assets:
Loans	3.45%	$131,324	$1,147	3.49%	$127,509	$1,195	3.75%
Securities	2.27	39,623	192	1.94	29,473	166	2.25
Other interest-earning assets (1)	0.11	13,507	3	0.09	19,428	5	0.11

Total interest-earning assets	3.01	184,454	1,342	2.91	176,410	1,366	3.10

Noninterest-earning assets		10,999			11,794

Total assets		$195,453			$188,204

Interest-bearing liabilities:
Deposits:
Savings accounts	0.20	$32,689	17	0.21	$28,074	28	0.40
Certificates of deposit	1.39	78,107	270	1.38	78,165	298	1.52
Money market accounts	0.38	41,763	38	0.36	41,144	47	0.46
NOW accounts	0.10	10,174	3	0.12	10,200	3	0.12

Total interest-bearing deposits	0.85	162,733	328	0.81	157,583	376	0.95
Borrowings	—	—	—	—	—	—	—

Total interest-bearing liabilities	0.85	162,733	328	0.81	157,583	376	0.95

Demand deposit accounts		11,299			10,043
Other noninterest-bearing liabilities		671			616

Total liabilities		174,703			168,242
Equity		20,750			19,962

Total liabilities and equity		$195,453			$188,204

Net interest income			$1,014			$990

Net interest rate spread (3)				2.10%			2.15%
Net interest-earning assets (4)		$21,721			$18,827

Net interest margin (5)				2.20%			2.24%
Average of interest-earning assets to interest-bearing liabilities		113.35%			111.95%

(footnotes on following page)

	For the Years Ended December 31,
	2013			2012
	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$129,783	$4,718	3.64%	$120,595	$4,821	4.00%
Securities	34,328	753	2.19	31,387	890	2.84
Other interest-earning assets (1)	18,719	23	0.12	14,695	14	0.10

Total interest-earning assets	182,830	5,494	3.00	166,677	5,725	3.43

Noninterest-earning assets	12,047			13,016

Total assets	$194,877			$179,693

Interest-bearing liabilities:
Deposits:
Savings accounts	$29,803	99	0.33	$26,076	106	0.41
Certificates of deposit	82,753	1,252	1.51	70,972	1,059	1.49
Money market accounts	40,291	184	0.46	43,145	202	0.47
NOW accounts	10,727	12	0.11	10,842	10	0.09

Total interest-bearing deposits	163,574	1,547	0.95	151,035	1,377	0.91
Borrowings	—	—	—	—	—	—

Total interest-bearing liabilities	163,574	1,547	0.95	151,035	1,377	0.91

Demand deposit accounts	10,444			8,957
Other noninterest-bearing liabilities	656			546

Total liabilities	174,674			160,538
Equity	20,203			19,155

Total liabilities and equity	$194,877			$179,693

Net interest income		$3,947			$4,348

Net interest rate spread (3)			2.05%			2.52%
Net interest-earning assets (4)	$19,256			$15,642

Net interest margin (5)			2.16%			2.61%
Average of interest-earning assets to interest-bearing liabilities	111.77%			110.36%

(1)	Includes Federal Home Loan Bank stock, correspondent bank accounts, federal funds sold, money market funds and Co-operative Central Bank deposit.
(2)	Yields/ratios for the three months ended March 31, 2014 and 2013 are annualized.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis. The following table presents the effects of changing rates and volumes on our net interest income for the fiscal years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2014 vs. 2013			Years Ended December 31, 2013 vs. 2012
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$38	$(86)	$(48)	$543	$(646)	$(103)
Securities	44	(18)	26	97	(234)	(137)
Other interest-earning assets	(1)	(1)	(2)	4	5	9

Total interest-earning assets	81	(105)	(24)	644	(875)	(231)

Interest-bearing liabilities:
Deposits:
Savings accounts	6	(17)	(11)	25	(32)	(7)
Certificates of deposit	—	(28)	(28)	178	15	193
Money market accounts	1	(10)	(9)	(13)	(5)	(18)
NOW accounts	—	—	—	—	2	2

Total interest-bearing deposits	7	(55)	(48)	190	(20)	170
Borrowings	—	—	—	—	—	—

Total interest-bearing liabilities	7	(55)	(48)	190	(20)	170

Change in net interest income	$74	$(50)	$24	$454	$(855)	$(401)

Management of Market Risk

Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our net interest income to changes in market interest rates. Our board of directors is responsible for the review and oversight of our asset/liability strategies. Our Asset/Liability Committee, which is comprised of our senior executive officers and one outside board member, meets quarterly and is charged with developing an asset/liability management plan. Senior management meets regularly to review pricing and liquidity needs and to assess our interest rate risk. This committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by our board of directors.

The techniques we are currently using to manage interest rate risk include:

•	selling the majority of our fixed-rate, one- to four-family residential real estate loans that we originate with terms of greater than 15 years and retaining all of the adjustable-rate one- to four-family residential real estate loans that we originate;

•	maintaining a significant portfolio of adjustable-rate one- to four-family residential real estate loans and increasing the amount of adjustable-rate commercial real estate and construction loans in our portfolio;

•	funding a portion of our operations with deposits with terms greater than one year;

•	monitoring core deposit levels and pricing to allow us to remain competitive in obtaining funds and to respond to changes in customer demand and our liquidity needs;

•	focusing our business operations on local retail customers who value our community orientation and personal service and who may be somewhat less sensitive to interest rate changes than wholesale deposit customers; and

•	maintaining a strong capital position, which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities.

Depending on market conditions, from time to time we may place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our assets and liabilities can, during periods of stable or declining interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines due to the difference between long- and short-term interest rates.

Economic Value of Equity. In order to monitor and manage interest rate risk, we use the net present value of equity at risk methodology. This methodology calculates the difference between the present value of expected cash flows from assets and liabilities. The comparative scenarios assume an immediate parallel shift in the yield curve in increments of 100 basis point (bp) rate movements. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The model is run at least quarterly showing shocks from +300bp to - 100bp, because a decline of greater than -100bp is currently highly unlikely. The board of directors and management review the methodology’s measurements on a quarterly basis.

The interest rate scenarios are used for analytical purposes and do not necessarily represent management’s view of future market movements. Results of the modeling are used to provide a measure of the degree of volatility interest rate movements may have on our earnings. Modeling the sensitivity of earnings to interest rate risk is decidedly reliant on numerous assumptions embedded in the model. These assumptions include, but are not limited to, management’s best assessment of the effect of changing interest rates on the prepayment speeds of certain assets and liabilities, projections for account balances in each of the product lines offered and the historical behavior of deposit rates and balances in relation to changes in interest rates. These assumptions are inherently changeable, and as a result, the model is not expected to precisely measure net interest income or precisely predict the impact of fluctuations in interest rate on net interest income. Actual results will differ from the simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions. Assumptions are supported with annual back testing of the model to actual market rate shifts.

The table below sets forth, as of March 31, 2014, the estimated changes in the net present value of equity that would result from the designated changes in the United States Treasury yield curve under an instantaneous parallel shift for Melrose Cooperative Bank. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

Change in Interest Rates (Basis Points) (1)	Economic Value of Equity			EVE as a % of Economic Value of Assets (3)
	Estimated EVE (2)	Amount of Change	Percent
				EVE Ratio	Change (1)
	(Dollars in thousands)
+300	$23,488	$(13,104)	(35.8)%	12.3%	(5.3)%
+200	27,741	(8,851)	(24.2)	14.1%	(3.5)%
+100	32,306	(4,286)	(11.7)	16.0%	(1.6)%
0	36,592	—	—	17.6%	—%
-100	39,713	3,121	8.5	18.8%	1.2%

(1)	Assumes instantaneous parallel changes in interest rates.
(2)	EVE or Economic Value of Equity at Risk measures Melrose Cooperative Bank’s exposure to equity due to changes in a forecast interest rate environment.
(3)	EVE ratio represents Economic Value of Equity divided by the economic value of assets which should measure stability for future earnings.

The table above indicates that at March 31, 2014, in the event of a 100 basis point decrease in interest rates, we would experience an 8.5% increase in economic value of equity. In the event of a 300 basis point increase in interest rates, we would experience a 35.8% decrease in economic value of equity.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in the economic portfolio value of equity require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in interest rates. In this regard, the table above assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that particular changes in interest rates occur at different times and in different amounts in response to a designed change in the yield curve for U.S. Treasuries. Furthermore, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income. Finally, the above table does not take into account the changes in the credit risk of our assets that can occur in connection with changes in interest rates.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from sale of loans and proceeds from maturities and calls of securities. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability Committee, under the direction of our Chief Executive Officer, is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies.

Our most liquid assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2014, cash and cash equivalents totaled $12.6 million. We believe that we have enough sources of liquidity to satisfy our short- and long-term liquidity needs as of March 31, 2014.

We regularly monitor and adjust our investments in liquid assets based upon our assessment of: (i) expected loan demand; (ii) expected deposit flows; (iii) yields available on interest-earning deposits; and (iv) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.

Net cash (used in)/provided by operating activities, which consists primarily of net income and proceeds from loan sales offset by disbursements for loans originated for sale, was $(216,000) and $328,000 for the three months ended March 31, 2014 and 2013, respectively.

Net cash provided by/(used in) investing activities, which consists primarily of disbursements for purchases of available-for-sale securities and net loan originations and principal collections offset by proceeds from maturities and calls of available-for-sale securities, was $533,000 and $(6.1 million) million for the three months ended March 31, 2014 and 2013, respectively.

Financing activities consist entirely of activity in deposit accounts. We experienced a net decrease in deposits of $4.7 million during the three months ended March 31, 2014 and an increase in deposits of $8.6 million during the three months ended March 31, 2013. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors.

At March 31, 2014, we had $2.7 million in commitments to originate loans, $357,000 of which will be sold. In addition to commitments to originate loans, we had $12.6 million in unused lines of credit to borrowers at this date. Certificates of deposit due within one year of March 31, 2014 totaled $31.4 million, or 18.4%, of total deposits. If these deposits do not remain with us, we may be required to seek other sources of funds, including utilizing Federal Home Loan Bank of Boston advances although historically we have not utilized borrowings as a funding source and do not expect to in the future. Depending on market conditions, we may be required to pay higher rates on such deposits than we currently pay on the certificates of deposit due on or before March 31, 2015. We believe, however, that based on historical experience and current market interest rates, we will retain upon maturity a large portion of our certificates of deposit with maturities of one year or less as of March 31, 2014.

We are permitted to borrow funds from the Federal Home Loan Bank of Boston and the Co-Operative Central Bank, and at March 31, 2014 we had the ability to borrow $85.6 million from the Federal Home Loan Bank of Boston and $5.0 million from the Co-Operative Central Bank. Historically we have not used borrowings as a funding source, and we had no borrowings at either March 31, 2014, December 31, 2013 or December 31, 2012.

Melrose Cooperative Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2014, Melrose Cooperative Bank exceeded all regulatory capital requirements. Melrose Cooperative Bank is considered “well capitalized” under regulatory guidelines. See “Supervision and Regulation – Federal Regulations – Capital Requirements” and Note 13 of the Notes to the Consolidated Financial Statements.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of loans.

Commitments, Contractual Obligations and Off-Balance Sheet Arrangements

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we enter into commitments to sell mortgage loans. For additional information, see Note 10 of the Notes to our Consolidated Financial Statements.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include maintenance agreements for equipment, agreements with respect to borrowed funds, if any, and deposit liabilities.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. GAAP, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit as well as commitments to sell loans. For information about our loan commitments and unused lines of credit, see Note 10 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

We have not engaged in any other off-balance-sheet transactions in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 2 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF MELROSE BANCORP

Melrose Bancorp is a Maryland corporation organized and incorporated in February 2014 for the purpose of becoming the bank holding company of Melrose Cooperative Bank upon completion of the conversion and stock offering. We have not engaged in any business to date. Upon completion of the conversion, we will own all of the issued and outstanding stock of Melrose Cooperative Bank. We intend to contribute at least 50% of the net proceeds from the stock offering to Melrose Cooperative Bank. Melrose Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan and contribute a portion of the retained net proceeds to the charitable foundation that we are establishing and funding in connection with the conversion. At a later date, we may use the net proceeds from the offering to pay dividends to stockholders and repurchase shares of common stock, subject to our capital needs and regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Melrose Bancorp, as the holding company of Melrose Cooperative Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of other banking and financial services companies. See “Supervision and Regulation – Holding Company Regulation” for a discussion of the activities that are permitted for bank holding companies.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Melrose Cooperative Bank. Melrose Cooperative Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Supervision and Regulation – Federal Regulations – Capital Requirements.” Initially, Melrose Bancorp will neither own nor lease any property, but will instead pay a fee to Melrose Cooperative Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only certain persons who are officers of Melrose Cooperative Bank to serve as officers of Melrose Bancorp. We will, however, use the support staff of Melrose Cooperative Bank from time to time. We will pay a fee to Melrose Cooperative Bank for the time devoted to Melrose Bancorp by employees of Melrose Cooperative Bank; however, these persons will not be separately compensated by Melrose Bancorp. Melrose Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF MELROSE COOPERATIVE BANK

General

Melrose Cooperative Bank is a Massachusetts-chartered cooperative bank headquartered in Melrose, Massachusetts. Melrose Cooperative Bank was incorporated in 1890 and has operated continuously in or around the surrounding area of Melrose, Massachusetts since that time.

We provide financial services to individuals, families and businesses through our full-service banking office in Melrose, Massachusetts. Our primary business activity consists of taking deposits from the general public in our market area and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans and home equity loans and lines of credit. To a much lesser extent, we also originate commercial real estate, construction and consumer loans. We offer a variety of deposit accounts to consumers and small businesses, including certificate of deposit accounts, savings accounts, money market accounts and demand and NOW accounts. We also offer online and mobile banking services. At March 31, 2014, we had total assets of $192.8 million, total deposits of $170.8 million and total equity of $21.0 million.

Generally, we retain in our portfolio all adjustable-rate loans that we originate, as well as fixed-rate one- to four-family residential real estate loans with terms of less than 15 years. Consistent with prudent interest rate risk strategy and based upon the market and rate environment, we will consider holding in our portfolio longer term fixed-rate one- to four-family residential mortgage loans. Historically, as part of our interest rate risk strategy, we have sold our fixed-rate one- to four-family residential real estate loans with terms of 15 years or greater on a servicing-released basis. During the quarter ended March 31, 2014 and the year ended December 31, 2013 we originated for sale and sold $985,000 and $5.2 million, respectively, of fixed-rate one- to four-family residential mortgage loans, including refinances, in order to generate fee income and consistent with our interest rate risk strategy.

Reflecting our focus on our community, in connection with the offering, we intend to establish a charitable foundation called Melrose Cooperative Bank Foundation and fund it with $300,000 in cash and shares of our common stock with a value of between $805,000 at the minimum of the offering range and $1,419,250 at the adjusted maximum of the offering range. The purpose of this foundation will be to make contributions to support various charitable organizations operating in our community.

Our website address is www.melrosecoop.com. Information on this website should not be considered a part of this prospectus.

Market Area

We conduct our operations from our full-service banking office in Melrose, Massachusetts which is located in the greater Boston metropolitan area of Middlesex County. Melrose is a suburb located approximately seven miles north of Boston. We consider our primary deposit area and primary lending market area to be Melrose and the surrounding towns. While we occasionally make loans secured by properties located outside of our primary lending market, these loans are generally to borrowers with whom we have an existing relationship and who have a presence within our primary lending market.

The Boston metropolitan area benefits from the presence of numerous institutions of higher learning, medical care and research centers and the corporate headquarters of several significant mutual fund investment companies. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. These factors affect the demand for residential homes, multifamily apartments, office buildings, shopping centers, industrial warehouses and other commercial properties.

Based on the 2012 United States census, the Boston metropolitan area is the 10th largest metropolitan area in the United States. Located adjacent to major transportation corridors, the Boston metropolitan area provides a highly diversified economic base, with major employment sectors ranging from services, manufacturing and wholesale/retail trade, to finance, technology and medical care. According to the United States Department of Labor, in December 2013, the Boston-Cambridge-Quincy, Massachusetts/New Hampshire Metropolitan Statistical Area had an unemployment rate of 5.9% compared to the national unemployment rate of 6.7% for December 2013.

Based on United States census estimates, from 2010 to 2012, the population of Middlesex County increased marginally from 1.50 million persons to 1.54 million persons. From 2008 to 2012, the median household income for Middlesex County was $81,420 compared to median household income for Massachusetts of $66,658 and $53,046 for the United States.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies.

We are a small community savings institution and as of June 30, 2013 (the latest date for which information is available), our market share was 0.37% of total FDIC-insured deposits in Middlesex County, Massachusetts making us the 40th largest out of 53 financial institutions in Middlesex County.

Lending Activities

Our principal lending activity is originating one- to four-family residential real estate loans and home equity loans and lines of credit. To a much lesser extent, we also originate commercial real estate loans, construction loans and consumer loans. In recent years, we have modestly increased our commercial real estate loans. Subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on commercial real estate loans in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans. We also originate for sale and sell the majority of the fixed-rate one- to four-family residential real estate loans that we originate with terms of greater than 15 years, on a servicing-released, limited or no recourse basis, while retaining shorter-term fixed-rate and all adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio at the dates indicated.

	At March 31,		At December 31,
	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$116,020	88.0%	$118,328	89.4%	$112,914	89.5%
Home equity loans and lines of credit	10,111	7.7	10,037	7.6	9,906	7.9
Commercial	3,045	2.3	2,052	1.5	1,918	1.6
Construction (1)	2,469	1.9	1,871	1.4	1,189	0.9
Consumer loans	127	0.1	121	0.1	192	0.1

Total loans	131,772	100.0%	132,409	100.0%	126,119	100.0%

Other items:
Allowance for loan losses	(512)		(510)		(474)
Deferred loan costs, net	92		96		104

Loans receivable, net	$131,352		$131,995		$125,749

(1)	Net of undisbursed proceeds on loans-in-process.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2013. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Maturities are based on the final contractual payment date and do not reflect the effect of prepayments and scheduled principal amortization.

	One- to four-family residential loans		Home equity loans and lines of credit		Commercial real estate loans		Construction
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2014	$22	3.46%	$—	—%	$—	—%	$—	—%
2015	34	3.38	18	3.25	—	—	—	—
2016	147	6.06	3	3.25	—	—	—	—
2017 to 2018	653	4.54	460	3.38	—	—	—	—
2019 to 2023	9,641	3.37	3,762	3.38	272	4.44	—	—
2024 to 2028	27,934	3.18	5,794	4.13	33	5.00	440	2.88
2029 and beyond	79,897	3.50	—	—	1,747	4.37	1,431	2.93

Total	$118,328	3.42%	$10,037	3.81%	$2,052	4.39%	$1,871	2.92%

	Consumer loans		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2014	$—	—%	$22	3.47%
2015	16	5.46	68	3.84
2016	38	4.99	188	5.79
2017 to 2018	34	4.99	1,147	4.09
2019 to 2023	22	6.35	13,697	3.40
2024 to 2028	—	—	34,201	3.34
2029 and beyond	11	18.00	83,086	3.51

Total	$121	6.47%	$132,409	3.46%

The following table sets forth our fixed- and adjustable-rate loans at December 31, 2013 that are due after December 31, 2014.

	Due After December 31, 2014
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$56,353	$61,953	$118,306
Home equity loans and lines of credit	192	9,845	10,037
Commercial	172	1,880	2,052
Construction	440	1,431	1,871
Consumer loans	89	32	121

Total loans	$57,246	$75,141	$132,387

One- to Four-Family Residential Real Estate Lending. The focus of our lending has long been the origination of long-term loans secured by mortgages on owner-occupied one- to four-family residences. At March 31, 2014, $116.0 million, or 88.0%, of our total loan portfolio, consisted of one- to four-family residential real estate loans. At that date, our average outstanding one- to four-family residential real estate loan balance was $227,000 and our largest outstanding residential loan had a principal balance of $1.0 million. At March 31, 2014, our ten largest loans totaling $7.2 million were one- to four-family residential real estate loans. The majority of the one- to four-family residential real estate loans that we originate are secured by properties located in our primary lending area of Melrose and the surrounding towns. See “ – Originations, Sales and Purchases of Loans.”

Our one- to four-family residential real estate loans are generally underwritten according to Fannie Mae and Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate one- to four-family residential real estate loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency (“FHFA”). We also originate loans above the FHFA limit, which are referred to as “jumbo loans.” We generally underwrite jumbo loans in a manner similar to conforming loans. During the quarter ended March 31, 2014 and the year ended December 31, 2013, we originated $985,000 and $4.7 million of jumbo loans, respectively.

We originate both fixed-rate and adjustable-rate one- to four-family residential real estate loans. Our fixed-rate and adjustable-rate one- to four-family residential real estate loans are originated with terms of up to 30 years. Prior to January 2014 we offered a 40-year adjustable rate loan. At March 31, 2014, $61.7 million, or 53.2% of our one- to four-family residential real estate loans were adjustable-rate loans.

We originate our adjustable-rate one- to four-family residential real estate loans with initial interest rate adjustment periods of three, five, seven and 10 years, based on changes in a designated market index. These loans are limited to a 200 basis point initial increase in their interest rate, a 200 basis point increase in their interest rate annually after the initial adjustment, and a maximum upward adjustment of 600 basis points over the life of the loan. We determine whether a borrower qualifies for an adjustable-rate mortgage loan based on secondary market guidelines.

We originate one- to four-family residential mortgage loans with loan-to-value ratios of up to 80% without private mortgage insurance. We originate loans with loan-to-value ratios of up to 97% with private mortgage insurance and where the borrower’s debt does not exceed 43% of the borrower’s monthly cash-flow.

Certain of our one- to four-family residential real estate loans are for the purchase of residential condominiums. Consistent with our risk analysis, we will not finance more than 15% of the units in any condominium project. In addition and consistent with Fannie Mae and Freddie Mac guidelines, generally, we will not make a loan for the purchase of a condominium in a new condominium project unless at least 60% of the total units in the project are sold or under a sales agreement prior to the loan closing.

Generally, we sell the majority of the fixed-rate one- to four-family residential real estate loans that we originate with terms of greater than 15 years. We base the amount of fixed-rate loans that we sell on our liquidity needs, asset/liability mix, loan volume, portfolio size and other factors. Currently, the majority of loans that we sell are sold to the Massachusetts Housing Finance Agency and Northeast Home Loan with servicing released.

We generally do not offer “interest only” mortgage loans on one- to four-family residential real estate loans nor do we offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on his loan, resulting in an increased principal balance during the life of the loan. Additionally, we do not offer “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (defined as loans having less than full documentation).

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. During the quarter ended March 31, 2014 and the year ended December 31, 2013, we originated five and 35 one-to-four family residential real estate loans totaling $2.1 million and $11.8 million, respectively, with adjustable rates of interest.

We evaluate both the borrower’s ability to make principal, interest and escrow payments and the value of the property that will secure the loan. Our one- to four-family residential real estate loans do not currently include prepayment penalties, are non-assumable and do not produce negative amortization. Our one- to four-family residential mortgage loans customarily include “due-on-sale” clauses giving us the right to declare the loan immediately due and payable in the event that, among other things, the borrower sells the property subject to the mortgage. All borrowers are required to obtain title insurance for the benefit of Melrose Cooperative Bank. We also require homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

We offer on a limited basis one- to four-family residential real estate loans secured by non-owner occupied properties. Generally, we require personal guarantees from the borrowers on these properties, and we will not make loans in excess of 80% loan to value on non-owner-occupied properties.

Home Equity Loans and Lines of Credit. In addition to one- to four-family residential real estate loans, we offer home equity loans and lines of credit that are secured by the borrower’s primary or secondary residence. At March 31, 2014, we had $10.1 million, or 7.7%, of our total loan portfolio in home equity loans and lines of credit. Home equity lines of credit totaled $9.4 million at March 31, 2014. At that date we also had $10.3 million of unused commitments related to home equity lines of credit.

Home equity loans and lines of credit are generally underwritten using the same criteria that we use to underwrite one- to four-family residential real estate loans. Home equity loans and lines of credit may be underwritten with a loan-to-value ratio of up to 80% when combined with the principal balance of the existing first mortgage loan. Our home equity loans are primarily originated with fixed rates of interest with terms of up to 20 years. Our home equity lines of credit are originated with adjustable-rates based on the prime rate of interest plus an applicable margin with a floor rate and require interest paid monthly.

Home equity loans and lines of credit are generally secured by junior mortgages and have greater risk than one- to four-family residential real estate loans secured by first mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity loans and lines of credit, decreases in real estate values could adversely affect our ability to fully recover the loan balance in the event of a default.

Commercial Real Estate Lending. Consistent with our strategy to enhance the yield and reduce the term to maturity of our loan portfolio, we offer commercial real estate loans. At March 31, 2014, we had $3.0 million in commercial real estate loans, representing 2.3% of our total loan portfolio.

Subject to future economic, market and regulatory conditions, we will seek to increase our originations, purchases or participations of commercial real estate loans. To accomplish this, we intend to hire additional lending personnel, including an experienced commercial real estate lender.

Generally, our commercial real estate loans have terms and amortization periods of up to 30 years. Generally these loans have adjustable rates of interest tied to the U.S. Treasury index.

All of our commercial real estate loans are secured by multifamily residential real estate, office buildings or mixed-use properties located in Middlesex County, Massachusetts.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service, generally at least 1.25 to 1). All commercial real estate loans are appraised by outside independent appraisers who are approved by the board of directors on an annual basis. Personal guarantees are generally obtained from the principals of commercial and multifamily real estate loans.

Commercial real estate loans entail greater credit risks compared to owner-occupied one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties.

Our loans-to-one borrower limit is 20% of our unimpaired capital, which limit was $4.0 million at March 31, 2014. We generally target commercial real estate loans with balances of up to the lesser of $2.0 million or our legal lending limit. At March 31, 2014, our average commercial real estate loan had a balance of $178,000. At that same date, our largest commercial real estate relationship totaled $1.1 million and was performing in accordance with its repayment terms.

Construction Loans. We also originate construction loans for one- to four-family residential real estate properties and commercial properties. At March 31, 2014, $2.5 million, or 1.9%, of our total loan portfolio, consisted of construction loans secured by one- to four-family residential real estate or commercial real estate.

Our construction loans are primarily secured by properties located within our primary market area. We generally do not originate speculative construction loans to contractors and builders to finance the construction and rehabilitation of residential or commercial properties.

Construction loans for one- to four-family residential real estate properties are generally originated with adjustable rates and a maximum loan to value ratio of 80%. Construction loans for commercial real estate are originated with a maximum loan to value ratio of 75%. At March 31, 2014, our largest construction loan had a principal balance of $1.1 million and was secured by a single-family residence in our market area. This loan was performing in accordance with its terms at March 31, 2014.

Construction loans are “interest-only” loans during the construction period which typically does not exceed 12 months and may convert to permanent, amortizing financing following the completion of construction. Depending on the complexity of the construction project, the term of an “interest-only” construction loan may be extended up to an additional 12 months. At March 31, 2014, the additional unadvanced portions of these construction loans totaled $836,000.

We make construction loans for commercial properties, including commercial “mixed-use” buildings. Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 75% loan-to-completed-appraised-value ratio. Repayment of construction loans on residential properties is normally expected from the property’s eventual rental income, income from the borrower’s operating entity, the personal resources of the guarantor, or the sale of the subject property. In the case of income-producing property, repayment is usually expected from permanent financing upon completion of construction. We typically provide the permanent mortgage financing on our construction loans on income-producing properties and owner-occupied properties.

Generally, before making a commitment to fund a construction loan, we require an appraisal of the property by a state-certified or state-licensed appraiser. We review and inspect properties before disbursement of funds during the term of the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. In the event we make a land acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

Consumer Lending. To a much lesser extent, we offer a variety of consumer loans to individuals who reside or work in our market area, including new and used automobile loans, unsecured overdraft lines of credit and loans secured by passbook accounts. At March 31, 2014, our consumer loan portfolio totaled $127,000, or 0.1% of our total loan portfolio.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater risk compared to longer-term loans secured by improved, owner-occupied real estate, particularly consumer loans that are secured by rapidly depreciable assets, such as automobiles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are primarily dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Originations, Sales and Purchases of Loans

Our loan originations are generated by our loan personnel operating at our banking office. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

Consistent with our interest rate risk strategy, in the low interest rate environment that has existed in recent years, we originate for sale and sell the majority of the fixed-rate, one- to four-family residential real estate loans that we originate with terms of greater than 15 years, on a servicing-released, limited or no recourse basis, while retaining shorter-term fixed-rate and all adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. For the quarter ended March 31, 2014 and the year ended December 31, 2013, we sold $985,000 and $5.2 million, respectively, of one- to four-family residential real estate loans that were originated for sale, respectively.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At March 31, 2014, we had three loans from one borrower for $759,000 in which we were not the lead lender, each of which is performing in accordance with its original repayment terms. We may participate out portions of a loan that exceeded our loans-to-one borrower legal lending limit and for risk diversification. We generally do not purchase whole loans.

The following table shows our loan originations and principal repayment activities during the periods indicated. During the three months ended March 31, 2014 and during 2013 and 2012 we originated for sale and sold $985,000, $5.2 million and $4.3 million, respectively, of loans held-for-sale. These loans are not included in the table.

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(In thousands)
Total loans at beginning of period	$132,409	$126,119	$126,119	$114,979

Loans originated:
Real estate loans:
One- to four-family residential	2,870	7,867	23,616	33,084
Home equity loans and lines of credit	—	19	392	681
Commercial	380	—	—	—
Construction	353	728	1,308	1,390
Consumer loans	75	—	17	108

Total loans originated	3,678	8,614	25,333	35,263

Other:
Principal repayments	(5,616)	(6,263)	(26,932)	(31,369)
Advances on construction loans and home equity lines-of-credit	1,301	1,253	7,889	7,246

Net loan activity	(637)	3,604	6,290	11,140

Total loans at end of period	$131,772	$129,723	$132,409	$126,119

Loan Approval Procedures and Authority

The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of our capital, which is defined under Massachusetts law as the sum of our surplus account, undivided profits and, after the completion of the conversion, capital stock. Loans secured by a first mortgage on residential property occupied by the borrower are excluded from this limit. At March 31, 2014, our regulatory limit on loans-to-one borrower was $4.0 million. However, we maintain an internal loans-to-one borrower limit that is below the regulatory limit. At March 31, 2014, our internal limit was $2.0 million. At March 31, 2014, our largest lending relationship consisted of three loans totaling $1.0 million that are secured by commercial real estate in our market area. This loan relationship was performing in accordance with its original repayment terms at March 31, 2014. Our second largest relationship at this date was one loan totaling $1.0 million secured by residential real estate in our market area that was performing in accordance with its terms.

As a result of the offering, our regulatory loans-to-one borrower limit will increase, and we may increase our internal loans-to-one borrower limit to a level that will still be less than the increased regulatory limit.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed or certified appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

The board of directors has overall responsibility for our lending policy, and the board reviews this policy at least annually. The loan committee (the “Security Committee”) of the board of directors is comprised of between three and five members of the board, and additionally, our Vice President of Lending is a non-voting member of the Security Committee. All loans require ratification of the board of directors at a regularly scheduled meeting.

Our President and our Vice President—Lending each have individual approval authority of up to the greater of $500,000 or Federal Housing Finance Authority (“FHFA”) conforming guidelines for one- to four-family residential real estate loans. One- to four-family residential real estate loans above the current FHFA limit require the approval of at least two members of the Security Committee. All loans or relationships that are greater than $1.0 million (excluding owner-occupied one- to four-family residential real estate loans) require the approval of the full board of directors. All commercial real estate loans regardless of amount require the approval of the Security Committee. Additionally, our policies and loan approval limits which are established by the board of directors provide various lending approval authority for other designated individual officers or officers acting together.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. We also require flood insurance if the improved property is determined to be in a flood zone area.

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to current status. We generally send a written notice of non-payment to the borrower 15, 30, 60 and 90 days after a loan is first past due. We will additionally try to contact the borrower by telephone after the 30th day after the due date.

Generally, when a loan becomes 90 days past due, the loan is turned over to our attorneys to ensure that further collection activities are conducted in accordance with applicable laws and regulations. All loans past due 90 days are put on non-accrual and reported to the board of directors monthly. If our attorneys do not receive a response from the borrower, or if the terms of any payment plan established are not followed, then foreclosure proceedings will be implemented. Management submits a delinquent loan report detailing loans 30 days or more past due to the board of directors on a monthly basis.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate until it is sold. The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Estimated fair value is based on an appraisal typically obtained before the foreclosure process is completed. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies by type and amount at the periods indicated.

	Loans Delinquent For				Total
	30-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At March 31, 2014
Real estate loans:
One- to four-family residential	6	$511	2	$424	8	$935
Home equity loans and lines of credit	1	197	—	—	1	197
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total loans	7	$708	2	$424	9	$1,132

At December 31, 2013
Real estate loans:
One- to four-family residential	12	$1,384	1	$102	13	$1,486
Home equity loans and lines of credit	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total loans	12	$1,384	1	$102	13	$1,486

At December 31, 2012
Real estate loans:
One- to four-family residential	6	$1,086	1	$50	7	$1,136
Home equity loans and lines of credit	1	75	—	—	1	75
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total loans	7	$1,161	1	$50	8	$1,211

Nonperforming Assets. The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

	At March 31,	At December 31,
	2014	2013	2012
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$322	$336	$383
Home equity loans and lines of credit	—	—	—
Commercial	—	—	—
Construction	—	—	—
Consumer loans	—	—	—

Total non-accrual loans	322	336	383

Loans delinquent 90 days or greater and still accruing:
Real estate loans:
One- to four-family residential	204	—	—
Home equity loans and lines of credit	—	—	—
Commercial	—	—	—
Construction	—	—	—
Consumer loans	—	—	—

Total loans delinquent 90 days or greater and still accruing	204	—	—

Total non-performing loans	526	336	383

Other real estate owned and foreclosed assets:
Real estate loans:
One- to four-family residential	—	—	205
Home equity loans and lines of credit	—	—	—
Commercial	—	—	—
Construction	—	—	—
Consumer loans	—	—	—

Total other real estate owned and foreclosed assets	—	—	205

Total non-performing assets	526	336	588

Performing troubled debt restructurings	—	—	—

Total non-performing assets and performing troubled debt restructurings	$526	$336	$588

Ratios:
Non-performing loans as a percentage of total loans	0.40%	0.25%	0.30%
Non-performing assets as a percentage of total assets	0.27%	0.17%	0.32%

For the quarter ended March 31, 2014 and the year ended December 31, 2013 gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $5,913 and $13,027, respectively. Interest income recognized on such loans for the quarter ended March 31, 2014 and the year ended December 31, 2013 was $3,332 and $10,572, respectively.

Non-Performing Loans. At March 31, 2014 we had two one- to four-family residential real estate loans totaling $322,000 that were on non-accrual status, and we had one one- to four-family residential real estate loan totaling $204,000 that was past due 90 days or more and still accruing as management believes that we will collect all principal and interest on the loan.

We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Interest received on nonaccrual loans generally is applied against principal or interest and is recognized on a cash basis. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Troubled Debt Restructurings. Loans are classified as troubled debt restructured when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. The modification of the terms of such loans would generally be one of the following: a reduction of the stated interest rate of the loan for some period of time, an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk, or an extension of time to make payments with the delinquent payments added to the principal of the loan. We had no troubled debt restructurings at or during the quarter ended March 31, 2014 and the years ended December 31, 2013 and 2012.

Classified Assets. Federal regulations provide that each insured savings institution classify its assets on a regular basis. In addition, in connection with examination of insured institutions, federal and Massachusetts banking regulators have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory agencies, which may require the establishment of additional general or specific loss allowances.

In accordance with our loan policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.” Management reviews the status of each loan on our delinquency report on a monthly basis.

The following table sets forth our amounts of classified assets, all of which were nonperforming, and assets designated as special mention at the dates indicated.

	At March 31,	At December 31,
	2014	2013	2012
	(In thousands)
Classified assets:
Substandard (1)	$322	$324	$—
Doubtful	—	—	—
Loss	—	—	—

Total classified assets	$322	$324	$—

Special mention	$—	$—	$—

(1)	As of December 31, 2013, one non-accrual loan totaling $12,000 was not classified because management expected full payment of principal and interest.

The increase in classified assets from December 31, 2012 to December 31, 2013 was due to two one- to four-family residential real estate loans that became greater than 90 days past due.

Other Loans of Concern. There were no other loans at March 31, 2014 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses. We maintain the allowance through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans charged-off are restored to the allowance for loan losses. The allowance for loan losses is maintained at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date. The level of allowance for loan losses is based on management’s periodic review of the collectability of the loans principally in light of our historical experience, augmented by the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current and anticipated economic conditions in the primary lending area. We evaluate our allowance for loan losses quarterly. We did not make any changes to our policies or methodology pertaining to the general component of our allowance for loan losses during the first quarter of 2014 or during 2013. We will continue to monitor all items involved in the allowance calculation closely.

We recorded provisions for loan losses of $2,000 for the quarter ended March 31, 2014, $37,000 for the year ended December 31, 2013 and $36,000 for the year ended December 31, 2012. The allowance for loan losses was $512,000, or 0.4% of total loans, at March 31, 2014, compared to $510,000, or 0.4% of total loans, at December 31, 2013 and $474,000, or 0.4% of total loans, at December 31, 2012. At these dates, the level of our allowance reflects management’s view of the risks inherent in the loan portfolio.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the Massachusetts Division of Banks and the FDIC periodically review our allowance for loan losses. The Massachusetts Division of Banks and/or the FDIC may require that we increase our allowance based on its judgments of information available to it at the time of its examination. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Consistent with our business strategy, we intend to increase our originations of commercial real estate loans. These types of loans generally bear higher risk than our one- to four-family residential real estate loans. Accordingly we would expect to increase our allowance for loans losses in the future as the balance of these types of loans increase in our portfolio.

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2014	2013	2013	2012
	(Dollars in thousands)
Balance at beginning of period	$510	$474	$474	$439

Charge-offs:
Real estate loans:
One- to four-family residential	—	—	—	—
Home equity loans and lines of credit	—	—	(1)	—
Commercial	—	—	—	—
Construction	—	—	—	—
Consumer loans	—	—	(1)	(1)

Total charge-offs	—	—	(2)	(1)

Recoveries:
Real estate loans:
One- to four-family residential	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial	—	—	—	—
Construction	—	—	—	—
Consumer loans	—	—	1	—

Total recoveries	—	—	1	—

Net (charge-offs) recoveries	—	—	(1)	(1)

Provision for loan losses	2	15	37	36

Balance at end of period	$512	$489	$510	$474

Ratios:
Net (charge-offs) recoveries as a percentage of average loans outstanding	—%	—%	—%	—%
Allowance for loan losses as a percentage of non-performing loans at period end	97.34%	111.90%	151.79%	123.76%
Allowance for loan losses as a percentage of total loans receivable at period end (1)	0.39%	0.38%	0.39%	0.38%

(1)	Total loans does not include net deferred loan costs.

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31,		At December 31,
	2014		2013		2012
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Allocated allowance:
Real estate loans:
One- to four-family residential	$406	88.0%	$414	89.4%	$392	89.5%
Home equity loans and lines of credit	54	7.7	55	7.6	53	7.9
Commercial	30	2.3	20	1.5	19	1.6
Construction	19	1.9	14	1.4	9	0.9
Consumer loans	1	0.1	1	0.1	1	0.1

Total allocated allowance	510	100.0%	504	100.0%	474	100.0%

Unallocated allowance	2		6		—

Total	$512		$510		$474

Investment Activities

General. Our investment policy is established by the board of directors. The objectives of the policy are to: (i) provide and maintain liquidity within the guidelines of the Massachusetts banking laws and regulations for loan demand and deposit fluctuations, and to allow us to alter our liquidity position to meet both day-to-day and long-term changes in assets and liabilities; (ii) manage interest rate risk in accordance with our interest rate risk policy; (iii) provide collateral for pledging requirements; (iv) maximize return on our investments; and (v) maintain a balance of high quality diversified investments to minimize risk.

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the Federal Home Loan Bank of Boston, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock. While we have the authority under applicable law to invest in derivative securities, we have not invested in derivative securities.

At March 31, 2014, our investment portfolio consisted primarily of corporate debt securities, U.S. government and federal agency obligations, preferred stock and marketable equity securities.

Our investment policy is reviewed annually by our board of directors and all policy changes recommended by management must be approved by the board. Authority to make investments under the approved guidelines are delegated to appropriate officers. While general investment strategies are developed and authorized by the board, the execution of specific actions with respect to securities held by Melrose Cooperative Bank rests with the President and Chief Executive Officer within the scope of the established investment policy.

We utilize an independent financial institution to provide us with portfolio accounting services, including a monthly portfolio performance analysis of our securities portfolio. These reports are reviewed by management in making investment decisions. The Asset/Liability Committee, comprised of senior management and one outside board member, reviews a summary of these reports on a quarterly basis.

At the time of purchase, we designate a security as held-to-maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale or trading are reported at fair value, while securities held to maturity are reported at amortized cost. All of our securities are classified as available-for-sale. Some of our securities are callable by the issuer or contain other features of financial engineering. Although these securities may have a yield somewhat higher than the yield of similar securities without such features, these securities are subject to the risk that they may be redeemed by the issuer prior to maturing in the event general interest rates decline. At March 31, 2014, we had $8.2 million of securities which were subject to redemption by the issuer prior to their stated maturity.

We review equity and debt securities with significant declines in fair value on a periodic basis to determine whether they should be considered temporarily or other than temporarily impaired. In making these determinations, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) our intent not to sell the security and whether it is more likely than not that we will be required to sell the debt security before its anticipated recovery. For fixed maturity investments with unrealized losses due to interest rates where it is not more likely than not that we will be required to sell the debt security before its anticipated recovery, declines in value below cost are not assumed to be other than temporary. If a decline in the fair value of a debt security is determined to be other than temporary, the amount of impairment is split into two components as follows: (1) other than temporary impairment related to credit loss, which must be recognized in the income statement and (2) other than temporary impairment related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows to be expected to be collected and the amortized cost basis. There were no charges related to other than temporary impairment on securities held by us during the quarter ended March 31, 2014 or the years ended December 31, 2013 or 2012.

At March 31, 2014, our corporate bond portfolio consisted of investment grade securities with maturities generally shorter than three years. Our investment policy provides that we may invest up to 15% of our tier-one risk-based capital in corporate bonds from individual issuers which, at the time of purchase, are within the three highest investment-grade ratings from Standard & Poor’s or Moody’s. The maturity of these bonds may not exceed 10 years, and there is no aggregate limit for this security type. Corporate bonds from individual issuers with investment-grade ratings, at the time of purchase, below the top three ratings are limited to the lesser of 1% of our total assets or 15% of our tier-one risk-based capital and must have a maturity of less than one year. Aggregate holdings of this security type cannot exceed 5% of our total assets. Bonds that subsequently experience a decline in credit rating below investment grade are monitored at least quarterly.

Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. Applicable regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At March 31, 2014, we had $4.9 million in bank-owned life insurance.

Securities Portfolio. The following table sets forth the composition of our investment securities portfolio at the dates indicated. At the dates presented, all investment securities were classified as available-for-sale.

	At March 31,		At December 31,
	2014		2013		2012
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available-for-sale:
Debt securities:
U.S. Government and federal agency obligations	$5,493	$5,477	$4,992	$4,961	$1,998	$2,007
Corporate bonds and notes	15,748	15,767	16,250	16,252	10,271	10,352
Preferred stock	3,000	2,757	3,000	2,477	1,088	1,101

Total debt securities	24,241	24,001	24,242	23,690	13,357	13,460

Marketable equity securities:
Mutual funds:
GNMA funds	4,237	3,958	4,214	3,875	4,089	3,990
Corporate bonds	3,126	3,061	3,105	3,036	3,018	3,010
Global bonds	882	843	875	840	841	822
Short-term bonds	3,427	3,390	3,411	3,362	3,357	3,365
Stock market index funds	2,829	4,984	2,807	4,891	2,720	3,679

Total marketable equity securities	14,501	16,236	14,412	16,004	14,025	14,866

Total securities available-for-sale	$38,742	$40,237	$38,654	$39,694	$27,382	$28,326

See Note 3 to our consolidated financial statements beginning on page F-1 of the prospectus for the names of the issuers and the aggregate book value and aggregate market value of securities in our investment portfolio, the aggregate fair value of which exceeded 10% of total equity as of March 31, 2014.

Securities Portfolio Maturities and Yields. The composition and maturities of the debt securities portfolio, excluding our marketable equity securities and preferred stock without maturities, at December 31, 2013 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect scheduled amortization or the impact of prepayments or redemptions that may occur.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years			Total Debt Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost		Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Debt securities:
U.S. Government and federal agency obligations	$999	0.63%	$3,993	0.82%	$—	—%	$—		—%	$4,992	$4,961	0.78%
Corporate bonds and notes	2,500	2.06	13,750	1.50	—	—	—		—	16,250	16,252	1.58
Preferred stock with maturities	—	—	—	—	1,000	3.50	1,000	(1)	4.88	2,000	1,723	4.19

Total (1)	$3,499	1.65%	$17,743	1.34%	$1,000	3.50%	$1,000		4.88%	$23,242	$22,936	1.63%

(1)	Not included in the above table is a preferred stock classified as a debt security that has no stated maturity, an amortized cost of $1.0 million, a fair value of $754,000 and a yield of 5.20%.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We have not historically used borrowings and we had no borrowings at March 31, 2014 or at December 31, 2013 and 2012. In addition, we receive funds from scheduled loan payments, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including noninterest-bearing demand accounts, money market accounts, savings accounts, NOW accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not in the past used, and currently do not hold, any brokered deposits. At March 31, 2014, our core deposits, which are deposits other than certificates of deposit, were $97.0 million, representing 56.8% of total deposits.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following tables set forth the distribution of total deposit accounts, by account type, for the periods indicated.

	For the Three Months Ended March 31,						For the Years Ended December 31,
	2014			2013			2013			2012
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Demand deposits	$11,299	6.5%	—%	$10,043	6.0%	—%	$10,444	6.0%	—%	$8,957	5.6%	—%
Savings accounts	32,689	18.8	0.21	28,074	16.8	0.40	29,803	17.1	0.33	26,076	16.3	0.41
Certificates of deposit	78,107	44.9	1.38	78,165	46.6	1.52	82,753	47.6	1.51	70,972	44.3	1.49
Money market accounts	41,763	24.0	0.36	41,144	24.5	0.46	40,291	23.1	0.46	43,145	27.0	0.47
NOW	10,174	5.8	0.12	10,200	6.1	0.12	10,727	6.2	0.11	10,842	6.8	0.09

Total deposits	$174,032	100.0%	0.81%	$167,626	100.0%	0.95%	$174,018	100.0%	0.95%	$159,992	100.0%	0.91%

The following table sets forth our certificates of deposit classified by interest rate as of the dates indicated.

	At March 31,	At December 31,
	2014	2013	2012
	(In thousands)
Interest Rate:
Less than 2.00%	$64,865	$69,676	$57,705
2.00% to 2.99%	8,925	10,434	16,382
3.00% to 3.99%	—	525	1,437

Total	$73,790	$80,635	$75,524

The following table sets forth the amount and maturities of our certificates of deposit at March 31, 2014.

	At March 31, 2014
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
2.99% and below	$31,352	$17,328	$15,799	$9,311	$73,790	100.0%
3.00% to 3.99%	—	—	—	—	—	—

Total	$31,352	$17,328	$15,799	$9,311	$73,790	100.0%

The following table sets forth the amount and maturities of our certificates of deposit at December 31, 2013.

	At December 31, 2013
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
2.99% and below	$37,565	$15,965	$14,545	$12,035	$80,110	99.3%
3.00% to 3.99%	525	—	—	—	525	0.7

Total	$38,090	$15,965	$14,545	$12,035	$80,635	100.0%

As of March 31, 2014, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $35.1 million. The following table sets forth the maturity of these certificates as of March 31, 2014.

At March 31, 2014
(In thousands)
Three months or less	$2,961
Over three months through six months	6,291
Over six months through one year	3,803
Over one year to three years	16,560
Over three years	5,475

Total	$35,090

Borrowing Capacity. As a member of the Federal Home Loan Bank of Boston, Melrose Cooperative Bank is eligible to obtain advances upon the security of the Federal Home Loan Bank common stock owned and certain residential mortgage loans, provided certain standards related to credit-worthiness have been met. Federal Home Loan Bank advances are available pursuant to several credit programs, each of which has its own interest rate and range of maturities. At March 31, 2014, we had the ability to borrow approximately $85.6 million from the Federal Home Loan Bank of Boston, subject to certain collateral requirements. Additionally, at March 31, 2014, we had the ability to borrow up to $5.0 million on a Fed Funds line of credit with the Co-Operative Central Bank. We have historically not relied on Federal Home Loan Bank advances or other borrowings as a funding source, and we had no such borrowings at March 31, 2014 or at December 31, 2013 or 2012.

Properties

As of March 31, 2014, the net book value of our properties was $1.1 million. The following table sets forth information regarding our offices:

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
			(In thousands)
Main Office:	Owned	1934	$672
638 Main Street Melrose, Massachusetts 02176
Other Properties:	Owned	1999	$401
630 Main Street Melrose, Massachusetts 02176

Subsidiary and Other Activities

Upon completion of the conversion, Melrose Cooperative Bank will become the wholly owned subsidiary of Melrose Bancorp.

Melrose Cooperative Bank has one subsidiary, MCBSC, Inc., a Massachusetts corporation, which is engaged in the buying, selling and holding of investment securities. The income earned on MCBSC, Inc.’s securities is subject to a significantly lower rate of state tax than that assessed on income earned on securities maintained at Melrose Cooperative Bank. At March 31, 2014, MCBSC, Inc. had total assets of $31.5 million, all of which were in securities and cash to be invested.

Legal Proceedings

We are not involved in any pending legal proceedings as a plaintiff or defendant other than routine legal proceedings occurring in the ordinary course of business, and at March 31, 2014, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

Melrose Cooperative Bank will enter into an agreement with Melrose Bancorp to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Melrose Cooperative Bank and Melrose Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of March 31, 2014, we had 24 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

Melrose Cooperative Bank is a Massachusetts-chartered cooperative bank and upon completion of the conversion will be the wholly owned subsidiary of Melrose Bancorp, a Maryland corporation, which will be a registered bank holding company. Melrose Cooperative Bank’s deposits are insured up to applicable limits by the FDIC and by the Share Insurance Fund of the Co-Operative Central Bank for amounts in excess of the FDIC insurance limits. Melrose Cooperative Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering agency, and by the FDIC, its primary federal regulator and deposit insurer. Melrose Cooperative Bank is required to file reports with, and is periodically examined by, the FDIC and the Massachusetts Division of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. As a registered bank holding company, Melrose Bancorp will be regulated by the Board of Governors of the Federal Reserve Board (the “Federal Reserve Board”).

The regulatory and supervisory structure establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and the deposit insurance funds, rather than for the protection of stockholders and creditors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies concerning the establishment of deposit insurance assessment fees, classification of assets and establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Massachusetts legislature, the Massachusetts Division of Banks, the FDIC, the Federal Reserve Board or the Unites States Congress, could have a material adverse impact on the financial condition and results of operations of Melrose Bancorp and Melrose Cooperative Bank. As is further described below, the Dodd-Frank Act has significantly changed the bank regulatory structure and may affect the lending, investment and general operating activities of depository institutions and their holding companies.

Set forth below is a summary of certain material statutory and regulatory requirements applicable to Melrose Bancorp and Melrose Cooperative Bank. The summary is not intended to be a complete description of such statutes and regulations and their effects on Melrose Bancorp and Melrose Cooperative Bank.

The Dodd-Frank Act

The Dodd-Frank Act significantly changed bank regulation and has affected the lending, investment, trading and operating activities of depository institutions and their holding companies. The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with extensive powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau also has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as Melrose Cooperative Bank, will continue to be examined by their applicable federal bank regulators. The Dodd-Frank Act also gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC assessments for deposit insurance, permanently increased the maximum amount of deposit insurance to $250,000 per depositor, and authorized non-interest-bearing transaction accounts with unlimited deposit insurance through December 31, 2012. The legislation also, among other things, requires originators of certain securitized loans to retain a portion of the credit risk, stipulates regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contains a number of reforms related to mortgage originations. The Dodd-Frank Act increased the ability of stockholders to influence boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. However, as an “emerging growth company” under the JOBS Act, we are exempt from the stockholder vote requirement until one year after we cease to be an “emerging growth company.” The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to company executives, regardless of whether the company is publicly traded or not.

Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates or require the implementing regulations and, therefore, their impact on our operations cannot be fully determined at this time. However, it is likely that the Dodd-Frank Act will increase the regulatory burden, compliance costs and interest expense for Melrose Cooperative Bank and Melrose Bancorp.

Massachusetts Banking Laws and Supervision

General. As a Massachusetts-chartered cooperative bank, Melrose Cooperative Bank is subject to supervision, regulation and examination by the Massachusetts Commissioner of Banks and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. In addition, Melrose Cooperative Bank is subject to Massachusetts consumer protection and civil rights laws and regulations. The approval of the Massachusetts Commissioner of Banks is required for a Massachusetts-chartered bank to establish or close branches, merge with other financial institutions, issue stock and undertake certain other activities.

Massachusetts regulations generally allow Massachusetts banks, with appropriate regulatory approvals, to engage in activities permissible for federally chartered banks or banks chartered by another state. The Commissioner also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.

Dividends. A Massachusetts stock bank may declare cash dividends from net profits not more frequently than quarterly. Noncash dividends may be declared at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. Dividends from Melrose Bancorp may depend, in part, upon receipt of dividends from Melrose Cooperative Bank. The payment of dividends from Melrose Cooperative Bank would be restricted by federal law if the payment of such dividends resulted in Melrose Cooperative Bank failing to meet regulatory capital requirements.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations to one borrower may not exceed 20% of the total of an institution’s capital stock (if any), surplus and undivided profits.

Loans to a Bank’s Insiders. Massachusetts banking laws prohibit any executive officer or director of a bank from borrowing or guaranteeing extensions of credit by such bank except for any of the following loans or extensions of credit with the approval of a majority of the Board of Directors: (i) loans or extension of credit, secured or unsecured, to an officer of the bank in an amount not exceeding $100,000; (ii) loans or extensions of credit intended or secured for educational purposes to an officer of the bank in an amount not exceeding $200,000; (iii) loans or extensions of credit secured by a mortgage on residential real estate to be occupied in whole or in part by the officer to whom the loan or extension of credit is made, in an amount not exceeding $750,000; and (iv) loans or extensions of credit to a director of the bank who is not also an officer of the bank in an amount permissible under the bank’s loan to one borrower limit. No such loan or extension of credit may be granted with an interest rate or other terms that are preferential in comparison to loans granted to persons not affiliated with the bank.

Investment Activities. In general, Massachusetts-chartered banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of the bank’s deposits. Federal law imposes additional restrictions on Melrose Cooperative Bank’s investment activities. See “ – Massachusetts Banking Laws and Supervision – Investment Activities.”

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for noncompliance, including revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in an unsafe or unsound manner or contrary to the depositors’ interests or been negligent in the performance of their duties. Upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. The Commissioner also has authority to take possession of a bank and appoint a liquidating agent under certain conditions such as an unsafe and unsound condition to transact business, the conduct of business in an unsafe or unauthorized manner or impaired capital. In addition, Massachusetts consumer protection and civil rights statutes applicable to Melrose Cooperative Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys’ fees in the case of certain violations of those statutes.

Insurance Fund. All Massachusetts-chartered cooperative banks are required to be members of the Co-operative Central Bank, which maintains the Share Insurance Fund that insures cooperative bank deposits in excess of federal deposit insurance coverage. The Co-operative Central Bank is authorized to charge cooperative banks an annual assessment fee on deposit balances in excess of amounts insured by the FDIC.

Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements, which became effective March 1, 2010, are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “ – Federal Regulations – Other Regulations,” that require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulation also contains technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Insurance Sales. Massachusetts banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. Melrose Cooperative Bank does not sell or refer insurance products, and has not sought approval for insurance sales activities.

Parity Regulation. A Massachusetts bank may, in accordance with regulations issued by the Massachusetts Commissioner of Banks, exercise any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity.

Massachusetts has other statutes or regulations that are similar to certain of the federal provisions discussed below.

Federal Regulations

Capital Requirements. Under the FDIC’s regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as Melrose Cooperative Bank, are required to comply with minimum leverage capital requirements. For an institution not anticipating or experiencing significant growth and deemed by the FDIC to be, in general, a strong banking organization rated composite 1 under Uniform Financial Institutions Ranking System, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is not less than 4.0%. Tier 1 capital is the sum of common stockholder’s equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

FDIC regulations also require state non-member banks to maintain certain ratios of regulatory capital to regulatory risk-weighted assets, or “risk-based capital ratios.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0.0% to 100.0%. State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, subordinated debentures and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier 1 capital.

In July, 2013, the FDIC and the other federal bank regulatory agencies issued a final rule to revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets, to make them consistent with the agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets. The final rule becomes effective for us on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

At March 31, 2014, Melrose Cooperative Bank met each of its capital requirements.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings, compensation, fees and benefits and, more recently, safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Business and Investment Activities. Under federal law, all state-chartered FDIC-insured banks have been limited in their activities as principal and in their equity investments to the type and the amount authorized for national banks, notwithstanding state law. Federal law permits exceptions to these limitations. For example, certain state-chartered cooperative banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is the lesser of 100.0% of Tier 1 capital or the maximum amount permitted by Massachusetts law.

The FDIC is also authorized to permit state banks to engage in state authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the FDIC insurance fund. The FDIC has adopted regulations governing the procedures for institutions seeking approval to engage in such activities or investments. The Gramm-Leach-Bliley Act of 1999 specified that a state bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary,” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan must be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional measures, including, but not limited to, a required sale of sufficient voting stock to become adequately capitalized, a requirement to reduce total assets, cessation of taking deposits from correspondent banks, the dismissal of directors or officers and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The recently adopted final rule that will increase regulatory capital requirements will adjust the prompt corrective action categories accordingly.

Transactions with Related Parties. Transactions between a bank (and, generally, its subsidiaries) and its related parties or affiliates are limited by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B of the Federal Reserve Act limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to 10% of such institution’s capital stock and surplus and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such institution’s capital stock and surplus. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and similar transactions. In addition, loans or other extensions of credit by the institution to the affiliate are required to be collateralized in accordance with specified requirements. The law also requires that affiliate transactions be on terms and conditions that are substantially the same, or at least as favorable to the institution, as those provided to non-affiliates.

Melrose Cooperative Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Melrose Cooperative Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Melrose Cooperative Bank’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The FDIC has extensive enforcement authority over insured state savings banks, including Melrose Cooperative Bank. That enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices. The FDIC also has authority under federal law to appoint a conservator or receiver for an insured bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.”

Federal Insurance of Deposit Accounts. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits. The rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points. Deposit assessments were prepaid in December 2009 for the fourth quarter of 2009 and for calendar years 2010 through 2012. Estimated assessments were based on certain assumptions specified by the FDIC, including a 5% annual growth rate. Prepaid assessments were applied against actual assessments until the prepaid assessments were exhausted. However, unused prepayments were returned to the institutions on June 28, 2013. We recorded the prepayment of assessments as a prepaid expense which was amortized to expense. Our prepayment amount was $597,000 and we received a reimbursement of $193,000.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended March 31, 2014, the annualized Financing Corporation assessment was equal to 0.64 of a basis point of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by June 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC and the FDIC has exercised that discretion by establishing a long-term fund ratio of 2%.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Melrose Cooperative Bank. Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA does require the FDIC, in connection with its examination of a bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to establish or acquire branches and merger with other depository institutions. The CRA requires the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Melrose Cooperative Bank’s latest FDIC CRA rating, dated 2009, was “satisfactory.”

Federal Reserve System. The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily negotiable order of withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $89.0 million; a 10% reserve ratio is applied above $89.0 million. The first $13.3 million of otherwise reservable balances are exempted from the reserve requirements. The amounts are adjusted annually. Melrose Cooperative Bank complies with the foregoing requirements.

Federal Home Loan Bank System. Melrose Cooperative Bank is a member of the Federal Home Loan Bank System, which consists of twelve regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Boston, Melrose Cooperative Bank is required to acquire and hold a specified amount of shares of capital stock in the Federal Home Loan Bank of Boston. As of March 31, 2014, Melrose Cooperative Bank was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by Melrose Cooperative Bank are subject to state usury laws and federal laws concerning interest rates. Melrose Cooperative Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Melrose Cooperative Bank also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	USA PATRIOT Act, which requires savings banks operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Melrose Bancorp, as a bank holding company, will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. Melrose Bancorp is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Melrose Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing securities brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property under certain conditions; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including depository institutions subsidiaries that are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. Melrose Bancorp has elected “financial holding company” status upon completion of the conversion and reorganization, and has received the Federal Reserve Board’s non-objection.

Melrose Bancorp will not be subject to the Federal Reserve Board’s consolidated capital adequacy guidelines for bank holding companies as it has less than $500 million in total assets.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to that approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by using available resources to provide capital funds during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength policy and requires the promulgation of implementing regulations. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Melrose Bancorp to pay dividends or otherwise engage in capital distributions.

The Federal Deposit Insurance Act makes depository institutions liable to the FDIC for losses suffered or anticipated by the insurance fund in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. That law would have potential applicability if Melrose Bancorp ever held as a separate subsidiary a depository institution in addition to Melrose Cooperative Bank.

Melrose Bancorp and Melrose Cooperative Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Melrose Bancorp or Melrose Cooperative Bank.

Melrose Bancorp’s status as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Massachusetts Holding Company Regulation. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a cooperative bank, is regulated by the Massachusetts Division of Banks as a bank holding company. Each such bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Division of Banks. Melrose Bancorp would become a bank holding company regulated by the Massachusetts Division of Banks if it acquires a second banking institution and holds and operates it separately from Melrose Cooperative Bank.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company,” we have elected to use the transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. As of March 31, 2014 and December 31, 2013, there is not a significant difference in the presentation of our financial statements as compared to other public companies as a result of this transition guidance.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier. However, we will not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General. Melrose Bancorp and Melrose Cooperative Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Melrose Bancorp and Melrose Cooperative Bank.

Method of Accounting. For federal income tax purposes, Melrose Cooperative Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31st for filing its consolidated federal income tax returns.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At December 31, 2013, Melrose Cooperative Bank had no minimum tax credit carryforward.

Corporate Dividends. We may exclude from our income 100% of dividends received from Melrose Cooperative Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns. Our federal and state tax returns are not currently under audit, and our federal and state tax returns have not been audited during the past five years.

State Taxation

Financial institutions in Massachusetts file combined income tax returns with affiliated companies that are not security corporations. The Massachusetts excise tax rate for cooperative banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. Melrose Cooperative Bank’s state tax returns, as well as those of its subsidiaries, have not been audited in the most recent five year period.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Melrose Cooperative Bank’s wholly owned subsidiary, MCBSC, Inc. is a Massachusetts securities corporation.

As a Maryland business corporation, Melrose Bancorp is required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT OF MELROSE BANCORP

Shared Management Structure

The directors of Melrose Bancorp are the same persons who are the directors of Melrose Cooperative Bank. In addition, each executive officer of Melrose Bancorp is also an executive officer of Melrose Cooperative Bank. We expect that Melrose Bancorp and Melrose Cooperative Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of Melrose Bancorp and Melrose Cooperative Bank

The following table sets forth information regarding certain executive officers of Melrose Bancorp and Melrose Cooperative Bank and their ages as of March 31, 2014. Except as otherwise indicated, executive officers hold the same title at Melrose Bancorp and Melrose Cooperative Bank. The executive officers of Melrose Bancorp and Melrose Cooperative Bank are elected annually.

Name	Age	Position
Jeffrey D. Jones	51	President and Chief Executive Officer
Diane Indorato	58	Senior Vice President, Chief Financial Officer
James Oosterman	53	Vice President – Lending

Directors of Melrose Bancorp and Melrose Cooperative Bank

Melrose Bancorp has seven directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Melrose Cooperative Bank will be elected by Melrose Bancorp as its sole stockholder. The following table states our directors’ names, their ages as of March 31, 2014, the years when they began serving as directors of Melrose Cooperative Bank and the years when their current terms expire.

Name (1)	Position(s) Held With Melrose Cooperative Bank	Age	Director Since	Current Term Expires
Candy Brower	Director	64	2000	2017
Jeffrey D. Jones	President, Chief Executive Officer and Director	51	2002	2015
Frank Giso III	Chairman of the Board of Directors	65	1984	2017
William C. Huntress, III	Director	58	1999	2016
Elizabeth McNelis	Director	54	2002	2016
F. Peter Waystack	Director	68	2012	2017
Alan F. Whitney	Director	58	2006	2015

(1)	The mailing address for each person listed is 638 Main Street, Melrose, Massachusetts 02176.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of Melrose Cooperative Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Candy Brower is a principal of Johnson O’Connor Feron & Carucci LLP, a certified public accounting firm headquartered in Wakefield, Massachusetts. Ms. Brower has more than 30 years of public accounting experience.

Ms. Brower’s expertise and background with regard to accounting matters, internal controls, the application of generally accepted accounting principles and business finance provide the board of directors and the Audit Committee with valuable insight into accounting issues involving Melrose Cooperative Bank.

Frank Giso III is a practicing attorney and a partner at Choate, Hall & Stewart, a law firm headquartered in Boston, Massachusetts, where he specializes in real estate transactions, finance and development and has served as chairman of the firm’s Real Estate Department. Mr. Giso has almost 40 years of experience as a practicing attorney. Mr. Giso is also actively involved in our market area, serving as chairman of the Melrose Housing Authority and as chairman and president of the Melrose Affordable Housing Corp.

Mr. Giso’s extensive corporate legal experience provides the board of directors with general business acumen.

William C. Huntress, III is the owner and principal of Huntress Insurance Agency, Inc., an independently owned and operated licensed insurance agency headquartered in Melrose, Massachusetts and having served the Melrose community and surrounding areas since its founding in 1958.

Mr. Huntress’ lengthy experience as owner and operator of an insurance agency brings valuable business and leadership skills and financial acumen to the board of directors. Further, his longtime experience as a business owner in the Melrose community provides the board of directors with an important perspective on the development and delivery of product offerings to such business owners.

Jeffrey D. Jones is President and Chief Executive Officer of Melrose Cooperative Bank. Mr. Jones joined Melrose Cooperative Bank in 1987 and held positions of increasing responsibility prior to being named President and Chief Executive Officer in 2001. Mr. Jones is active in a number of civic and charitable organizations. He has served as a director of the Melrose Chamber of Commerce for 15 years. Mr. Jones is a member of the Melrose Rotary Club, a trustee of the Fitch Home in Melrose, a non-profit organization that provides housing for the elderly, a Corporator of the Melrose Wakefield Hospital and a member of its Strategic Planning Committee and since 2003 has been a Selectman for the Town of Essex, including serving as Chairman of the Select Board since 2009.

Mr. Jones’s experience provides the board of directors with a perspective on the day to day operations of Melrose Cooperative Bank and assists the board of directors in assessing the trends and developments in the financial institutions industry on a local and national basis. Mr. Jones has extensive ties to the community that support our business generation.

Elizabeth McNelis is Director of Resident Life for Brooksby Village, a full service retirement community located in Peabody, Massachusetts. In this role, Ms. McNelis oversees six departments including fundraising and manages a staff of 40 employees.

Ms. McNelis’s position and experience leading fundraising at Brooksby Village, her knowledge of the region and her contacts with community leaders provides the board of directors with insight to the many growth efforts being made in Melrose Cooperative Bank’s market area.

F. Peter Waystack is a practicing attorney and partner at Waystack & Kirby LLC, a law firm based in Melrose, Massachusetts which Mr. Waystack founded in 1994. Mr. Waystack has been a practicing attorney since 1974 and specializes in estate planning, real estate conveyances and personal income taxation.

Mr. Waystack’s extensive legal experience assists the board of directors in assessing legal and regulatory matters involving Melrose Cooperative Bank.

Alan F. Whitney is the owner of Alan Whitney Construction Company, Inc., a general contracting company located in Reading, Massachusetts. He has owned and operated a general contracting company for 28 years specializing in residential and commercial building and remodeling.

Mr. Whitney’s lengthy experience as owner and operator of a general contractor brings valuable business and leadership skills and financial acumen to the board of directors. Further, his longtime experience as a business owner in the Melrose community provides the board of directors with an important perspective on the development and delivery of product offerings to such business owners.

Executive Officers Who Are Not Also Directors

Diane Indorato is our Senior Vice President and Chief Financial Officer, positions she has held since 2002. Ms. Indorato has been employed with Melrose Cooperative Bank in positions of increased responsibility since 1980. Ms. Indorato’s responsibilities include the management and supervision of Melrose Cooperative Bank’s finance department, in which capacity she directs preparation of budgets, reviews budget proposals, capital planning and ALCO.

James Oosterman is our Vice President – Lending. He joined Melrose Cooperative Bank in 1998. Mr. Oosterman has over 30 years of experience in the financial services industry and his responsibilities include general oversight of our loan portfolio, including credit quality, loan yield and portfolio growth.

Board Independence

The board of directors has determined that each of our directors, with the exception of director Jones, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Director Jones is not independent because he is an executive officer of Melrose Bancorp.

In determining the independence of the directors listed above, the board of directors reviewed accounts that directors and their affiliates had with Melrose Cooperative Bank, none of which are required to be reported under “ – Transactions With Certain Related Persons,” below.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. During 2013, the board of directors of Melrose Cooperative Bank met 13 times and the board of directors of Melrose Bancorp, which was not incorporated until February 2014, did not meet. The board of directors of Melrose Bancorp has established standing committees, including a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations.

The table below sets forth the directors of each of the listed standing committees as of December 31, 2013, and the number of meetings held by the comparable committee of Melrose Cooperative Bank during 2013. The board of directors of Melrose Bancorp has designated director Brower as an “audit committee financial expert,” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

	Compensation	Audit	Nominating
	William C. Huntress, III*	Candy Brower*	Elizabeth McNelis*
	Candy Brower	F. Peter Waystack	Candy Brower
	Frank Giso III	Elizabeth McNelis	Frank Giso III
	Jeffrey D. Jones**		William C. Huntress, III
	Elizabeth McNelis		Jeffrey D. Jones**
Number of Meetings in 2013:	1	12	1

*	Denotes committee chair as of December 31, 2013.
**	Upon completion of the conversion and offering, it is expected that Mr. Jones will not serve on the Compensation Committee or the Nominating Committee of Melrose Bancorp until such time as he would be considered independent.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Melrose Cooperative Bank, to their executive officers and directors in compliance with federal banking regulations. At March 31, 2014, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Melrose Cooperative Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 31, 2014, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Mr. Jones, who serves as our President and Chief Executive Officer, Ms. Indorato, who serves as our Senior Vice President, Chief Financial Officer and Treasurer, and Mr. Oosterman, who serves as our Vice President—Lending for the year ended December 31, 2013. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table for the Year Ended December 31, 2013
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Jeffrey Jones President and Chief Executive Officer	2013	220,859	400	33,128	22,354	276,741
Diane Indorato Senior Vice President, Chief Financial Officer and Treasurer	2013	147,986	400	22,197	7,388	177,971
James Oosterman Vice President—Lending	2013	117,327	400	17,599	5,857	141,183

(1)	Represents a holiday bonus payable to all employees of Melrose Cooperative Bank.
(2)	Represents cash incentives paid under the annual incentive program. Please see “Executive Compensation-Non-Equity Incentive Program” for further details.
(3)	The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits we provide. A break-down of the various elements of compensation in this column is set forth in the table immediately below.

All Other Compensation
Name	Year	Perquisites(1) ($)	Employer Matching Contribution to 401(k) Plan(2) ($)	Total ($)
Jeffrey Jones	2013	11,169	11,185	22,354
Diane Indorato	2013	—	7,388	7,388
James Oosterman	2013	—	5,857	5,857

(1)	For Mr. Jones, $10,200 of his total perquisites is attributable to a car allowance provided to him by Melrose Cooperative Bank. For the year ended December 31, 2013, neither Ms. Indorato nor Mr. Oosterman received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.
(2)	Represents the profit sharing contribution made by Melrose Cooperative Bank to the Named Executive Officer’s 401(k) plan account for the plan year.

Employment and Change in Control Agreements

Employment Agreement with Jeffrey Jones. In connection with the conversion and stock offering, Melrose Cooperative Bank intends to enter into an employment agreement with Mr. Jones. The employment agreement has an initial term of three years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Jones at least 30 days, but not more than 60 days, prior to such date.

The employment agreement will provide Mr. Jones with a base salary of $241,133. The base salary may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, Mr. Jones will be entitled to participate in any bonus programs and benefit plans that are made available to management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of Mr. Jones’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal to two times his highest annual rate of base salary payable during the calendar year of his date of termination or any of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Jones’s date of termination. In addition, Mr. Jones will be entitled to receive from Melrose Cooperative Bank continued life insurance and non-taxable medical and dental insurance coverage under the same cost-sharing arrangements that apply for active employees of Melrose Cooperative Bank. Such coverage will cease upon the earlier of: (i) the date which is two years after Mr. Jones’s date of termination or (ii) the date on which Mr. Jones receives substantially similar benefits from another employer. For purposes of the employment agreement, “good reason” is defined as: (i) a material reduction in base salary or benefits (other than reduction by Melrose Cooperative Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in Mr. Jones’s duties or responsibilities; (iii) a relocation of Mr. Jones’s principal place of employment by more than 25 miles from Melrose Cooperative Bank’s main office location; or (iv) a material breach of the employment agreement by Melrose Cooperative Bank.

If Mr. Jones’s involuntary termination of employment other than for cause, disability or death or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of Melrose Bancorp or Melrose Cooperative Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his highest annual rate of base salary payable during the current calendar year of his date of termination or either of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Jones’s date of termination. In addition, Mr. Jones would be entitled, at no expense, to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is three years after his date of termination or (ii) the date on which he receives substantially similar benefits from another employer.

In addition, should Mr. Jones become disabled, he will be entitled to disability benefits, if any, provided under a long-term disability plan sponsored by Melrose Cooperative Bank. In the event of Mr. Jones’s death while employed, his beneficiaries will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year thereafter.

Upon any termination of employment that would entitle Mr. Jones to a severance payment (other than a termination in connection with a change in control), Mr. Jones will be required to adhere to one-year non-competition and non-solicitation covenants.

Change in Control Agreements with Diane Indorato and James Oosterman and Other Officers.

In connection with the conversion and stock offering, Melrose Cooperative Bank intends to enter into change in control agreements with Ms. Indorato and Mr. Oosterman and with two other officers of Melrose Cooperative Bank.

The agreements for all four officers are substantially similar except as distinguished below.

The agreements for Ms. Indorato and Mr. Oosterman have an initial term of two years (1 year for the other two officers’ agreements). At least 60 days prior to the anniversary date of the agreements, the disinterested members of the board of directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date.

In the event that the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of Melrose Bancorp or Melrose Cooperative Bank, the executive would be entitled to a severance payment equal to two times (1 time for the other two officers’ agreements) his or her highest annual rate of base salary payable during the current calendar year of the executive’s date of termination or either of the two calendar years immediately preceding his or her date of termination. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, the executive would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is two years after his or her date of termination (1 year in the case of the other two officers’ agreements) or (ii) the date on which the executive receives substantially similar benefits from another employer.

Notwithstanding the foregoing, the payments required under the agreements will be reduced to the extent necessary to avoid penalties under Code Section 280G. For purposes of the change in control agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than reduction by Melrose Cooperative Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in the executive’s duties or responsibilities; (iii) a relocation of the executive’s principal place of employment by more than 25 miles from Melrose Cooperative Bank’s main office location; or (iv) a material breach of the agreements by Melrose Cooperative Bank.

Non-Equity Incentive Program

For 2013, each Named Executive Officer was eligible to receive an annual incentive award up to a maximum of 15% of his or her base salary, provided certain bank-wide performance objectives were satisfied (which were objectively determinable). The bank-wide performance objectives for 2013 focused on the following metrics: (i) return on assets; (ii) earnings; (iii) asset growth and (iv) audit. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective. Due to the maximum satisfaction of each of the performance objectives, each Named Executive Officer earned an annual incentive award for the year ended December 31, 2013 equal to 15% of base salary.

Executive Annual Incentive Plan. In connection with the conversion and stock offering, Melrose Cooperative Bank adopted the Melrose Cooperative Bank Executive Annual Incentive Plan, which will supersede and replace its current bonus arrangement described above and better align the interests of the executives of Melrose Cooperative Bank with the overall performance of Melrose Cooperative Bank and Melrose Bancorp.

Employees selected by the Compensation Committee, which will include the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), each participant will receive an award agreement which will provide the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to Melrose Cooperative Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.

The annual bonus award will be payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee.

Benefit Plans

401(k) Plan. Melrose Cooperative Bank currently maintains the Melrose Cooperative Bank 401(k) Plan, which is a tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (“401(k) Plan”). All employees who have attained age 21 are eligible to participate in the 401(k) Plan, provided, however that the employee must complete one year of service during which he or she has worked at least 1,000 hours to be eligible to receive a matching employer contribution from Melrose Cooperative Bank.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2014, the pre-tax deferral contribution limit is $17,500 provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $5,500 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that Melrose Cooperative Bank will make a matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to a maximum of 5% of the participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions. However, a participant will vest in his or her employer matching contributions at a rate of 20% per year after the completion of two years of credited service, such that the participant will be 100% vested upon completion of six years of credited services. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59 1⁄2 (while employed with Melrose Cooperative Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of a lump sum.

In connection with the conversion, we intend to allow participants to invest their account balances under the 401(k) Plan in Melrose Bancorp common stock. We may also allow participants in the 401(k) Plan to invest future elective deferrals and employer matching contributions in Melrose Bancorp common stock, provided such future investment does not exceed 50% of the contributions.

Defined Benefit Plan. Melrose Cooperative Bank currently maintains the Cooperative Banks Employees Retirement Association (CBERA) Defined Benefit Plan, which is a multiple-employer tax-qualified defined benefit pension plan (the “Defined Benefit Plan”). In connection with the conversion and stock offering, Melrose Cooperative Bank froze the Defined Benefit Plan such that no benefits will continue to accrue under, and no new employees are eligible to participate in, the Defined Benefit Plan.

The normal retirement benefit formula under the plan provides for a benefit, payable at age 65 as a lifetime annuity, equal to: (i) 1.0% of the participant’s “final average compensation,” multiplied by total years of service, plus (ii) 0.50% of the participant’s “covered compensation,” multiplied by total years of service. “Final average compensation” is the participant’s highest three consecutive calendar years’ compensation while participating in the plan. “Covered compensation” means the average Social Security Wage Base (as published by the Social Security Administration) during the 35 years prior to the participant’s Social Security retirement date. A participant will vest in his or her benefit under the plan at a rate of 20% per year after the completion of two years of credited service, such that the participant will be 100% vested upon completion of six years of credited services. The normal retirement benefit is payable in the form either a single life annuity or a joint and survivor annuity, as elected by the participant. Notwithstanding the foregoing, each participant’s normal retirement benefit will be calculated as of the effective date of the freezing of the Defined Benefit Plan.

A participant may elect to retire early and received a benefit under the plan if he or she attains: (i) age 62; (ii) age 55, with at least five years of service or (iii) age 50, with at least 15 years of service. The normal retirement benefit will be calculated based on the participant’s years of service and final average compensation at termination.

Employee Stock Ownership Plan. Effective January 1, 2014, Melrose Cooperative Bank adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and were employed by us as of January 1, 2014 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of Melrose Bancorp common stock issued in the offering, including shares contributed to the charitable foundation. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Melrose Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Melrose Cooperative Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 30-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest in their benefit at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of credited services. Participants who were employed by Melrose Cooperative Bank immediately prior to the conversion will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Melrose Cooperative Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of Melrose Bancorp common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Melrose Bancorp’s earnings.

Supplemental Executive Retirement Plan. In connection with the conversion and offering, Melrose Cooperative Bank intends to adopt a non-qualified defined contribution supplemental executive retirement plan (the “New SERP”) that provides supplemental retirement benefits to certain key employees. Each employee designated by the Compensation Committee is eligible to participate in the New SERP, and will begin participation by entering into a participation agreement with Melrose Cooperative Bank. It is expected that only Jeffrey Jones and Diane Indorato will be participants in the New SERP.

The New SERP will replace the non-qualified defined benefit supplemental executive retirement plan adopted by Melrose Cooperative Bank on November 10, 2011 that was terminated on February 13, 2014 in a manner that complies with Section 409A of the Internal Revenue Code (the “Terminated SERP”). As a result, the accrued benefits thereunder fully expensed by Melrose Cooperative Bank will be paid in full to Jeffrey Jones and Diane Indorato (the only participants in the Terminated SERP) at least 12 months, but no later than 24 months, following the date of termination of the Terminated SERP.

Under the New SERP, Melrose Cooperative Bank will establish a bookkeeping account on behalf of each participant. At the end of each plan year, Melrose Cooperative Bank will contribute a fixed dollar amount to the participant’s account equal to a percentage of the participant’s base salary (the “annual contribution”). The annual contributions for Mr. Jones and Ms. Indorato are expected to equal 21% of base salary and 8% of base salary, respectively. Melrose Cooperative Bank may also provide a discretionary contribution to a participant’s account. The participant’s account will earn interest each year at the Five Year Treasury Rate in effect on the first business day of each plan year, plus 100 basis points. Each participant will vest in his or her account balance in accordance with the vesting schedule provided in the participation agreement. However, the participant’s account balance will become 100% vested in the event of his or her attainment of the benefit age set forth in the participation agreement, death, disability or involuntary or constructive termination of employment without cause following a change in control of Melrose Cooperative Bank or Melrose Bancorp.

The participant’s vested account balance will be distributed upon the earlier of the participant’s: (i) attainment of the benefit age; (ii) death; (iii) disability or (iv) termination of employment without cause, and will be payable in a cash lump sum. With regards to payment upon attainment of the benefit age or termination of employment, the participant can elect for the benefit to be payable in equal annual installments not to exceed 10 years.

In the event of the participant’s involuntary or constructive termination of employment without cause within two years following a change in control, the participant’s account will be increased by an amount equal to three annual contributions, calculated based on the most recent annual contribution made to the participant’s account.

If a participant receives a benefit under the New SERP (other than in connection with a change in control), the participant will be required to adhere to one-year non-competition and non-solicitation covenants.

Executive Split Dollar Agreement. In connection with the conversion and stock offering, Melrose Cooperative Bank intends to enter into an Executive Split Dollar Agreement with Jeffrey Jones. Under the agreement, Mr. Jones’ designated beneficiary will be entitled to share in the proceeds under a life insurance policy owned by Melrose Cooperative Bank on the life of Mr. Jones. The death benefit payable to Mr. Jones is the lesser of $650,000 or the net death benefit (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). Melrose Cooperative Bank is the sole beneficiary of any death proceeds remaining after Mr. Jones’ death benefit has been paid to his designated beneficiary, and such proceeds will be utilized by Melrose Cooperative Bank to informally fund the benefits payable to Mr. Jones under the New SERP.

Mr. Jones’ interest in his death benefit will be forfeited upon the earlier of: (i) his termination of employment; or (ii) his attainment of age 65. However, in the event of a change in control of Melrose Cooperative Bank, Mr. Jones’ interest in his death benefit will be forfeited only upon his attainment of age 65, regardless of whether Mr. Jones is employed with Melrose Cooperative Bank or any successor on or after the change in control.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Frank Giso III	18,050	18,050
Candy Brower	17,150	17,150
William C. Huntress, III	15,850	15,850
Elizabeth W. McNelis	17,850	17,850
F. Peter Waystack	16,000	16,000
Alan Whitney	16,000	16,000

Director Fees

The Chairman of the Board and each director received an annual retainer of $9,500 and $1,800, respectively. The Chairman of the Audit Committee and the Chairman of the Security Committee were each paid an annual retainer of $6,900. Each member of the Audit Committee and each member of the Security Committee received an annual retainer of $6,400, and each member of the Asset-Liability Committee received an annual retainer of $1,200. Each director was also paid $650 for each board meeting attended. Directors who are also employees are not compensated for serving as directors.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering, including shares contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the consummation date of the conversion.

The stock-based benefit plan will not be established sooner than six months after the conversion is completed and, if adopted within one year after the conversion, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Melrose Bancorp. If the stock-based benefit plan is established after one year after the conversion, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the completion of the conversion:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

If the stock-based benefit plan is adopted within the first year following the conversion, the rights must vest on an equal installment basis at a rate not to exceed 20% per year. If the stock-based benefit plan is adopted more than one year but less than three years following the conversion, the rights must vest on an equal installment basis over a period of not less than three years following establishment of the stock-based benefit plan. In addition, any stock-based benefit plan established or maintained, as applicable, during the three years following the close of the conversion will include provisions that comport with additional requirements, including the following:

•	the duration of rights granted under the stock-based benefit plan must be limited, and in no event shall the exercise period exceed ten years;

•	the exercise price of stock rights shall not be less than the fair market value of the stock at the time that the rights are granted;

•	rights under the plan must be exercised or expire within a reasonable time after termination or separation as an active officer, employee, or director; and

•	allowing our primary federal regulator to direct the institution to require plan participants to exercise or forfeit their stock rights.

We have not yet determined whether we will present the stock-based benefit plan for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 318,000 shares of common stock, equal to 14.4% of the number of shares of common stock to be sold in the offering at the minimum of the offering range (excluding shares issued to our charitable foundation), assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent at Minimum of Offering Range
Candy Brower, Director	25,000	$250,000	1.1%
Frank Giso III, Chairman of the Board of Directors	40,000	400,000	1.8
William C. Huntress, III, Director	40,000	400,000	1.8
Diane Indorato, Senior Vice President and Chief Financial Officer	35,500	355,000	1.6
Jeffrey D. Jones, President, Chief Executive Officer and Director	40,000	400,000	1.8
Elizabeth McNelis, Director	37,500	375,000	1.7
James Oosterman, Vice President – Lending	30,000	300,000	1.4
F. Peter Waystack, Director	30,000	300,000	1.4
Alan Whitney, Director	40,000	400,000	1.8

All directors and officers as a group (9 persons)	318,000	$3,180,000	14.4%

(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

THE CONVERSION AND PLAN OF DISTRIBUTION

The board of directors of Melrose Cooperative Bank has unanimously approved the plan of conversion. The plan of conversion must also be approved by Melrose Cooperative Bank’s depositors. A special meeting of depositors has been called for this purpose. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock. The FDIC has issued an intent to issue a letter of non-objection to the conversion subject to certain conditions. The Federal Reserve Bank of Boston has issued the approval required in connection with the transaction. However, any such approvals or non-objections do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency.

General

The board of directors of Melrose Cooperative Bank unanimously adopted the plan of conversion on February 27, 2014. Pursuant to the plan of conversion, Melrose Cooperative Bank will convert from a Massachusetts mutual cooperative bank to a Massachusetts stock cooperative bank and become the wholly owned subsidiary of Melrose Bancorp, a newly formed Maryland corporation. Melrose Bancorp will offer 100% of its common stock to qualifying depositors of Melrose Cooperative Bank in a subscription offering and, if necessary, to members of the general public through a community offering, with a preference given to residents of the City of Melrose, Massachusetts, and/or a syndicated community offering.

We intend to retain between $8.2 million and $11.4 million of the net proceeds of the offering, or $13.3 million if the offering range is increased by 15%, and to contribute the balance of the net proceeds (excluding the contributions to the employee stock ownership plan and charitable foundation) to Melrose Cooperative Bank. The conversion will be consummated only upon the issuance of at least 2,210,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, supplemental eligible account holders and our tax-qualified employee benefit plans, including our employee stock ownership plan that we are establishing in connection with the conversion and our 401(k) plan. If all shares are not subscribed for in the subscription offering, we intend to offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the City of Melrose, Massachusetts.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval, to the extent such approvals are required, of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board. See “ – Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Melrose Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “– Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at Melrose Cooperative Bank’s office and at the Federal Reserve Bank of Boston. Additionally, the plan of conversion is an exhibit to the registration statement which we have filed with the SEC and which is publicly available at the SEC’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:

•	increase our capital to enhance our financial strength, to support future lending and deposit growth and to support our banking franchise as opportunities arise through de novo branching and/or branch acquisitions;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for management and employees that will give them an opportunity to share in our long-term success;

•	enhance our community ties by providing customers and members of our community with the opportunity to acquire an ownership interest in Melrose Bancorp and Melrose Cooperative Bank; and

•	establish a foundation to support charitable organizations operating in our local community and fund the foundation with shares of our common stock and cash.

We believe that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of March 31, 2014, Melrose Cooperative Bank was considered “well capitalized” for regulatory purposes and the proceeds from the stock offering will further improve our capital position. We are not subject to any directive from any regulatory agency to raise capital.

Approvals Required

The affirmative vote of a two-thirds majority of the total votes cast by depositors of Melrose Cooperative Bank at the special meeting of depositors is required to approve the plan of conversion. The conversion also must be approved by the Massachusetts Commissioner of Banks and the Federal Reserve Board, which have given their conditional approval to the plan of conversion, and we must obtain the non-objection of the Plan of Conversion from the FDIC which has provided its conditional non-objection.

A special meeting of depositors of Melrose Cooperative Bank to consider and vote upon the plan of conversion has been set for [special meeting date].

Effects of Conversion on Depositors and Borrowers

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. We will continue to be a Massachusetts cooperative bank and will continue to be regulated by the Massachusetts Division of Banks and the FDIC after the conversion. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Melrose Cooperative Bank at the time of the conversion will be the directors of Melrose Cooperative Bank and of Melrose Bancorp after the conversion.

Effect on Deposit Accounts. Each depositor of Melrose Cooperative Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of deposit accounts will not change as a result of the conversion. Each deposit account will continue to be insured by the FDIC and the Share Insurance Fund of the Co-Operative Central Bank to the same extent as before the conversion. Depositors will continue to hold their existing certificates, savings account and other evidences of their accounts.

Effect on Loans. No loan outstanding from Melrose Cooperative Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Depositors. At present, all of our depositors have voting rights in Melrose Cooperative Bank as to all matters requiring depositor action. Upon completion of the conversion, depositors will no longer have voting rights. Upon completion of the conversion, all voting rights in Melrose Cooperative Bank will be vested in Melrose Bancorp as the sole stockholder of Melrose Cooperative Bank. The stockholders of Melrose Bancorp will possess exclusive voting rights with respect to Melrose Bancorp common stock.

Tax Effects. We have received an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Melrose Cooperative Bank or its depositors. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Melrose Cooperative Bank has both a deposit account in Melrose Cooperative Bank and a pro rata ownership interest in the net worth of Melrose Cooperative Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Melrose Cooperative Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Melrose Cooperative Bank, which is lost to the extent that the balance in the account is reduced or closed.

In the unlikely event that Melrose Cooperative Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of December 31, 2012 and [supplemental eligibility record date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Melrose Bancorp as the holder of Melrose Cooperative Bank’s capital stock. Pursuant to federal banking regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal and state regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $40,000, and will be reimbursed for its expenses. RP Financial, LC. will receive an additional fee of $5,000 for each update to the valuation report. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

RP Financial, LC. has estimated that, as of May 2, 2014, the estimated pro forma market value of Melrose Bancorp, assuming the establishment and funding of our charitable foundation with a contribution to consist of $300,000 in cash and a number of shares of our common stock that together with the cash will total 5.0% of the gross proceeds of the offering (consisting of 80,500 shares or $805,000 in stock at the minimum of the range and 119,500 shares or $1,195,000 in stock at the maximum of the range, up to 141,925 shares or $1,419,250 in stock at the adjusted maximum of the range) ranged from $22.9 million to $31.1 million, with a midpoint of $27.0 million, subject to increase up to $35.8 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 2,210,000 shares to 2,990,000 shares subject to an increase up to 3,438,500 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

Consistent with applicable appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach.

RP Financial, LC. also considered the following factors, among others:

•	our recent results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the aggregate size of the offering of common stock;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	our potential to pay cash dividends; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The appraisal is based in part on an analysis of a peer group of ten publicly traded savings institutions that RP Financial, LC. considered comparable to us. The peer group consists of the following ten companies, all of which are traded on the Nasdaq Stock Market.

Company Name and Ticker Symbol	Exchange	Headquarters	Total assets as of December 31, 2013
			(in millions)
TF Financial Corp. (THRD)	Nasdaq	Newtown, PA	$836
Oneida Financial Corp. (ONFC)	Nasdaq	Oneida, NY	$742
Hampden Bancorp, Inc. (HBNK)	Nasdaq	Springfield, MA	$694
Chicopee Bancorp, Inc. (CBNK)	Nasdaq	Chicopee, MA	$588
Peoples Federal Bancshares, Inc. (PEOP)	Nasdaq	Brighton, MA	$588
Wellesley Bancorp, Inc. (WEBK)	Nasdaq	Wellesley, MA	$459
OBA Financial Services, Inc. (OBAF) (1)	Nasdaq	Germantown, MD	$386
FedFirst Financial Corp. (FFCO) (1)	Nasdaq	Monessen, PA	$319
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, PA	$314
Georgetown Bancorp, Inc. (GTWN)	Nasdaq	Georgetown, MA	$263

(1)	Excluded from averages and medians as OBAF and FFCO have become targets of announced mergers since the date of the original appraisal (February 14, 2014).

RP Financial, LC. has informed us that it sought to provide meaningful comparative data to limit the need to perform subjective valuation adjustments with respect to institutions that did not share common characteristics with Melrose Cooperative Bank. As a result, a comparable institution’s dissimilar asset size may be outweighed by similarities with respect to other characteristics that RP Financial, LC. considers more indicative of an institution’s value than asset size.

The peer group selection process was limited to publicly traded thrifts in accordance with regulatory conversion guidelines, which limit the number of potential comparable companies for inclusion in the peer group to 104 full stock publicly traded companies. As noted in the appraisal report, the selection process for the peer group involved applying the following two geographic screens of the universe of all public thrifts that were eligible for inclusion in the peer group:

•	Northeast Thrift Institutions. Given the limited number of publicly traded full stock savings institutions based in Massachusetts, RP Financial, LC. considered a broader market comprised of thrift institutions with assets of less than $1.0 billion, nonperforming assets of less than 2.0% of total assets and positive core earnings on a trailing 12 months basis, based in the Northeast region of the United States. Five companies met the criteria for the screen and all were included in the peer group.

•	Mid-Atlantic Thrift Institutions. RP Financial, LC. next looked at publicly traded full stock savings institutions based in the Mid-Atlantic region of the United States with assets of less than $1.0 billion, nonperforming assets of less than 2.0% of total assets and positive core earnings on a trailing 12 months basis. Five companies met the criteria for the screen and all were included in the group.

In selecting the peer group, RP Financial, LC. considered only those companies that have been in full stock form for over one year, are not subject to acquisition, and are not experiencing unusual financial characteristics or other trends.

The following table presents a summary of selected pro forma pricing ratios for Melrose Bancorp and the peer group companies identified by RP Financial, LC. Ratios for the peer group are based on earnings for the twelve months ended December 31, 2013 (or the last twelve months for which data are available) and stock price information as of May 2, 2014. Ratios for Melrose Bancorp are based on equity as of March 31, 2014 and net income for the twelve months ended March 31, 2014.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
Melrose Bancorp, Inc. (pro forma)
Maximum, as adjusted	63.22x	71.84%	71.84%
Maximum	53.23x	67.80%	67.80%
Midpoint	45.03x	63.57%	63.57%
Minimum	37.24x	58.69%	58.69%
Valuation of peer group companies using stock prices as of May 2, 2014 (2)
Averages	22.57x	98.15%	103.53%
Medians	22.58x	99.92%	105.59%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”
(2)	Excludes OBAF and FFCO from averages and medians as both have become targets of announced mergers since the date of the original appraisal (February 14, 2014).

Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 32.2% on a price-to-book value basis, a discount of 35.8% on a price-to-tangible book value basis and a premium of 135.7% on a price–to-earnings basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis and would be more expensive on an earnings basis.

RP Financial, LC. prepared the appraisal taking into account the pro forma impact of the offering. Consistent with Federal Reserve Board appraisal guidelines, RP Financial, LC. applied three primary methodologies to estimate the pro forma market value of our common stock: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and estimated core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of a peer group of companies considered by RP Financial, LC. to be comparable to us, subject to valuation adjustments applied by RP Financial, LC. to account for differences between Melrose Cooperative Bank and the peer group. In preparing its appraisal, RP Financial, LC. placed emphasis on the price-to-earnings and the price-to-book approaches, although it also considered the price-to-assets approach as required by Federal Reserve Board regulations.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of Melrose Cooperative Bank with the peer group. RP Financial, LC. made slight upward adjustments for financial condition and primary market area. A slight downward adjustment was made for liquidity of the shares and a moderate downward adjustment was made for profitability, growth and viability of earnings. No adjustments were made for asset growth, dividends, marketing of the issue, management or the effect of government regulations and regulatory reform.

Our board of directors carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process. We engaged RP Financial, LC. to help us understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital Melrose Bancorp would be required to raise under the regulatory appraisal guidelines.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Melrose Bancorp as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information which we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Melrose Cooperative Bank as a going concern and should not be considered as an indication of the liquidation value of Melrose Cooperative Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the offering range may be increased by up to 15%, or up to $34.4 million, without resoliciting subscribers, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 3,438,500 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “ – Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the offering range to more than $34.4 million and a corresponding increase in the offering range to more than 3,438,500 shares (excluding shares issued to our charitable foundation), or a decrease in the minimum of the valuation range to less than $22.1 million and a corresponding decrease in the offering range to fewer than 2,210,000 shares (excluding shares issued to our charitable foundation), then we may promptly return with interest at our current savings account rate of interest all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted, to the extent that permission is required, by the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board in order to complete the conversion and the offering. In the event that a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) as of the close of business on December 31, 2012 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 30,000 shares ($300,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on December 31, 2012. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or executive officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits during the year preceding December 31, 2012.

Priority 2: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, each depositor with a Qualifying Deposit as of the close of business on [supplemental eligibility record date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 30,000 shares ($300,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at [supplemental eligibility record date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 3: Tax-Qualified Plans. Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued to the charitable foundation). Our employee stock ownership plan intends to purchase 8% of our outstanding shares (including shares to be issued to our charitable foundation). If Eligible Account Holders and Supplemental Eligible Account Holders subscribe for all of our common stock being sold in the offering, no shares will be available for our tax-qualified employee benefit plans and if market conditions warrant, in the judgment of these plans’ trustees, our employee stock ownership plan and 401(k) plan may instead elect to purchase shares in the open market following the completion of the conversion.

Expiration Date. The Subscription Offering will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at and point between the minimum and the maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 2,210,000 shares within 45 days after the expiration date and the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board has not consented, to the extent such consents are required, to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at our current savings account rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond [extended expiration date] is granted by the required regulatory agencies, we will notify subscribers of the extension of time and subscribers will be given an opportunity to change or cancel their orders and place a new stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Extensions may not go beyond [final date], 2016, which is two years after the date of the adoption of the Plan by our board of directors.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, Supplemental Eligible Account Holders and our tax-qualified employee benefit plans, we intend to offer shares pursuant to the plan of conversion to members of the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in the City of Melrose, Massachusetts.

Subscribers in the community offering may purchase up to 30,000 shares ($300,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the City of Melrose, Massachusetts, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the City of Melrose, Massachusetts, whose orders remain unsatisfied on an equal number of shares basis per order. If, after the allocation of shares to natural persons residing in the City of Melrose, Massachusetts, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the City of Melrose, Massachusetts, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. It must terminate no more than 45 days following the closing of the subscription offering. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extended expiration date]. If an extension beyond [extended expiration date] is granted by the required regulatory agencies, persons whose orders we accept in the community offering will be given an opportunity to change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond [final date], 2016, which is two years after the date of the adoption of the Plan by our board of directors.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a widespread distribution of our shares of common stock. If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 30,000 shares ($300,000) of common stock, subject to the overall purchase and ownership limitations. See “ – Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board permits otherwise, as required, accepted orders for Melrose Bancorp common stock in the syndicated community offering will first be filled up to a maximum of two percent (2.0%) of the shares sold in the offering on a basis that will promote a widespread distribution of our common stock. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated or orders have been filled, as the case may be. Unless the syndicated community offering begins during the subscription and/or community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

Order forms will be used to purchase shares of common stock in the syndicated community offering. Investors in the syndicated community offering will follow the same general procedures applicable to purchasing shares in the community offering except that investors in the syndicated community offering may also wire payment for the subscription directly to Melrose Cooperative Bank for deposit to the Melrose Bancorp stock purchase escrow account. See “ – Procedure for Purchasing Shares.”

The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Melrose Bancorp and Melrose Cooperative Bank on the one hand and Keefe, Bruyette & Woods, Inc. on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable, will be delivered promptly to us.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board must approve any such arrangements.

The opportunity to order shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No person or entity may purchase more than 30,000 shares ($300,000) of common stock in the subscription offering, and no person or entity together with any associate or group of persons acting in concert may purchase more than 40,000 ($400,000) shares of common stock in all categories of the offering, except that our tax-qualified employee benefit plans, including the employee stock ownership plan that we are establishing in connection with the conversion and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering and contributed to our charitable foundation (including shares issued in the event of an increase in the offering range of up to 15%);

•	The maximum number of shares of common stock that may be purchased in all categories of the offering by our executive officers and directors and their associates, in the aggregate, may not exceed 30.0% of the shares issued in the offering and contributed to our charitable foundation; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, our board of directors, with any required approvals of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, and without further approval of our depositors, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation would be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)	in the event that there is an oversubscription at the Eligible Account Holder or Supplemental Eligible Account Holder levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(2)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the City of Melrose, Massachusetts.

The term “associate” of a person means:

(1)	any corporation or organization, other than Melrose Cooperative Bank, Melrose Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or beneficial owner of 10% or more of any class of equity securities;

(2)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(3)	any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of Melrose Cooperative Bank or Melrose Bancorp.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our executive officers and directors and except as described below. Any purchases made by any associate of Melrose Cooperative Bank or Melrose Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Purchase or Transfer of Our Shares After Conversion” and “Restrictions on Acquisition of Melrose Bancorp.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, as a financial advisor in connection with the offering of our common stock. Other than as set forth below in connection with the conversion and offering, we have not paid any fees to Keefe, Bruyette & Woods, Inc. In its role as financial advisor, Keefe, Bruyette & Woods, Inc., will:

•	provide advice on the financial and securities market implications of the plan of conversion and related corporate documents, including our business plan;

•	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

•	review all offering documents related to the stock offering, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

•	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meet with the board of directors and management to discuss any of these services; and

•	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $30,000, with $15,000 being payable upon the execution of the engagement letter between Melrose Cooperative Bank and Keefe, Bruyette & Woods, Inc. and $15,000 being payable upon the filing by Melrose Bancorp of its registration statement with the SEC, and a success fee of 1.00% of the aggregate dollar amount of the common stock sold in the subscription offering and the community offering, each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families (including any individual retirement accounts owned by such persons), our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans and shares issued to our charitable foundation. The management fee will be credited against the success fee payable upon the consummation of the conversion. If, as a result of a resolicitation, Keefe, Bruyette & Woods, Inc. determines that it is required or requested to provide significant services, Keefe, Bruyette & Woods, Inc. will receive an additional fee not to exceed $25,000.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a fee equal to 1.00% of the dollar amount of the total shares sold in the syndicated community offering, which fee, along with the fee payable to selected dealers (which will include Keefe, Bruyette & Woods, Inc.) will not exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. If all shares of common stock are sold in the syndicated community offering, assuming that no shares are purchased by the employee stock ownership plan or purchased by insiders of Melrose Cooperative Bank, and excluding shares issued to the charitable foundation, the maximum management fees and expenses would be $1.1 million at the minimum, $1.3 million at the midpoint, $1.4 million at the maximum and $1.7 million at the maximum, as adjusted. Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

In the event that shares of common stock are sold in a publicly underwritten offering, an underwriting discount will not exceed 6.0% of the aggregate amount of common stock sold in the publicly underwritten offering to the underwriters, which will include Keefe, Bruyette & Woods, Inc.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $15,000. In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $75,000. In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, the total out-of-pocket expense cap may be increased by an amount not to exceed $10,000 and the cap on the fees and expenses of counsel may be increased by an amount not to exceed $15,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate accounts having the same ownership and separate the consolidated file information into necessary groupings to satisfy mailing requirements;

•	create the master file of account holders as of key record dates;

•	provide software for the operation of our Stock Information Center, including subscription management and voting solicitation efforts;

•	identify all depositors eligible to vote at the special meeting of depositors;

•	assist our financial printer with labeling of materials to voters;

•	provide support for any follow-up reminder mailings, as needed, including additional solicitation materials;

•	provide assistance with vote tabulation;

•	assist with the special meeting of depositors;

•	administer the stock information center, pursuant to which all substantive investor-related matters will be handled by employees of Keefe, Bruyette & Woods, Inc.;

•	train and supervise stock information center staff assisting with order processing;

•	assist in educating Melrose Cooperative Bank personnel about the offerings, their roles and relevant securities laws pertaining to the offerings;

•	assist in recordkeeping and reporting procedures;

•	perform stock order form processing and production of daily reports and analysis;

•	provide supporting account information to our legal counsel for ‘blue sky’ research and applicable registration;

•	assist our transfer agent with the generation and mailing of stock statements of ownership; and

•	perform interest and refund calculations and provide a file to enable us or our or its transfer agent to generate interest and refund checks and 1099-INT reporting as appropriate.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $25,000, provided, however, that Keefe, Bruyette & Woods, Inc. will be entitled to an additional expense reimbursement not to exceed $5,000 in the event of a resolicitation or material delay in the offering. We have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee. An additional $15,000 will be payable upon completion of the offering. We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent up to a maximum of $25,000. In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, expenses may be increased by an amount not to exceed $10,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Solicitation of Offers by Officers and Directors

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of Melrose Cooperative Bank or its affiliates may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of our banking office apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Indemnity

Among other things, we will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 4:00 p.m., Eastern Time, on [expiration date]. We will not accept orders for common stock in the subscription offering received before or on [special meeting date] or after [expiration date]. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extended expiration date] would require the approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board. If an extension beyond [extended expiration date] is granted by the appropriate regulatory agencies, we will resolicit subscribers/persons who place orders, giving them an opportunity to change or cancel their orders. We will notify these subscribers of the extension of time and of the rights to place a new stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. If we have not received orders to purchase the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all funds received for shares of common stock. If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, subscribers may be resolicited with any required approvals of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board following the same procedures described above.

To ensure that each purchaser receives a prospectus at least 48 hours before [expiration date], the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a segregated account at Melrose Cooperative Bank and will earn interest at our current savings account rate from the date of receipt.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest at our current savings account rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a completed order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. We must receive all order forms prior to 4:00 p.m., Eastern Time, on [expiration date]. Additionally, we will reject and return any order forms received before or on [special meeting date]. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. A postmark prior to [expiration date] will not entitle you to purchase shares of common stock unless we receive the envelope by [expiration date]. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by overnight delivery to the indicated address on the order form, by bringing your order form to our Stock Information Center or by mail using the return envelope provided. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to any required approvals of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Melrose Cooperative Bank or any governmental agency, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(1)	personal check, bank check or money order, payable to Melrose Bancorp; or

(2)	authorization of withdrawal from Melrose Cooperative Bank deposit accounts designated on the order form.

Appropriate means for designating withdrawals from deposit accounts at Melrose Cooperative Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will be transferred to a savings account and earn interest at our current savings account rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at Melrose Cooperative Bank and will earn interest at our current savings account rate from the date payment is received until the offering is completed or terminated.

You may not use cash, wires or a check drawn on a Melrose Cooperative Bank line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Melrose Bancorp. If you request that we place a hold on your checking account for the subscription amount, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or Melrose Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Regulations prohibit Melrose Cooperative Bank from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Melrose Cooperative Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Melrose Cooperative Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Melrose Cooperative Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock Purchased in the Offering. All shares of Melrose Bancorp common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order form as soon as practicable following consummation of the conversion. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Applicable regulations prohibit any person with subscription rights, including the Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center at (    )         -         to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is open weekdays during the offering, except for bank holidays, from 10:00 a.m. to 4:00 p.m., Eastern Time.

Liquidation Rights

In the unlikely event of a complete liquidation of Melrose Cooperative Bank prior to the conversion, all claims of creditors of Melrose Cooperative Bank, including those of depositors of Melrose Cooperative Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Melrose Cooperative Bank remaining, depositors of Melrose Cooperative Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Melrose Cooperative Bank immediately prior to liquidation. In the unlikely event that Melrose Cooperative Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account,” as described below, to certain depositors, with any assets remaining thereafter distributed to Melrose Bancorp as the sole holder of Melrose Cooperative Bank capital stock. Pursuant to federal and Massachusetts regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Melrose Cooperative Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Melrose Cooperative Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Melrose Cooperative Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Melrose Cooperative Bank would be entitled, on a complete liquidation of Melrose Cooperative Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Melrose Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Melrose Cooperative Bank on December 31, 2012. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2012 bears to the balance of all such deposit accounts in Melrose Cooperative Bank on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Melrose Cooperative Bank on [supplemental eligibility record date]. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on [supplemental eligibility record date] bears to the balance of all such deposit accounts in Melrose Cooperative Bank on such date.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2012 or [supplemental eligibility record date], respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Melrose Bancorp, as the sole stockholder of Melrose Cooperative Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Melrose Bancorp, Melrose Cooperative Bank, Eligible Account Holders or Supplemental Eligible Account Holders who receive subscription rights. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Melrose Cooperative Bank or Melrose Bancorp would prevail in a judicial proceeding.

Melrose Cooperative Bank and Melrose Bancorp have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Melrose Cooperative Bank to a Massachusetts stock cooperative bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Melrose Cooperative Bank will not recognize any gain or loss upon the receipt of money from Melrose Bancorp in exchange for shares of common stock of Melrose Cooperative Bank.

3.	The basis and holding period of the assets received by Melrose Cooperative Bank, in stock form, from Melrose Cooperative Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Melrose Cooperative Bank, including Eligible Account Holders and Supplemental Eligible Account Holders, upon the issuance to them of withdrawable deposit accounts in Melrose Cooperative Bank, in stock form, in the same dollar amount and under the same terms as held at Melrose Cooperative Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Melrose Cooperative Bank in exchange for their ownership interests in Melrose Cooperative Bank.

5.	The basis of the account holders deposit accounts in Melrose Cooperative Bank, in stock form, will be the same as the basis of their deposit accounts in Melrose Cooperative Bank, in mutual form. The basis of the Eligible Account Holders and Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Melrose Bancorp common stock, provided that the amount to be paid for Melrose Bancorp common stock is equal to the fair market value of Melrose Bancorp common stock.

7.	It is more likely than not that the basis of the shares of Melrose Bancorp common stock purchased in the offering will be the purchase price. The holding period of the Melrose Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Melrose Bancorp on the receipt of money in exchange for shares of Melrose Bancorp common stock sold in the offering.

In the view of RP Financial, LC. (which is acting as independent appraiser of the value of the shares of Melrose Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. RP Financial, LC.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders and

Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to their value, and Melrose Bancorp could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service, and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Melrose Cooperative Bank, Melrose Bancorp, Eligible Account Holders and Supplemental Eligible Account Holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Melrose Bancorp or Melrose Cooperative Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Melrose Bancorp’s registration statement. An opinion regarding the Massachusetts income tax consequences consistent with the federal tax opinion has been issued by Shatswell, MacLeod & Company, P.C., tax advisors to Melrose Cooperative Bank and Melrose Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or an officer of Melrose Cooperative Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or officer. For restricted shares, our transfer agent will be given notice of restrictions on transfer, and instructions will be issued to the effect that any transfer within this time period of record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Melrose Bancorp also will be restricted by the insider trading rules pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Applicable regulations prohibit Melrose Bancorp from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with approval or non-objection of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board) or tax-qualified employee stock benefit plans. After one year, applicable regulations do not impose any repurchase restrictions.

MELROSE COOPERATIVE BANK FOUNDATION

General

In furtherance of our commitment to our local community, our plan of conversion provides that we will establish a charitable foundation, Melrose Cooperative Bank Foundation, as a non-stock, non-profit Delaware corporation in connection with the stock offering. The charitable foundation will be funded with shares of our common stock and cash, as further described below.

By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of Melrose Cooperative Bank’s community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through Melrose Cooperative Bank Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the stock offering, we intend to contribute cash and stock to a charitable foundation that we have established, such contribution to consist of $300,000 in cash and a number of shares of our common stock that together with the cash will have a value equal to 5.0% of the gross proceeds of the offering (80,500 shares or $805,000 in stock at the minimum of the range and 119,500 shares or $1,195,000 in stock at the maximum of the range, or up to 141,925 shares or $1,419,250 at the adjusted maximum of the offering range). The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. Melrose Cooperative Bank Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Melrose Cooperative Bank Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. Melrose Cooperative Bank received a “satisfactory” rating in its most recent Community Reinvestment Act examination by the Massachusetts Division of Banks and the FDIC.

Funding Melrose Cooperative Bank Foundation with shares of our common stock in addition to cash is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because Melrose Cooperative Bank Foundation will benefit directly from any increases in the value of our shares of common stock. In addition, Melrose Cooperative Bank Foundation will maintain close ties with Melrose Cooperative Bank, thereby forming a partnership within the communities in which Melrose Cooperative Bank operates.

Structure of the Charitable Foundation

Melrose Cooperative Bank Foundation has been incorporated under Delaware law as a non-stock, non-profit corporation. The certificate of incorporation of Melrose Cooperative Bank Foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Melrose Cooperative Bank Foundation’s certificate of incorporation further provides that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation is governed by a board of directors, initially consisting of Jeffrey D. Jones, who is a director of Melrose Cooperative Bank, Diane Indorato, an executive officer of Melrose Cooperative Bank and one individual who is not affiliated with us. Applicable regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected Mary

Beth McAteer-Margolis as a director to satisfy these requirements. For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Melrose Cooperative Bank’s directors. Each of the charitable foundation’s directors will have one vote with regard to matters requiring board determination. On an annual basis, directors of the charitable foundation, who, pursuant to the non-stock bylaws of the charitable foundation serve as the members of the charitable foundation, nominate and elect the board members, each to serve for a one-year term. Shareholders of Melrose Bancorp will have no nomination or voting rights with respect to the charitable foundation. Initially, board members will not be compensated for service on the board of the charitable foundation.

The business experience of Mr. Jones and Ms. Indorato who will serve as board members of the charitable foundation is described in “Management of Melrose Bancorp.” Ms. McAteer-Margolis, who will serve as our outside charitable foundation director, has since 2000 been employed by and has served as Community Outreach and Membership Director of the Melrose Mass Television, in which capacity she works with community organizations, businesses and local government to facilitate their participation in local cable access television.

The board of directors of Melrose Cooperative Bank Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Melrose Cooperative Bank Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation was established. The directors of Melrose Cooperative Bank Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by Melrose Cooperative Bank Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

Melrose Cooperative Bank Foundation’s initial place of business will be located at our corporate headquarters. The board of directors of Melrose Cooperative Bank Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the regulations of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, as applicable, governing transactions between Melrose Cooperative Bank and the charitable foundation.

Capital for the charitable foundation will come from:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Melrose Cooperative Bank Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Melrose Cooperative Bank Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Melrose Cooperative Bank Foundation files its application for tax-exempt status within 27 months after the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization.

Melrose Bancorp and Melrose Cooperative Bank are authorized by federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to Melrose Cooperative Bank Foundation.

We believe that our contribution of cash and shares of our common stock to Melrose Cooperative Bank Foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction in the amount of the fair market value of the cash and stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Melrose Cooperative Bank Foundation. We estimate that at all levels of the offering range, the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to Melrose Cooperative Bank Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to Melrose Cooperative Bank Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the charitable foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%, although we expect to qualify for the lower 1% special rate. Melrose Cooperative Bank Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Melrose Cooperative Bank Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Melrose Cooperative Bank Foundation

Applicable regulations require that, before our board of directors adopted the plan of conversion, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the portions of the plan of conversion relating to the establishment and funding of the charitable foundation. Our board of directors complied with this regulation in adopting the plan of conversion.

These regulations impose the following additional requirements on the establishment of the charitable foundation:

•	the Federal Reserve Board may examine the charitable foundation at the charitable foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•	the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the stock offering, the Melrose Cooperative Bank Foundation must submit to the Federal Reserve Board a three-year operating plan, conflicts of interest policy, gift instrument, bylaws and certificate of incorporation.

RESTRICTIONS ON ACQUISITION OF MELROSE BANCORP

Although the board of directors of Melrose Bancorp is not aware of any effort that might be made to obtain control of Melrose Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Melrose Bancorp’s articles of incorporation to protect the interests of Melrose Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Melrose Cooperative Bank, Melrose Bancorp or Melrose Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of Melrose Bancorp’s articles of incorporation and bylaws, Maryland corporate law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Melrose Bancorp’s articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Melrose Cooperative Bank’s applications with the Massachusetts Commissioner of Banks and the FDIC and Melrose Bancorp’s application with the Federal Reserve Board and its registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Melrose Bancorp’s Articles of Incorporation and Bylaws

Melrose Bancorp’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Melrose Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer, employee or a 10% or more stockholder of a competitor of Melrose Cooperative Bank;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, (iii) who does not agree in writing to comply with all of Melrose Bancorp’s policies applicable to directors, including but not limited to, its confidentiality policy, or (iv) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Melrose Bancorp entering into a merger, sale of control or similar transaction in which Melrose Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Melrose Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Melrose Bancorp;

•	a requirement that any person proposed to serve as director have maintained his or her principal residence within Massachusetts for a period of at least one year immediately before his or her purported election or appointment to the board of directors; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Melrose Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Melrose Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Melrose Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Melrose Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Melrose Bancorp and its subsidiaries and on the communities in which Melrose Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Melrose Bancorp;

•	whether a more favorable price could be obtained for Melrose Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Melrose Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Melrose Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Melrose Bancorp to fulfill its objectives as a bank holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Call of Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the Chairperson, the President or the Chief Executive Officer or by resolution adopted by a majority of the total number of directors that Melrose Bancorp would have if there were no vacancies on the board of directors (the “whole board”), or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors prior to the time of the acquisition (or who were chosen to fill any vacancy by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Melrose Bancorp at least 110 days prior and not earlier than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice to Melrose Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Melrose Bancorp.

Authorized but Unissued Shares. After the conversion, Melrose Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock.” The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Melrose Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the whole board may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of common stock that Melrose Bancorp has the authority to issue. The articles of incorporation also provide that the holders of a majority of the shares of common stock may increase or decrease the amount of authorized shares of preferred stock and without the vote of any holder of preferred stock unless otherwise required. In the event of a proposed merger, tender offer or other attempt to gain control of Melrose Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Melrose Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”); provided, however, that an amendment need only be approved by the vote of a majority of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”) if the amendment is approved by at least two-thirds of the whole board. Approval by at least 80% of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”) is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes and the prohibition against cumulative voting;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that 80% of the voting power of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Melrose Bancorp;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by Melrose Bancorp;

(xii)	The limitation of liability of officers and directors to Melrose Bancorp for money damages; and

(xiii)	The provision regarding amendments to the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Melrose Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

Bank Holding Company Act

Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 25% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required: before any bank holding company could acquire 5% or more of the common stock of Melrose Bancorp; and before any other company could acquire 25% or more of the common stock of Melrose Bancorp.

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of Melrose Bancorp. See “Supervision and Regulation.”

Massachusetts Banking Law

Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a cooperative bank, is regulated as a bank holding company. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Massachusetts Division of Banks. Melrose Bancorp would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from Melrose Cooperative Bank.

In addition, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converted cooperative bank without prior written approval of the Massachusetts Commissioner of Banks.

DESCRIPTION OF CAPITAL STOCK

General

At the effective date, Melrose Bancorp will be authorized to issue 15,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Melrose Bancorp currently expects to issue in the offering up to 3,580,425 shares of common stock including shares issued to our charitable foundation. Melrose Bancorp will not issue shares of preferred stock in the conversion. Each share of Melrose Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock of Melrose Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Melrose Bancorp may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Melrose Bancorp is also subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Melrose Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Melrose Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Melrose Bancorp will have exclusive voting rights in Melrose Bancorp. They will elect Melrose Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Melrose Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Melrose Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation require a two-thirds stockholder vote in certain circumstances, and certain matters require an 80% stockholder vote.

As a stock cooperative bank, corporate powers and control of Melrose Cooperative Bank are vested in its board of directors, who elect the officers of Melrose Cooperative Bank and who fill any vacancies on the board of directors. Voting rights of Melrose Cooperative Bank are vested exclusively in the owners of the shares of capital stock of Melrose Cooperative Bank, which will be Melrose Bancorp. Shares of Melrose Cooperative Bank’s stock will be voted at the direction of Melrose Bancorp’s board of directors. Consequently, the holders of the common stock of Melrose Bancorp will not have direct control of Melrose Cooperative Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Melrose Cooperative Bank, Melrose Bancorp, as the holder of 100% of Melrose Cooperative Bank’s capital stock, would be entitled to receive all assets of Melrose Cooperative Bank available for distribution, after payment or provision for payment of all debts and liabilities of Melrose Cooperative Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Melrose Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Melrose Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Melrose Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Melrose Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and that could assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Melrose Bancorp’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Melrose Cooperative Bank at and for the years ended December 31, 2013 and 2012 have been included herein and in the registration statement in reliance upon the report of Shatswell, MacLeod & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report to Melrose Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL AND TAX MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Melrose Bancorp and Melrose Cooperative Bank, has issued to Melrose Bancorp its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to its opinions. Shatswell, MacLeod & Company, P.C. has issued to Melrose Bancorp its opinion regarding the Massachusetts income tax consequences of the conversion. Shatswell, MacLeod & Company, P.C., has consented to the reference in this prospectus to its opinion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Melrose Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities on official business days during the hours of 10:00 a.m. to 3:00 p.m. at the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Melrose Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Melrose Cooperative Bank has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks and a notice of intent to convert with the Federal Deposit Insurance Corporation. Melrose Bancorp has filed a bank holding company application with the Federal Reserve Bank of Boston. This prospectus omits certain information contained in those applications and notices. The application may be inspected, without charge, at the offices of the Massachusetts Commissioner of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts, and the notice may be inspected, without charge, at the office of the Regional Director of the Federal Deposit Insurance Corporation, 15 Braintree Hill Office Park, Braintree, Massachusetts. The bank holding company application is available on an expedited basis from the Federal Reserve Bank of Boston, P. O. Box 55882, Boston, Massachusetts 02205.

A copy of the plan of conversion and Melrose Bancorp’s articles of incorporation and bylaws are available without charge from Melrose Cooperative Bank at its office.

The appraisal report of RP Financial, LC. has been filed as an exhibit to our registration statement, to our application to the Massachusetts Commissioner of Banks, and to the notice to the FDIC. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website at www.sec.gov.

In connection with the offering, Melrose Bancorp will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Melrose Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934, subject to subsequent deregistration of such shares under the Securities Exchange Act of 1934.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

MELROSE COOPERATIVE BANK AND SUBSIDIARY

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at March 31, 2014 (unaudited) and December 31, 2013 and December 31, 2012	F-3

Consolidated Statements of Income for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012	F-4

Consolidated Statements of Comprehensive Income for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012	F-5

Consolidated Statements of Changes in Equity for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012	F-6

Consolidated Statements of Cash Flows for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012	F-7

Notes to Consolidated Financial Statements	F-9

***

Separate financial statements for Melrose Bancorp, Inc. have not been included in this prospectus because Melrose Bancorp, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

The Board of Directors

Melrose Cooperative Bank

Melrose, Massachusetts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Melrose Cooperative Bank and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Melrose Cooperative Bank and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

SHATSWELL, MacLEOD & COMPANY, P.C.
West Peabody, Massachusetts
March 4, 2014

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31,	December 31,
	2014	2013	2012
	(unaudited)
Cash and due from banks	$9,517	$11,957	$8,597
Money market funds	997	876	8,908
Federal funds sold	2,135	4,162	5,547

Cash and cash equivalents	12,649	16,995	23,052
Investments in available-for-sale securities (at fair value)	40,237	39,694	28,326
Federal Home Loan Bank stock, at cost	409	409	390
Loans held-for-sale	182	—	219
Loans, net of allowance for loan losses of $512 as of March 31, 2014 (unaudited), and $510 and $474 as of December 31, 2013 and 2012, respectively	131,352	131,995	125,749
Premises and equipment, net	1,225	1,247	1,258
Co-operative Central Bank deposit	881	881	881
Bank-owned life insurance	4,884	4,847	4,665
Other real estate owned	—	—	205
Accrued interest receivable	374	408	410
Other assets	567	199	408

Total assets	$192,760	$196,675	$185,563

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$11,330	$9,574	$9,616
Interest-bearing	159,517	165,936	155,585

Total deposits	170,847	175,510	165,201
Deferred tax liability, net	489	332	283
Other liabilities	396	256	239

Total liabilities	171,732	176,098	165,723

Equity:
Retained earnings	20,163	20,004	19,275
Accumulated other comprehensive income	865	573	565

Total equity	21,028	20,577	19,840

Total liabilities and equity	$192,760	$196,675	$185,563

The accompanying notes are an integral part of these consolidated financial statements.

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Interest and dividend income:
Interest and fees on loans	$1,147	$1,195	$4,718	$4,821
Interest and dividends on securities Taxable	192	166	753	890
Other interest	3	5	23	14

Total interest and dividend income	1,342	1,366	5,494	5,725

Interest expense:
Interest on deposits	328	376	1,547	1,377

Total interest expense	328	376	1,547	1,377

Net interest and dividend income	1,014	990	3,947	4,348
Provision for loan losses	2	15	37	36

Net interest and dividend income after provision for loan losses	1,012	975	3,910	4,312

Noninterest income:
Fees and service charges	21	20	93	133
Gain on sales of securities, net	—	—	—	36
Gain on sales of loans	9	35	105	83
Income on bank-owned life insurance	23	20	129	127
Other income	7	7	32	27

Total noninterest income	60	82	359	406

Noninterest expense:
Salaries and employee benefits	546	514	2,010	1,816
Occupancy expense	73	70	295	254
Equipment expense	13	13	50	48
Data processing expense	74	69	298	254
Advertising expense	28	34	115	116
Printing and supplies	9	5	35	51
FDIC assessment	27	22	103	90
Audits and examinations	27	29	111	102
Other professional services	18	11	66	52
Other expense	29	36	148	141

Total noninterest expense	844	803	3,231	2,924

Income before income tax expense	228	254	1,038	1,794
Income tax expense	69	82	309	600

Net income	$159	$172	$729	$1,194

The accompanying notes are an integral part of these consolidated financial statements.

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Net income	$159	$172	$729	$1,194
Other comprehensive income, net of tax:
Net change in unrealized holding gain on available-for-sale securities	292	219	8	504

Comprehensive income	$451	$391	$737	$1,698

The accompanying notes are an integral part of these consolidated financial statements.

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Three Months Ended March 31, 2014 (unaudited) and the

Years Ended December 31, 2013 and 2012

(In Thousands)

	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2011	$18,081	$61	$18,142
Net income	1,194		1,194
Other comprehensive income, net of tax		504	504

Balance, December 31, 2012	19,275	565	19,840
Net income	729		729
Other comprehensive income, net of tax		8	8

Balance, December 31, 2013	20,004	573	20,577
Net income	159		159
Other comprehensive income, net of tax		292	292

Balance, March 31, 2014 (unaudited)	$20,163	$865	$21,028

The accompanying notes are an integral part of these consolidated financial statements.

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Cash flows from operating activities:
Net income	$159	$172	$729	$1,194
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of securities, net of accretion	2	4	4	48
Gain on sales of available-for-sale securities	—	—	—	(36)
Provision for loan losses	2	15	37	36
Change in net deferred loan costs/fees	4	—	8	(9)
Loans originated for sale	(1,167)	(1,414)	(5,000)	(4,195)
Proceeds from sales of loans	994	1,456	5,324	4,339
Gain on sales of loans	(9)	(35)	(105)	(83)
Gain on sale of other real estate owned	—	—	(12)	—
Depreciation and amortization	22	21	84	105
Decrease in accrued interest receivable	34	10	2	26
(Increase) decrease in other assets	(438)	24	270	45
Increase in accrued expenses and other liabilities	140	51	17	21
Decrease (increase) in income tax receivable	70	12	(61)	(12)
Increase (decrease) in income tax payable	—	44	—	(104)
Deferred tax benefit	(6)	(12)	(39)	(23)
Income on bank-owned life insurance	(23)	(20)	(129)	(127)

Net cash (used in) provided by operating activities	(216)	328	1,129	1,225

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,090)	(4,592)	(13,864)	(13,715)
Proceeds from maturities and calls of available-for-sale securities	1,000	2,088	2,588	11,762
Proceeds from sales of available-for-sale securities	—	—	—	7,601
Purchase of Federal Home Loan Bank stock	—	—	(19)	(27)
Loan originations and principal collections, net	637	(3,604)	(6,292)	(11,141)
Recoveries on loans previously charged off	—	—	1	—
Capital expenditures	—	—	(73)	(122)
Proceeds from sale of other real estate owned	—	—	217	—
Premiums paid on bank-owned life insurance	(14)	(14)	(53)	(53)

Net cash provided by (used in) investing activities	533	(6,122)	(17,495)	(5,695)

Cash flows from financing activities:
Net increase (decrease) in demand deposits, NOW and savings accounts	2,182	1,148	5,198	(746)
Net (decrease) increase in time deposits	(6,845)	7,415	5,111	5,133

Net cash (used in) provided by financing activities	(4,663)	8,563	10,309	4,387

MELROSE COOPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(continued)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Net (decrease) increase in cash and cash equivalents	(4,346)	2,769	(6,057)	(83)
Cash and cash equivalents at beginning of period	16,995	23,052	23,052	23,135

Cash and cash equivalents at end of period	$12,649	$25,821	$16,995	$23,052

Supplemental disclosures:
Interest paid	$329	$369	$1,547	$1,381
Income taxes paid	5	38	409	739

The accompanying notes are an integral part of these consolidated financial statements.

MELROSE COOPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2014 and 2013 (Unaudited) and the

Years Ended December 31, 2013 and 2012

NOTE 1—NATURE OF OPERATIONS

Melrose Cooperative Bank (Bank) is a state chartered co-operative bank which was incorporated in 1890 and is headquartered in Melrose, Massachusetts. The Bank operates its business from one banking office located in Melrose, Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential real estate loans, and in consumer and small business loans.

NOTE 2—ACCOUNTING POLICIES

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Information included herein as of March 31, 2014 and for the interim periods ended March 31, 2014 and 2013 is unaudited; however, in the opinion of management, all adjustments considered necessary for a fair presentation have been included and were of a normal recurring nature. The results of operations for the three months ended March 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for the entire year or any other interim period.

The accounting and reporting policies of the Bank and its subsidiary conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry. The consolidated financial statements were prepared using the accrual basis of accounting. The significant accounting policies are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

USE OF ESTIMATES:

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, impairment of securities and the valuation of deferred tax assets.

BASIS OF PRESENTATION:

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, MCBSC, Inc., which is used to hold investment securities. All significant intercompany accounts and transactions have been eliminated in the consolidation.

RECLASSIFICATIONS:

Certain amounts in the 2013 and 2012 consolidated financial statements have been reclassified to be consistent with the current period presentation.

CASH AND CASH EQUIVALENTS:

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, money market funds and federal funds sold.

As of March 31, 2014 (unaudited), the Bank has total cash and cash equivalents in the following banks:

Eastern Bank	$5,346,000 which represents approximately 25.4% of total equity
State Street Bank	$2,994,000 which represents approximately 14.2% of total equity

As of December 31, 2013, the Bank has total cash and cash equivalents in the following banks:

Eastern Bank	$7,258,000 which represents approximately 35.3% of total equity
State Street Bank	$2,994,000 which represents approximately 14.6% of total equity

SECURITIES:

Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed so as to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

The Bank classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. These security classifications may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

•	Held-to-maturity securities are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of equity; they are merely disclosed in the notes to the consolidated financial statements.

•	Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of equity until realized.

•	Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

For any debt security with a fair value less than its amortized cost basis, the Bank will determine whether it has the intent to sell the debt security or whether it is more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis. If either condition is met, the Bank will recognize a full impairment charge to earnings. For all other debt securities that are considered other-than-temporarily impaired and do not meet either condition, the credit loss portion of impairment will be recognized in earnings as realized losses. The other-than-temporary impairment related to all other factors will be recorded in other comprehensive income.

Declines in marketable equity securities below their cost that are deemed other-than-temporary are reflected in earnings as realized losses.

As a member of the Federal Home Loan Bank of Boston (FHLB), the Bank is required to invest in $100 par value stock of the FHLB. The FHLB capital structure mandates that members must own stock as determined by their Total Stock Investment Requirement which is the sum of a member’s Membership Stock Investment Requirement and Activity-Based Stock Investment Requirement. The Membership Stock Investment Requirement is calculated as 0.35% of a member’s Stock Investment Base, subject to a minimum investment of $10,000 and a maximum investment of $25,000,000. The Stock Investment Base is an amount calculated based on certain assets held by a member that are reflected on call reports submitted to applicable regulatory authorities. The Activity-Based Stock Investment Requirement is calculated as 3.0% for overnight advances, 4.0% for FHLB advances with original terms to maturity of two days to three months and 4.5% for other advances plus a percentage of advance commitments, 0.5% of standby letters of credit issued by the FHLB and 4.5% of the value of intermediated derivative contracts. Management evaluates the Bank’s investment in FHLB stock for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market conditions warrant such evaluation. Based on its most recent analysis of the FHLB as of March 31, 2014 (unaudited) and December 31, 2013, management deems its investment in FHLB stock to be not other-than-temporarily impaired.

LOANS HELD-FOR-SALE:

Loans held-for-sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

LOANS:

Loans receivable that management has the intent and ability to hold until maturity or payoff are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan’s yield. The Bank is amortizing these amounts over the contractual lives of the related loans.

Residential real estate loans are generally placed on nonaccrual when reaching 90 days past due or in process of foreclosure. All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on nonaccrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged off upon reaching 120 or 180 days past due depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on nonaccrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months.

Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

ALLOWANCE FOR LOAN LOSSES:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

General Component:

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: residential real estate, commercial real estate, construction, commercial and consumer. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in the Bank’s policies or methodology pertaining to the general component of the allowance for loan losses during the three months ended March 31, 2014 (unaudited) and the year ended December 31, 2013.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate: The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not grant subprime loans. Loans with loan-to-value greater than 80% require private mortgage insurance. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. Loans in this segment also include construction loans and home equity loans and lines of credit. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial real estate: Loans in this segment are primarily income-producing properties throughout Massachusetts. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Loans in this segment also include loans secured by multifamily dwellings. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Construction loans: Loans in this segment primarily include speculative real estate development loans for which payment is derived from sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Consumer loans: Loans in this segment are generally secured and repayment is dependent on the credit quality of the individual borrower. Loans in this segment include auto loans and other consumer loans.

Allocated Component:

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential real estate loans for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The Bank periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring (“TDR”). All TDRs are initially classified as impaired.

Unallocated Component:

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

PREMISES AND EQUIPMENT:

Land is carried at cost. Buildings and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets. Estimated lives are 15 to 40 years for buildings and 3 to 10 years for furniture and equipment.

OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with ASC 310-40, “Receivables—Troubled Debt Restructuring by Creditors.” These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for loan losses. Expenses incurred in connection with maintaining these assets, subsequent writedowns and gains or losses recognized upon sale are included in other expense.

In accordance with ASC 310-10-35, “Receivables—Overall—Subsequent Measurement,” the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor’s assets regardless of whether formal foreclosure proceedings take place.

BANK-OWNED LIFE INSURANCE:

The Bank has purchased insurance policies on the lives of certain directors, executive officers and employees. Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in net cash surrender value of the policies, as well as insurance proceeds received, are reflected in non-interest income on the consolidated statements of income and are not subject to income taxes.

ADVERTISING:

The Bank directly expenses costs associated with advertising as they are incurred.

INCOME TAXES:

The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank’s assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

Accounting Standards Codification (ASC) 825, “Financial Instruments,” requires that the Bank disclose the estimated fair value for its financial instruments. Fair value methods and assumptions used by the Bank in estimating its fair value disclosures are as follows:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets’ fair values.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans held-for-sale: Fair values of loans held-for-sale are based on commitments on hand from investors or prevailing market prices.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificate accounts are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on certificate accounts.

Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates.

RECENT ACCOUNTING PRONOUNCEMENTS:

In December 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” The objective of this ASU is to enhance current disclosures. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The amendments in this ASU are effective for annual periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The adoption of this guidance did not have a material impact on the Bank’s consolidated financial statements.

In October 2012, the FASB issued ASU 2012-06, “Business Combinations (Topic 805): Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution.” The amendments in this update clarify the applicable guidance for subsequently measuring an indemnification asset recognized as a result of a government-assisted acquisition of a financial institution. The amendments in this update are effective for fiscal years, and interim periods within those years beginning on or after December 15, 2012. The adoption of this guidance did not have a material impact on the Bank’s consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this update do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Bank’s consolidated financial statements.

In February 2013, the FASB issued ASU 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” The objective of the amendments in this ASU is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP. Examples of obligations within the scope of this ASU include debt arrangements, other contractual obligations, and settled litigation and judicial rulings. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, and for nonpublic entities beginning after December 15, 2014. The guidance should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the ASU scope that exist at the beginning of an entity’s fiscal year of adoption. The Bank anticipates that the adoption of this guidance will not have a material impact on its consolidated financial statements.

In April 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments in this ASU are being issued to clarify when an entity should apply the liquidation basis of accounting. The guidance provides principles for the recognition and measurement of assets and liabilities and requirements for financial statements prepared using the liquidation basis of accounting. Additionally, the amendments require disclosures about an entity’s plan for liquidation, the methods and significant assumptions used to measure assets and liabilities, the type and amount of costs and income accrued, and the expected duration of the liquidation process. The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The Bank anticipates that the adoption of this guidance will not have an impact on its consolidated financial statements.

In July 2013, the FASB issued ASU 2013-10, “Derivatives and Hedging (Topic 815): Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes.” The amendments in this ASU permit the Fed Funds Effective Swap Rate (OIS) to be used as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815, in addition to Treasury Obligations of the U.S. government (UST) and the London Interbank Offered Rate (LIBOR). The amendments also remove the restriction on using different benchmark rates for similar hedges. The amendments apply to all entities that elect to apply hedge accounting of the benchmark interest rate under Topic 815. The amendments are effective prospectively for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The adoption of this ASU did not have an impact on the Bank’s results of operations or financial position.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The amendments in this ASU provide guidance for the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this ASU are expected to reduce diversity in practice by providing guidance on the presentation of unrecognized tax benefits and will better reflect the manner in which an entity would settle at the reporting date any additional income taxes that would result from the disallowance of a tax position when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. The amendments apply to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014, with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Bank’s results of operations or financial position.

In January 2014, the FASB issued ASU 2014-01, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects.” The amendments in this ASU apply to all reporting entities that invest in qualified affordable housing projects through limited liability entities that are flow-through entities for tax purposes as follows:

1.	For reporting entities that meet the conditions for and that elect to use the proportional amortization method to account for investments in qualified affordable housing projects, all amendments in this ASU apply.

2.	For reporting entities that do not meet the conditions for or that do not elect the proportional amortization method, only the amendments in this ASU that are related to disclosures apply.

The amendments in this ASU permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). For those investments in qualified affordable housing projects not accounted for using the proportional amortization method, the investment should be accounted for as an equity method investment or a cost method investment in accordance with Subtopic 970-323. The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. For all entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2014, and interim periods within annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The Bank does not expect that the adoption of this ASU will have an impact on its consolidated financial statements.

In January 2014, the FASB issued ASU 2014-02, “Intangibles-Goodwill and Other (Topic 350): Accounting for Goodwill.” The amendments in this ASU apply to all entities except for public business entities and not-for-profit entities as defined in the Master Glossary of the Accounting Standards Codification and employee benefit plans within the scope of Topics 960 through 965 on plan accounting. An entity within the scope of the amendments that elects to apply the accounting alternative in this ASU is subject to all of the related subsequent measurement, derecognition, other presentation matters, and disclosure requirements within the accounting alternative. The amendments in this ASU allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this ASU should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not yet been made available for issuance. The Bank does not expect that the adoption of this ASU will have an impact on its consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” The objective of the amendments in this ASU is to reduce diversity by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. For entities other than public business entities, the amendments in this ASU are effective for annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. An entity can elect to adopt the amendments in this ASU using either a modified retrospective transition method or a prospective transition method. The Bank is reviewing this ASU to determine if there will be a material impact on its consolidated financial statements.

In March, 2014, the FASB issued ASU No. 2014-07, “Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements.” Under the ASU, a private company lessee (the reporting entity) could elect, when certain conditions exist, not to apply the variable interest entity (VIE) guidance to a lessor entity under common control. The guidance in this ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application would be permitted. Entities that elect the alternative to not apply VIE guidance would use a full retrospective approach to apply it. The Bank anticipates that the adoption of this guidance would not have an impact on its consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” This ASU changes the criteria for reporting discontinued operations and modifies related disclosure requirements. The new guidance is effective on a prospective basis for fiscal years beginning on or after December 15, 2014, and interim periods within those years. The adoption of this guidance is not expected to have a material impact on the Bank’s consolidated financial statements.

NOTE 3—INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES

Debt and equity securities have been classified in the consolidated balance sheets according to management’s intent. The amortized cost basis of securities and their approximate fair values are as follows:

	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
March 31, 2014 (unaudited):
U.S. Government and federal agency obligations	$5,493	$9	$25	$5,477
Corporate bonds and notes	15,748	75	56	15,767
Preferred stock	3,000	—	243	2,757
Marketable equity securities	14,501	2,162	427	16,236

	$38,742	$2,246	$751	$40,237

December 31, 2013:
U.S. Government and federal agency obligations	$4,992	$9	$40	$4,961
Corporate bonds and notes	16,250	84	82	16,252
Preferred stock	3,000	—	523	2,477
Marketable equity securities	14,412	2,084	492	16,004

	$38,654	$2,177	$1,137	$39,694

December 31, 2012:
U.S. Government and federal agency obligations	$1,998	$9	$—	$2,007
Corporate bonds and notes	10,271	113	32	10,352
Preferred stock	1,088	13	—	1,101
Marketable equity securities	14,025	987	146	14,866

	$27,382	$1,122	$178	$28,326

The scheduled maturities of debt securities were as follows as of March 31, 2014 (unaudited):

Fair Value
(In Thousands)
Due within one year	$2,511
Due after one year through five years	18,732
Due after five years through ten years	986
Due after ten years	932
Preferred stock, no stated maturity	840

$24,001

The scheduled maturities of debt securities were as follows as of December 31, 2013:

Fair Value
(In Thousands)
Due within one year	$3,519
Due after one year through five years	17,694
Due after five years through ten years	927
Due after ten years	796
Preferred stock, no stated maturity	754

$23,690

The aggregate amortized cost basis and fair value of securities of issuers with a carrying value which exceeded 10% of equity were as follows as of March 31, 2014 (unaudited):

Issuer	Amortized Cost Basis	Fair Value
	(In Thousands)
Vanguard Total Stock Market Index Signal Fund	$1,496	$2,650
Vanguard 500 Index Signal Fund	1,333	2,335
Prudential Short-Term Corporate Bond Fund	3,126	3,061

The aggregate amortized cost basis and fair value of securities of issuers with a carrying value which exceeded 10% of equity were as follows as of December 31, 2013:

Issuer	Amortized Cost Basis	Fair Value
	(In Thousands)
Vanguard Total Stock Market Index Signal Fund	$1,485	$2,597
Vanguard 500 Index Signal Fund	1,322	2,294
Prudential Short-Term Corporate Bond Fund	3,105	3,036

During the three months ended March 31, 2014 and 2013 (unaudited), there were no sales of available-for-sale securities. During the year ended December 31, 2013, there were no sales of available-for-sale securities. During the year ended December 31, 2012, proceeds from sales of available-for-sale securities amounted to $7,601,000, and gross realized gains amounted to $36,000. The related tax provision on these gains amounted to $14,000.

The Bank had no pledged securities as of March 31, 2014 (unaudited), December 31, 2013 and 2012.

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more, and are not other-than-temporarily impaired, are as follows:

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In Thousands)
March 31, 2014 (unaudited):
U.S Government and federal agency obligations	$2,483	$17	$992	$8	$3,475	$25
Corporate bonds and notes	4,434	56	—	—	4,434	56
Preferred stock	1,917	82	840	161	2,757	243
Marketable equity securities	—	—	10,127	427	10,127	427

Total temporarily impaired securities	$8,834	$155	$11,959	$596	$20,793	$751

December 31, 2013:
U.S Government and federal agency obligations	$3,453	$40	$—	$—	$3,453	$40
Corporate bonds and notes	6,404	82	—	—	6,404	82
Preferred stock	2,477	523	—	—	2,477	523
Marketable equity securities	1,113	—	9,999	492	11,112	492

Total temporarily impaired securities	$13,447	$645	$9,999	$492	$23,446	$1,137

December 31, 2012:
Corporate bonds and notes	$2,966	$32	$—	$—	$2,966	$32
Marketable equity securities	8,007	113	2,058	33	10,065	146

Total temporarily impaired securities	$10,973	$145	$2,058	$33	$13,031	$178

March 31, 2014 (unaudited)

The Bank conducts periodic reviews of investment securities with unrealized losses to evaluate whether the impairment is other-than-temporary. The Bank’s review for impairment generally includes a determination of the cause, severity and duration of the impairment; and an analysis of both positive and negative evidence available. The Bank also determines if it has the ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery to cost basis. Based on the Bank’s recent review of securities in the investment portfolio, management deemed securities with unrealized losses as of March 31, 2014 (unaudited) to be temporarily impaired and has the ability and intent to hold these securities until recovery to cost basis occurs. A summary of this review is as follows.

Unrealized losses on U.S. Government and federal agency obligations amounted to $25,000 and consisted of six securities. Unrealized losses on corporate bonds and notes amounted to $56,000 and consisted of eight securities. Other than one security, the unrealized losses were all for a period of less than twelve months. The unrealized losses on these debt securities were individually all less than 3% of amortized cost basis, and the unrealized losses were primarily due to changes in interest rates. In regard to corporate debt, the Bank also considers the issuer’s current financial condition and its ability to make future scheduled interest and principal payments on a timely basis in assessing other-than-temporary impairment.

The Bank’s investments in preferred stocks were purchased in the first quarter of 2013, and consist of three investments with unrealized losses amounting to $243,000, or 8.1% of amortized cost. These three investments consist of Kayne Anderson MLP, which has an unrealized loss of $14,000, or 1.4% of amortized cost, General Electric Capital Corporation, which has an unrealized loss of $68,000, or 6.8% of amortized cost, and Public Storage Inc., which has an unrealized loss of $160,000, or 16.4% of amortized cost. These losses were due to changes in interest rates. The Bank reviewed these investments for impairment by considering factors such as, among other things, the financial condition and ability of the issuer to continue to pay dividends, and any specific events that may affect the operations of the issuer.

Unrealized losses on marketable equity securities consist of seven mutual funds. Five mutual funds invest mainly in short-term bonds, with unrealized losses amounting to $148,000, or 2.3% of cost basis, with individual losses ranging from 1.4% to 4.4% of the mutual fund’s cost basis; and two mutual funds invest in GNMA securities with a total combined unrealized loss of $279,000, or approximately 6.5% of each mutual fund’s cost basis. These seven mutual funds have been in an unrealized loss position ranging from one to two years. The cause of the impairment in these mutual funds is due to changes in interest rates and the continued underperformance of most fixed income asset classes during the three months ended March 31, 2014 (unaudited). The Bank considered several factors in reviewing these mutual fund investments, including underlying investment performance, composition and rating of the securities in the mutual fund, and management of the mutual funds’ issuer.

December 31, 2013

The Bank conducts periodic reviews of investment securities with unrealized losses to evaluate whether the impairment is other-than-temporary. The Bank’s review for impairment generally includes a determination of the cause, severity and duration of the impairment; and an analysis of both positive and negative evidence available. The Bank also determines if it has the ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery to cost basis. Based on the Bank’s recent review of securities in the investment portfolio, management deemed securities with unrealized losses as of year end 2013 to be temporarily impaired and has the ability and intent to hold these securities until recovery to cost basis occurs. A summary of this review is as follows.

Unrealized losses on U.S. Government and federal agency obligations amounted to $40,000 and consisted of six securities. Unrealized losses on corporate bonds and notes amounted to $82,000 and consisted of eleven securities. The unrealized losses on these debt securities were individually all less than 4% of amortized cost basis, were all for a period of less than twelve months, and the unrealized losses were primarily due to changes in interest rates. In regard to corporate debt, the Bank also considers the issuer’s current financial condition and its ability to make future scheduled interest and principal payments on a timely basis in assessing other-than-temporary impairment.

The Bank’s investments in preferred stocks were purchased in the first quarter of 2013, and consist of three investments with unrealized losses amounting to $523,000, or 17.4% of amortized cost. These three investments consist of Kayne Anderson MLP, which has an unrealized loss of $73,000, or 7% of amortized cost, General Electric Capital Corporation, which has an unrealized loss of $204,000, or 20% of amortized cost, and Public Storage Inc., which has an unrealized loss of $246,000, or 25% of amortized cost. These losses were due to changes in interest rates. The Bank reviewed these investments for impairment by considering factors such as, among other things, the financial condition and ability of the issuer to continue to pay dividends, and any specific events that may affect the operations of the issuer.

Unrealized losses on marketable equity securities consist of eight mutual funds, including one with an unrealized loss of less than $1,000. Five mutual funds invest mainly in short-term bonds, with unrealized losses amounting to $152,000, or 2.4% of cost basis, with individual losses ranging from two to four percent of the mutual fund’s cost basis; and two mutual funds invest in GNMA securities with a total combined unrealized loss of $339,000, or approximately 8% of each mutual fund’s cost basis. These eight mutual funds have been in an unrealized loss position ranging from one to two years. The cause of the impairment in these mutual funds is due to changes in interest rates and the recent underperformance of most fixed income asset classes during 2013. The Bank considered several factors in reviewing these mutual fund investments, including underlying investment performance, composition and rating of the securities in the mutual fund, and management of the mutual funds’ issuer.

NOTE 4—LOANS

Loans consisted of the following:

	March 31,	December 31,
	2014	2013	2012
	(In Thousands)
	(unaudited)
Real estate loans:
One- to four- family residential	$116,020	$118,328	$112,914
Home equity loans and lines of credit	10,111	10,037	9,906
Commercial	3,045	2,052	1,918
Construction	2,469	1,871	1,189
Consumer loans	127	121	192

	131,772	132,409	126,119
Allowance for loan losses	(512)	(510)	(474)
Deferred loan costs, net	92	96	104

Net loans	$131,352	$131,995	$125,749

Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during the three months ended March 31, 2014 (unaudited) and the year ended December 31, 2013. Total loans to such persons and their companies amounted to $2,017,000 and $2,049,000, respectively, as of March 31, 2014 (unaudited) and December 31, 2013. During the three months ended March 31, 2014 (unaudited) and the year ended December 31, 2013, $0 and $604,000 of advances were made and principal payments totaled $32,000 and $585,000, respectively.

The following tables set forth information on the allowance for loan losses at and for the three months ended March 31, 2014 and 2013 (unaudited):

	Real Estate:
	One-to four-family Residential	Home Equity Loans and Lines of Credit	Commercial	Construction	Consumer Loans	Unallocated	Total
			(In Thousands)
March 31, 2014 (unaudited):
Allowance for loan losses:
Beginning balance	$414	$55	$20	$14	$1	$6	$510
Charge-offs	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—
(Benefit) provision	(8)	(1)	10	5	—	(4)	2

Ending balance	$406	$54	$30	$19	$1	$2	$512

Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	406	54	30	19	1	2	512

Total allowance for loan losses ending balance	$406	$54	$30	$19	$1	$2	$512

Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	116,020	10,111	3,045	2,469	127	—	131,772

Total loans ending balance	$116,020	$10,111	$3,045	$2,469	$127	$—	$131,772

	Real Estate:
	One-to four-family Residential	Home Equity Loans and Lines of Credit	Commercial	Construction	Consumer Loans	Unallocated	Total
			(In Thousands)
March 31, 2013 (unaudited):
Allowance for loan losses:
Beginning balance	$392	$53	$19	$9	$1	$—	$474
Charge-offs	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—
Provision	11	1	2	1	—	—	15

Ending balance	$403	$54	$21	$10	$1	$—	$489

The following tables set forth information on the allowance for loan losses for the years ended December 31:

	Real Estate:
	One-to four-family Residential	Home Equity Loans and Lines of Credit	Commercial	Construction	Consumer Loans	Unallocated	Total
			(In Thousands)
December 31, 2013:
Allowance for loan losses:
Beginning balance	$392	$53	$19	$9	$1	$—	$474
Charge-offs	—	(1)	—	—	(1)	—	(2)
Recoveries	—	—	—	—	1	—	1
Provision	22	3	1	5	—	6	37

Ending balance	$414	$55	$20	$14	$1	$6	$510

Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	414	55	20	14	1	6	510

Total allowance for loan losses ending balance	$414	$55	$20	$14	$1	$6	$510

Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	118,328	10,037	2,052	1,871	121	—	132,409

Total loans ending balance	$118,328	$10,037	$2,052	$1,871	$121	$—	$132,409

	Real Estate:
	One- to four- family Residential	Home Equity Loans and Lines of Credit	Commercial	Construction	Consumer Loans	Unallocated	Total
			(In Thousands)
December 31, 2012:
Allowance for loan losses:
Beginning balance	$348	$57	$24	$8	$2	$—	$439
Charge-offs	—	—	—	—	(1)	—	(1)
Recoveries	—	—	—	—	—	—	—
Provision (benefit)	44	(4)	(5)	1	—	—	36

Ending balance	$392	$53	$19	$9	$1	$—	$474

Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	392	53	19	9	1	—	474

Total allowance for loan losses ending balance	$392	$53	$19	$9	$1	$—	$474

Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Ending balance:
Collectively evaluated for impairment	112,914	9,906	1,918	1,189	192	—	126,119

Total loans ending balance	$112,914	$9,906	$1,918	$1,189	$192	$—	$126,119

The following tables set forth information regarding nonaccrual loans and past-due loans:

	30–59 Days	60–89 Days	90 Days or More Past Due	Total Past Due	Total Current	Total	90 Days or More Past Due and Accruing	Non- Accrual
				(In Thousands)
March 31, 2014 (unaudited):
Real estate loans:
One- to four- family residential	$410	$101	$424	$935	$115,085	$116,020	$204	$322
Home equity loans and lines of credit	197	—	—	197	9,914	10,111	—	—
Commercial	—	—	—	—	3,045	3,045	—	—
Construction	—	—	—	—	2,469	2,469	—	—
Consumer loans	—	—	—	—	127	127	—	—

Total	$607	$101	$424	$1,132	$130,640	$131,772	$204	$322

December 31, 2013:
Real estate loans:
One- to four- family residential	$856	$528	$102	$1,486	$116,842	$118,328	$—	$336
Home equity loans and lines of credit	—	—	—	—	10,037	10,037	—	—
Commercial	—	—	—	—	2,052	2,052	—	—
Construction	—	—	—	—	1,871	1,871	—	—
Consumer loans	—	—	—	—	121	121	—	—

Total	$856	$528	$102	$1,486	$130,923	$132,409	$—	$336

December 31, 2012:
Real estate loans:
One- to four- family residential	$171	$915	$50	$1,136	$111,778	$112,914	$—	$383
Home equity loans and lines of credit	75	—	—	75	9,831	9,906	—	—
Commercial	—	—	—	—	1,918	1,918	—	—
Construction	—	—	—	—	1,189	1,189	—	—
Consumer loans	—	—	—	—	192	192	—	—

Total	$246	$915	$50	$1,211	$124,908	$126,119	$—	$383

As of and during the three months ended March 31, 2014 (unaudited) and as of and during the years ended December 31, 2013 and 2012, there were no loans that met the definition of an impaired loan in ASC 310-10-35.

During the three months ended March 31, 2014 (unaudited) and the years ended December 31, 2013 and 2012, there were no loans that met the definition of a troubled debt restructured loan in ASC 310-10-50.

Credit Quality Information

The Bank utilizes a seven grade internal loan rating system for commercial real estate, construction and commercial loans as follows:

Loans rated 1 - 3: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Bank will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On an annual basis, or more often if needed, the Bank formally reviews the ratings on all commercial real estate, construction and commercial loans.

As of March 31, 2014 (unaudited), one- to four- family residential real estate loans with balances totaling $322,000 had a risk rating of “substandard” and all other loans outstanding had a risk rating of “pass.”

As of December 31, 2013, one- to four- family residential real estate loans with balances totaling $324,000 had a risk rating of “substandard” and all other loans outstanding had a risk rating of “pass.”

As of December 31, 2012, there were no loans with a risk rating other than “pass.”

NOTE 5—PREMISES AND EQUIPMENT

The following is a summary of premises and equipment:

	March 31,	December 31,
	2014	2013	2012
	(In Thousands)
	(unaudited)
Land	$325	$325	$325
Building and improvements	1,799	1,799	1,782
Furniture and equipment	489	489	447
Data processing equipment	205	205	191

	2,818	2,818	2,745
Accumulated depreciation	(1,593)	(1,571)	(1,487)

	$1,225	$1,247	$1,258

NOTE 6—DEPOSITS

The aggregate amount of time deposit accounts in denominations of $100,000 or more as of March 31, 2014 (unaudited), December 31, 2013 and 2012 was $35,090,000, $38,393,000 and $33,679,000, respectively.

For time deposits as of March 31, 2014 (unaudited), the scheduled maturities for each of the following years ended March 31 are as follows:

(In Thousands)
2015	$31,352
2016	17,328
2017	15,799
2018	4,256
2019	5,055

$73,790

For time deposits as of December 31, 2013, the scheduled maturities for each of the following years ended December 31 are as follows:

(In Thousands)
2014	$38,090
2015	15,965
2016	14,545
2017	7,179
2018	4,856

$80,635

Deposits from related parties held by the Bank as of March 31, 2014 (unaudited), December 31, 2013 and 2012 amounted to $4,604,000, $3,883,000 and $3,268,000, respectively.

NOTE 7—BORROWED FUNDS

The Bank is permitted to borrow from the Federal Reserve Bank of Boston under certain conditions. Any such borrowings would be required to be fully secured by pledges of collateral satisfactory to the Federal Reserve Bank of Boston. In addition, the Bank has the ability to borrow from the Co-Operative Central Bank and the Federal Home Loan Bank of Boston.

NOTE 8—INCOME TAXES

The components of income tax expense are as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
		(In Thousands)
	(unaudited)
Current:
Federal	$67	$80	$302	$508
State	8	14	46	115

	75	94	348	623

Deferred:
Federal	(5)	(9)	(30)	(18)
State	(1)	(3)	(9)	(5)

	(6)	(12)	(39)	(23)

Total income tax expense	$69	$82	$309	$600

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	Three Months Ended		Years Ended
	March 31,		December 31,
	2014	2013	2013	2012
	% of Income	% of Income	% of Income	% of Income
	(unaudited)
Federal income tax at statutory rate	34.0%	34.0%	34.0%	34.0%
State tax, net of federal tax benefit	2.1	3.0	2.4	4.0
Tax exempt income	(6.7)	(5.2)	(7.0)	(3.9)
Other	0.9	0.5	0.4	(0.7)

Effective tax rates	30.3%	32.3%	29.8%	33.4%

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows:

	March 31,	December 31,
	2014	2013	2012
		(In Thousands)
	(unaudited)
Deferred tax assets:
Allowance for loan losses	$205	$204	$189
Interest on non-performing loans	2	1	3
Deferred compensation	70	68	44

Gross deferred tax assets	277	273	236

Deferred tax liabilities:
Accelerated depreciation	(136)	(138)	(140)
Net unrealized holding gain on available-for-sale securities	(630)	(467)	(379)

Gross deferred tax liabilities	(766)	(605)	(519)

Net deferred tax liability	$(489)	$(332)	$(283)

It is the Bank’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. As of March 31, 2014 (unaudited) and December 31, 2013, there were no material uncertain tax positions related to federal and state income tax matters. The Bank is currently open to audit under the statute of limitations by the Internal Revenue Service and state taxing authorities for the years ended December 31, 2010 through December 31, 2013.

NOTE 9—BENEFIT PLANS

The Bank provides pension benefits for its employees through participation in the CBERA Defined Benefit Plan for Financial Institutions (the “Plan”), a tax-qualified defined benefit plan. The Plan’s Employer Identification Number is 04-6035593 and the Plan Number is 334. The Plan operates as a multi-employer plan for accounting purposes and as a multiple-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Plan. The Plan is a single plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Plan, contributions made by a participating employer may be used to provide benefits to participants of other participating employers. The Plan covers all salaried employees who are at least twenty-one years of age with at least one year of employment with the Bank. The plan is funded by contributions based on actuarial calculations. As is the case with multi-employer plans, separate actuarial valuations are not made with respect to each employer.

The funded status (market value of plan assets divided by the funding target) was 86%, 88% and 97%, respectively, as of January 1, 2014, 2013 and 2012. During 2013, the Bank’s funding policy was to make contributions to the Plan in order to achieve a 100% funded status.

Total contributions made to the Plan by participating institutions, as reported on Form 5500, were $9,778,000 and $8,473,000, respectively, for the Plan years ended December 31, 2012 and 2011. Although the Form 5500 has not been filed for the Plan year ended December 31, 2013, the actuary and management feel the Bank’s contributions to the Plan will not be more than 5% of the total contributions made to the Plan by participating institutions.

During the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012, the Bank contributed $44,000, $27,000, $141,000 and $105,000, respectively, to the Plan.

In addition, the Bank also participates in a 401(k) savings plan through CBERA. Eligible employees may contribute up to 50% of their salary, subject to IRS limitations, which can be matched up to 5% by the Bank on a dollar for dollar basis. The Bank’s expense under the 401(k) plan was $16,000, $15,000, $59,000 and $53,000 for the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012, respectively.

The Bank adopted Supplemental Executive Retirement Agreements for two executive officers. These agreements are designed to supplement the benefits available through the Bank’s retirement plan. The liability for the benefits amounted to $176,000, $171,000 and $111,000 at March 31, 2014 (unaudited), December 31, 2013 and 2012, respectively and is included in other liabilities. The expense recognized for these benefits was $5,000, $14,000, $60,000 and $58,000 for the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012, respectively.

NOTE 10—FINANCIAL INSTRUMENTS

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows:

	March 31,	December 31,
	2014	2013	2012
		(In Thousands)
	(unaudited)
Commitments to originate loans	$2,348	$1,918	$4,416
Unused lines of credit	12,629	11,758	12,719
Due to borrowers on unadvanced construction loans	986	886	103

	$15,963	$14,562	$17,238

NOTE 11—FAIR VALUE MEASUREMENTS

ASC 820-10, “Fair Value Measurements and Disclosures,” provides a framework for measuring fair value under generally accepted accounting principles. This guidance also allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis.

In accordance with ASC 820-10, the Bank groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1—Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury, other U.S. Government and agency mortgage-backed securities that are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2—Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities.

Level 3—Valuations for assets and liabilities that are derived from other methodologies, including option pricing models, discounted cash flow models and similar techniques, are not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets and liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of the Bank’s financial assets and financial liabilities carried at fair value for March 31, 2014 (unaudited), December 31, 2013 and 2012. The Bank did not have any significant transfers of assets between levels 1 and 2 of the fair value hierarchy during the three months ended March 31, 2014 (unaudited) and the years ended December 31, 2013 and 2012.

The Bank’s cash instruments are generally classified within level 1 or level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.

The Bank’s investment in debt securities available-for-sale is generally classified within level 2 of the fair value hierarchy. For these securities, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used. Subsequent to inception, management only changes level 3 inputs and assumptions when corroborated by evidence such as transactions in similar instruments, completed or pending third-party transactions in the underlying investment or comparable entities, subsequent rounds of financing, recapitalization and other transactions across the capital structure, offerings in the equity or debt markets, and changes in financial ratios or cash flows.

The Bank’s impaired loans, if any, are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using level 2 inputs based upon appraisals of similar properties obtained from a third party. For level 3 inputs, fair value is based upon management estimates of the value of the underlying collateral or the present value of the expected cash flows.

Other real estate owned values are estimated using level 2 inputs based upon appraisals of similar properties obtained from a third party. For level 3 inputs, fair values are based on management estimates.

The following summarizes assets measured at fair value on a recurring basis:

	Fair Value Measurements at Reporting Date Using:
	Total	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
		(In Thousands)
March 31, 2014 (unaudited):
U.S. Government and federal agency obligations	$5,477	$—	$5,477	$—
Corporate bonds and notes	15,767	—	15,767	—
Preferred stock	2,757	2,757	—	—
Marketable equity securities	16,236	16,236	—	—

Totals	$40,237	$18,993	$21,244	$—

December 31, 2013:
U.S. Government and federal agency obligations	$4,961	$—	$4,961	$—
Corporate bonds and notes	16,252	—	16,252	—
Preferred stock	2,477	2,477	—	—
Marketable equity securities	16,004	16,004	—	—

Totals	$39,694	$18,481	$21,213	$—

	Fair Value Measurements at Reporting Date Using:
	Total	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
		(In Thousands)
December 31, 2012:
U.S. Government and federal agency obligations	$2,007	$—	$2,007	$—
Corporate bonds and notes	10,352	—	10,352	—
Preferred stock	1,101	1,101	—	—
Marketable equity securities	14,866	14,866	—	—

Totals	$28,326	$15,967	$12,359	$—

Under certain circumstances the Bank makes adjustments to fair value for its assets and liabilities although they are not measured at fair value on an ongoing basis. At March 31, 2014 (unaudited) and December 31, 2013, there were no financial instruments carried on the consolidated balance sheet for which a nonrecurring change in fair value has been recorded. The following table presents the assets carried on the consolidated balance sheet by caption and by level in the fair value hierarchy, at December 31, 2012 for which a nonrecurring change in fair value has been recorded:

	Fair Value Measurements at Reporting Date Using:
	Total	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
	(In Thousands)
December 31, 2012:
Other real estate owned	$205	$—	$—	$205

The estimated fair values of the Bank’s financial instruments, all of which are held or issued for purposes other than trading, are as follows:

	March 31, 2014 (unaudited)
	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Total
			(In Thousands)
Financial assets:
Cash and cash equivalents	$12,649	$12,649	$—	$—	$12,649
Available-for-sale securities	40,237	18,993	21,244	—	40,237
Federal Home Loan Bank stock	409	409	—	—	409
Loans held-for-sale	182	—	184	—	184
Loans, net	131,352	—	—	132,421	132,421
Co-operative Central Bank deposit	881	881	—	—	881
Accrued interest receivable	374	374	—	—	374
Financial liabilities:
Deposits	170,847	—	171,960	—	171,960

	December 31, 2013
	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Total
			(In Thousands)
Financial assets:
Cash and cash equivalents	$16,995	$16,995	$—	$—	$16,995
Available-for-sale securities	39,694	18,481	21,213	—	39,694
Federal Home Loan Bank stock	409	409	—	—	409
Loans, net	131,995	—	—	132,139	132,139
Co-operative Central Bank deposit	881	881	—	—	881
Accrued interest receivable	408	408	—	—	408
Financial liabilities:
Deposits	175,510	—	176,622	—	176,622

	December 31, 2012
	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Total
			(In Thousands)
Financial assets:
Cash and cash equivalents	$23,052	$23,052	$—	$—	$23,052
Available-for-sale securities	28,326	15,967	12,359	—	28,326
Federal Home Loan Bank stock	390	390	—	—	390
Loans held-for-sale	219	—	226	—	226
Loans, net	125,749	—	—	128,274	128,274
Co-operative Central Bank deposit	881	881	—	—	881
Accrued interest receivable	410	410	—	—	410
Financial liabilities:
Deposits	165,201	—	165,821	—	165,821

The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

NOTE 12—OTHER COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income included in equity are as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(In Thousands)
	(unaudited)
Net unrealized holding gains on available-for-sale securities	$455	$367	$96	$854
Reclassification adjustment for realized gains in net income (1)	—	—	—	(36)

Other comprehensive income before income tax effect	455	367	96	818
Income tax expense	(163)	(148)	(88)	(314)

Other comprehensive income, net of tax	$292	$219	$8	$504

(1)	Reclassification adjustments are comprised of realized security gains and losses. The gains and losses have been reclassified out of accumulated other comprehensive income and have affected certain lines in the consolidated statements of income as follows; the pre-tax amount is included in net gain on sales of securities, the tax expense amount is included in income tax expense and the after tax amount is included in net income.

Accumulated other comprehensive income as of March 31, 2014 (unaudited) and as of December 31, 2013 and 2012 consists of net unrealized holding gains on available-for-sale securities, net of taxes.

NOTE 13—REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of March 31, 2014 (unaudited), December 31, 2013 and 2012, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2014 (unaudited) and December 31, 2013, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual			For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio		Amount	Ratio		Amount	Ratio
				(Dollar amounts in thousands)
March 31, 2014 (unaudited):
Total Capital (to Risk Weighted Assets)	$21,456	≥	18.15%	$9,458	≥	8.00%	$11,823	≥	10.00%
Tier 1 Capital (to Risk Weighted Assets)	20,163	≥	17.05	4,729	≥	4.00	7,094	≥	6.00
Tier 1 Capital (to Average Assets)	20,163	≥	10.33	7,809	≥	4.00	9,761	≥	5.00
As of December 31, 2013:
Total Capital (to Risk Weighted Assets)	21,229	≥	17.95	9,464	≥	8.00	11,830	≥	10.00
Tier 1 Capital (to Risk Weighted Assets)	20,004	≥	16.91	4,732	≥	4.00	7,098	≥	6.00
Tier 1 Capital (to Average Assets)	20,004	≥	10.09	7,933	≥	4.00	9,916	≥	5.00
As of December 31, 2012:
Total Capital (to Risk Weighted Assets)	20,127	≥	17.75	9,069	≥	8.00	11,336	≥	10.00
Tier 1 Capital (to Risk Weighted Assets)	19,275	≥	17.00	4,535	≥	4.00	6,802	≥	6.00
Tier 1 Capital (to Average Assets)	19,275	≥	10.56	7,299	≥	4.00	9,124	≥	5.00

NOTE 14—SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank’s business activity is with customers located within the Commonwealth of Massachusetts. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank’s loan portfolio is comprised of loans collateralized by real estate located in the Commonwealth of Massachusetts.

NOTE 15—PLAN OF CONVERSION

On February 27, 2014, the Board of Directors of the Bank adopted a Plan of Conversion under which the Bank would convert from a Massachusetts mutual co-operative bank into a Massachusetts stock co-operative bank and become the wholly-owned subsidiary of a newly chartered stock holding company, Melrose Bancorp, Inc. (the “Holding Company”). The Plan of Conversion is subject to the approval of various regulatory agencies. The Plan of Conversion must also be approved by the affirmative vote of two-thirds of the Bank’s depositors (“the Shareholders”) present and voting at a regular or special meeting of such Shareholders and, if required by the FDIC, upon the affirmative vote of a majority of all Shareholders of the Bank. The Plan of Conversion also includes the filing of a registration statement with the U.S. Securities and Exchange Commission. If such approvals and non-objections are obtained, the Holding Company will issue and sell shares of its common stock in a subscription offering to eligible depositors of the Bank, tax-qualified employee benefit plans established by the Bank or Holding Company, and other eligible subscribers, and, if necessary, in a community offering to the public.

The cost of conversion and issuing the capital stock will be deferred and deducted from the proceeds of the offering. In the event the conversion and offering are not completed, any deferred costs will be charged to operations. At March 31, 2014 (unaudited) and December 31, 2013, the Bank had incurred approximately $451,000 and $10,000, respectively, in conversion costs, which are included in prepaid expenses and other assets on the respective consolidated balance sheets.

The Bank shall, at the time of the conversion, establish a Liquidation Account in an amount equal to the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final prospectus distributed in connection with the conversion. The function of the Liquidation Account is to establish a priority on liquidation. The Liquidation Account will be maintained by the Bank for the benefit of the eligible account holders who continue to maintain deposit accounts with the Bank following the conversion. Each eligible account holder shall, with respect to each deposit account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each deposit account balance at the eligibility record date, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any eligible account holder in accordance with the Regulations of the Division of Banks of the Commonwealth of Massachusetts.

In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their deposit accounts) each eligible account holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his or her deposit accounts then held, before any liquidating distribution may be made to any holder of the Bank’s capital stock.

The Bank may not declare or pay a cash dividend on its outstanding capital stock if the effect thereof would cause its regulatory capital to be reduced below the amount required to maintain the Liquidation Account and under FDIC rules and regulations.

As part of the Plan of Conversion, the Bank intends to establish a charitable foundation (the “Foundation”). The Foundation will be funded with $300,000 in cash and a number of shares of Holding Company common stock that together will total 5% of the gross proceeds of the offering.

In connection with the Plan of Conversion and stock offering, the Bank intends to enter into an employment agreement with the President that contains change in control provisions and intends to enter into change in control agreements with executive officers and other officers of the Bank.

You should rely only on the information contained in this document or that to which we have referred you. No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Melrose Bancorp or Melrose Cooperative Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Melrose Bancorp or Melrose Cooperative Bank since any of the dates as of which information is furnished herein or since the date hereof.

MELROSE BANCORP, INC.

(Proposed Holding Company for Melrose Cooperative Bank)

Up to 2,990,000 shares of

Common Stock

Par value $0.01 per share

(Subject to increase to up to 3,438,500 shares)

PROSPECTUS

Keefe, Bruyette & Woods

                                     A Stifel Company

                    , 2014

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                     , 2014, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount
*	Registrant’s Legal Fees and Expenses	$510,000
*	Registrant’s Accounting Fees and Expenses	215,000
*	Marketing Agent Fees and Expenses (1)	383,000
*	Records Management Fees and Expenses	50,000
*	Appraisal Fees and Expenses	60,000
*	Printing, Postage, Mailing and EDGAR Fees	150,000
*	Filing Fees (Nasdaq, FINRA and SEC)	60,500
*	Transfer Agent Fees and Expenses	12,500
*	Business Plan Fees and Expenses	50,000
*	Other	9,000

*	Total	$1,500,000

*	Estimated
(1)	Melrose Bancorp, Inc. has retained Keefe, Bruyette & Woods, A Stifel Company to assist in the sale of common stock on a best efforts basis. Fees are estimated at the adjusted maximum of the offering range, assuming that all shares are sold in the subscription and community offerings.

Item 14. Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Melrose Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder. Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letters between Melrose Cooperative Bank and Keefe, Bruyette & Woods, A Stifel Company*

1.2	Form of Agency Agreement between Melrose Cooperative Bank, Melrose Bancorp, Inc., and Keefe, Bruyette & Woods, A Stifel Company

2	Plan of Conversion *

3.1	Articles of Incorporation of Melrose Bancorp, Inc. *

3.2	Bylaws of Melrose Bancorp, Inc. *

4	Form of Common Stock Certificate of Melrose Bancorp, Inc. *

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered *

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of Shatswell, MacLeod & Company, P.C.*

10.1	Form of Melrose Cooperative Bank Employee Stock Ownership Plan*

10.2	Form of Employment Agreement between Melrose Cooperative Bank and Jeffrey Jones*

10.3	Form of Change in Control Agreement between Melrose Cooperative Bank and Diane Indorato*

10.4	Form of Change in Control Agreement between Melrose Cooperative Bank and James Oosterman*

10.5	Form of Melrose Cooperative Bank Supplemental Executive Retirement Plan*

10.6	Form of Melrose Cooperative Bank Executive Annual Incentive Plan*

10.7	Form of Executive Split Dollar Agreement between Melrose Cooperative Bank and Jeffrey Jones

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of RP Financial, LC.

23.3	Consent of Shatswell, MacLeod & Company, P.C.

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Melrose Cooperative Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.

99.4	Marketing Materials

99.5	Stock Order and Certification Form

*	Previously filed.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melrose, Commonwealth of Massachusetts on June 2, 2014.

MELROSE BANCORP, INC.

By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Melrose Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Jeffrey D. Jones as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Jeffrey D. Jones may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Jeffrey D. Jones shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey D. Jones Jeffrey D. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2014

/s/ Diane Indorato Diane Indorato	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 2, 2014

/s/Frank Giso III Frank Giso III	Chairman of the Board	June 2, 2014

/s/ Candy Brower Candy Brower	Director	June 2, 2014

William C. Huntress, III William C. Huntress, III	Director	June 2, 2014

Elizabeth McNelis Elizabeth W. McNelis	Director	June 2, 2014

/s/ F. Peter Waystack F. Peter Waystack	Director	June 2, 2014

/s/ Alan F. Whitney Alan F. Whitney	Director	June 2, 2014

EXHIBIT INDEX

1.1	Engagement Letters between Melrose Cooperative Bank and Keefe, Bruyette & Woods, A Stifel Company*

1.2	Form of Agency Agreement between Melrose Cooperative Bank, Melrose Bancorp, Inc., and Keefe, Bruyette & Woods, A Stifel Company

2	Plan of Conversion*

3.1	Articles of Incorporation of Melrose Bancorp, Inc.*

3.2	Bylaws of Melrose Bancorp, Inc. *

4	Form of Common Stock Certificate of Melrose Bancorp, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of Shatswell, MacLeod & Company, P.C.*

10.1	Form of Melrose Cooperative Bank Employee Stock Ownership Plan*

10.2	Form of Employment Agreement between Melrose Cooperative Bank and Jeffrey Jones*

10.3	Form of Change in Control Agreement between Melrose Cooperative Bank and Diane Indorato*

10.4	Form of Change in Control Agreement between Melrose Cooperative Bank and James Oosterman*

10.5	Form of Melrose Cooperative Bank Supplemental Executive Retirement Plan*

10.6	Form of Melrose Cooperative Bank Executive Annual Incentive Plan*

10.7	Form of Executive Split Dollar Agreement between Melrose Cooperative Bank and Jeffrey Jones

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of RP Financial, LC.

23.3	Consent of Shatswell, MacLeod & Company, P.C.

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Melrose Cooperative Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.

99.4	Marketing Materials

99.5	Stock Order and Certification Form

*	Previously filed.